UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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☐ Soliciting Material Under Rule 14a-12

ADAMAS TRUST, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒     No fee required.
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☐     Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2026

PROXY STATEMENT

ADAMAS TRUST, INC

Notice of 2026 Annual Meeting of Shareholders

June 11, 2026
9:00 a.m. (Eastern Time)
www.virtualshareholdermeeting.com/ADAM2026

90 Park Avenue
New York, New York 10016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 2026

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Adamas Trust, Inc. (the “Company,” “Adamas,” “we,” “our,” or “us”) to be held through a virtual web conference at www.virtualshareholdermeeting.com/ADAM2026 on Thursday, June 11, 2026 at 9:00 a.m., Eastern Time (the “Annual Meeting”).

You will be able to attend the Annual Meeting online, vote your shares electronically and submit questions during the Annual Meeting by visiting the website listed above. You will need the 16-digit control number included in your proxy card, voting instruction form or any additional voting instructions accompanying these proxy materials to vote and submit questions during the Annual Meeting. During the live Q&A session of the Annual Meeting, we may answer questions as they come in to the extent relevant to the business of the Annual Meeting, as time permits.

At the Annual Meeting, you will be asked to consider and take action on the following:

1.    To elect the seven directors nominated and recommended by the Board of Directors of the Company (the "Board of Directors"), each to serve until the 2027 Annual Meeting of Stockholders or until such time as their respective successors are elected and qualified;

2.    To hold an advisory vote to approve named executive officer compensation;

3.    To approve an amendment to the Company's 2017 Equity Incentive Plan; and

4.    To consider and act upon a proposal to ratify, confirm, and approve the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

In addition, stockholders will consider and vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has set the close of business on April 17, 2026 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record on that date are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

We furnish our proxy materials to our stockholders over the Internet, as we believe that this “e-proxy” process expedites stockholder receipt of proxy materials while also lowering the cost and reducing the environmental impact of our Annual Meeting. In connection with this approach, on or about April 24, 2026, we mailed a Notice Regarding the Availability of Proxy Materials (the “Notice”) to holders of our common stock as of the close of business on April 17, 2026. Beginning on the date of the mailing of the Notice, all stockholders of record had the ability to access all of the proxy materials and the Company’s Annual Report on Form 10-K on a website referred to in the Notice and to complete and submit their proxy on the Internet, over the telephone or through the mail. These proxy materials are available free of charge. If you received a Notice by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice provides instructions on how you can request a paper copy of the proxy materials if you desire and each of the Notice and proxy materials provide instructions on how you can vote your proxy. Please see the attached proxy statement or Notice for more details on how you can vote.

The Board of Directors appreciates and encourages your participation in the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Accordingly, please vote your shares by proxy, on the Internet, by telephone or by mail. If you attend the Annual Meeting, you may revoke your proxy and vote online at the Annual Meeting. Your proxy is revocable in accordance with the procedures set forth in this proxy statement.

By order of the Board of Directors,

Steven R. Mumma
Chairman of the Board
New York, New York
April 24, 2026

This proxy statement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. The Company’s actual results may differ from the Company’s beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to it. For a discussion of these risks and uncertainties, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and as updated by those risk factors included in the Company's subsequent filings under the Securities Exchange Act of 1934, as amended, which can be accessed at the SEC’s website at www.sec.gov. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect the Company. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Non-GAAP Financial Measures

In addition to the results presented in accordance with GAAP, this proxy statement includes certain non-GAAP financial measures, including earnings available for distribution (or "EAD") and adjusted book value per common share. Our management team believes that these non-GAAP financial measures, when considered with our GAAP financial statements, provide supplemental information useful for investors as it enables them to evaluate our current performance and trends using the metrics that management uses to operate our business. Our presentation of non-GAAP financial measures may not be comparable to similarly-titled measures of other companies, who may use different calculations. Because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations of the non-GAAP financial measures included in this proxy statement to the most directly comparable financial measures prepared in accordance with GAAP are set forth in Appendix B hereto and should be carefully evaluated.

PROXY SUMMARY
Proposal Roadmap
The following proposals will be voted on at the Annual Meeting of Stockholders:

Proposal	Board Recommendation	For More Information
Proposal No. 1: Election of Directors
To elect the seven directors nominated and recommended by the Board of Directors of the Company, each to serve until the 2027 Annual Meeting of Stockholders or until such time as their respective successors are elected and qualified
	For each director	Page 18
Proposal No. 2: Advisory Vote to Approve Named Executive Officer Compensation To hold an advisory vote to approve named executive officer compensation	For	Page 24
Proposal No. 3: Approval of an Amendment to the Company's 2017 Equity Incentive Plan To approve an amendment to the Company's 2017 Equity Incentive Plan, as amended	For	Page 25
Proposal No. 4: Ratification, Confirmation and Approval of Appointment of Independent Registered Public Accounting Firm
To consider and act upon a proposal to ratify, confirm, and approve the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026
	For	Page 37

How to Vote Your Shares

Your vote is important, and we urge you to cast your vote as soon as possible. You may vote through the internet, by telephone, by mailing your completed proxy card (or voting instruction form, if you hold your shares through a broker, bank, or other nominee), or online during the Annual Meeting. For additional information regarding voting, refer to the section of this proxy statement captioned "Voting".

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Adamas at a Glance

Adamas Trust, Inc. (NASDAQ: ADAM) is an internally-managed real estate investment trust (“REIT”) for U.S. federal income tax purposes focused on strategically deploying capital across complementary businesses to generate durable earnings and long-term value for stockholders through disciplined portfolio management and an operating platform designed to capture opportunities across real estate and capital markets. Our current investment portfolio includes credit sensitive single-family and multi-family assets, as well as other types of fixed-income investments such as Agency RMBS. Through our wholly-owned subsidiary, Constructive Loans, LLC (“Constructive”), we also originate business purpose loans for residential real estate investors. On September 3, 2025, we changed our name from New York Mortgage Trust, Inc. to Adamas Trust, Inc.

(1)Total Market Capitalization represents the outstanding shares of common stock and preferred stock multiplied by closing common stock and preferred stock market price as of December 31, 2025.
(2)Data as of December 31, 2025.

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2025 Company Key Developments (1)

Our objective is to generate durable earnings and long-term value for stockholders through disciplined portfolio management and an operating platform designed to capture opportunities across real estate and capital markets. To accomplish this, we focus on a disciplined and measured approach to portfolio growth and investing in high-quality, income-producing assets.

The 2025 fiscal year was a strategically significant year for Adamas, defined by our corporate rebranding, acquisition of Constructive, earnings growth and record investment activity. Through the disciplined execution of our strategy, we increased the Company's recurring income, enhanced liquidity and strengthened our operating platform. Set forth below are key Company developments from 2025:

(1)Unless otherwise stated, the measures used herein refer to our results as of or for the year ended December 31, 2025.
(2)Portfolio recourse leverage ratio represents the Company's outstanding recourse repurchase agreement financing divided by the Company's total stockholders' equity.
(3)Total warehouse capacity reflects maximum aggregate uncommitted principal amount of repurchase agreements related to our investment portfolio.
(4)EAD per share represents a non-GAAP financial measure. For a definition and description of EAD per share and a reconciliation of GAAP net income attributable to the Company's common stockholders per share to EAD per share, please see Appendix B attached hereto.
(5)Cumulative Stockholder Return includes common stock price price appreciation and common stock dividend reinvestment. Dividends assumed to be reinvested at the closing price on the ex-dividend date.

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Stockholder Engagement and Say-On-Pay

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What We Heard From Stockholders During The Engagement Process

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Executive Compensation Highlights
The Compensation Committee of our Board of Directors is committed to reviewing our executive compensation program on a regular basis and making changes based on the current market compensation practices, governance trends, and the results of the advisory vote to approve our named executive officer ("NEO") compensation, amongst other factors. The following highlights certain key features of our 2025 executive compensation program:

Key Features
Base salary represents 13% of total compensation for NEOs in 2025	Majority of total compensation for NEOs in 2025 was issued pursuant to a performance-based incentive plan	Employment, change in control and equity incentive award agreements provide for “double trigger” acceleration of vesting upon a change in control
(1)Other includes cash dividends paid on unvested restricted common stock and payments made upon settlement of vested dividend equivalent rights related to vesting of related restricted stock units and performance share units.

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Equity Plan Highlights
Stockholders are being asked to approve the Third Amendment (the "Third Amendment") to the New York Mortgage Trust, Inc. 2017 Equity Incentive Plan, as amended (also referred to herein as the "Stock Plan") to (i) increase the share reserve by 9,000,000 shares of common stock, (ii) expand the limit on annual compensation that can be paid to our non-employee directors (which is currently limited to equity compensation) to also include cash compensation and increase such limit to $750,000 annually on an aggregate basis and remove section 162(m) performance-based compensation exception limitations from the Stock Plan that are inapplicable as a result of tax law changes, (iii) extend the term of the Stock Plan by ten years and (iv) reflect our prior name change. Our Board of Directors has adopted (subject to stockholder approval) the Third Amendment and unanimously recommends that stockholders approve it. Over the course of the past four years, our Company has grown significantly, with employee headcount up more than 250% since December 31, 2020, the end of the fiscal year that preceded the second amendment to the Stock Plan. Moreover, over the course of the period that began December 31, 2020 and ended December 31, 2025, the size of our investment portfolio has expanded by more than 200%. As a result, the number of shares that we require in order to recruit and retain employees has grown over the life of the Stock Plan. As of April 1, 2026, assuming maximum payout of currently outstanding awards that may be earned under our 2024, 2025 and 2026 Long-Term Equity Incentive Programs, only 1,752,539 shares of our common stock remained available for issuance under the Stock Plan. We believe that the grant of awards, and the increase in the share reserve, under the Stock Plan is and will be helpful in aligning the interests of employees with the investment interests of our stockholders. We believe that the grant of awards under the Stock Plan is a necessary tool to attract, retain and motivate employees in a highly competitive marketplace and to ensure that our executive compensation is structured in a manner that aligns our executives’ interests with our success.

Responsible Plan Costs
•Reasonable number of additional shares requested pursuant to the Third Amendment - 9,000,000 shares requested.
•The increased share reserve resulting from the amendment would not have a significant potential dilutive effect. As of April 1, 2026, the proposed increase of 9,000,000 additional shares of common stock under the Stock Plan would be 8.5% of our “Fully Diluted Shares" (as defined below in Proposal No. 3).

•It is estimated that the increased share reserve resulting from the Third Amendment would allow us to continue to grant awards under the Stock Plan for the next five to six years.
•Our three-year average annual "burn rate" (which is based on shares of vested stock issued, restricted stock issued and performance, restricted and deferred stock units granted in each of the last three fiscal years, divided by the weighted average total number of our shares outstanding for those prior years) is 1.4%.

Stockholder-Friendly Plan Features
•No reuse or "recycling" of shares used to satisfy exercise price or tax withholding obligations.
•No dividends are paid on unvested awards granted to our executive officers under our current long-term equity incentive program.
•Equity awards granted to our named executive officers under the Stock Plan pursuant to our 2025 Long-Term EIP (as defined below) and 2026 Long-Term EIP (as defined below) are 60% performance-based and 40% time-based (at target level of performance).

•Restricted stock units granted to our officers and employees vest ratably over three years.
•No discounted options or related awards may be granted.
•No repricing of options or stock appreciation rights permitted without stockholder approval.
•No non-employee director may receive during any one year aggregate compensation (including both equity awards and cash compensation) with a value, determined on the grant date, for any equity awards, exceeding $750,000.

•Awards are subject to potential reduction, cancellation, forfeiture or other clawback under certain specified circumstances.
•The Compensation Committee, which consists only of non-employee directors who are "independent" under the listing standards of the Nasdaq Stock Market, administers the plan.

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COMMITMENT TO CORPORATE RESPONSIBILITY

Adamas is committed to responsible business practices that support the long-term success of our Company. We believe that sound governance, operational efficiency, and thoughtful management of our business contribute to long-term positive returns for stockholders. We prioritize what we believe are appropriate corporate responsibility practices in our business, a commitment to transparency and supportive employment practices.
To that end, our focus on responsible business practices is strategically important to the Company. We consider various factors and developments to further inform our future strategic direction and priorities. Our areas of focus include (1) Human Capital and Investment Practices, (2) Sustainability, and (3) Corporate Governance.

Human Capital and Investment Practices

We recognize that the Company plays an important part in the lives of our employees and we strive to create a workplace where employees feel heard, valued and appreciated. Our commitment to a healthy workforce starts with our goal to attract, retain and develop a highly talented workforce made up of individuals with different attributes, backgrounds, knowledge, skills and perspectives. We also strive to have a workforce that reflects the mix of qualified talent that is available in the markets where our offices are located.

The Company's primary social considerations and impact can be seen in our human capital management and investment activity, both of which are critical to our success as an organization.

Human Capital

As of December 31, 2025, we had 221 full-time employees, including our executive management team, 160 (or 72%) of which are directly engaged in the operations of Constructive. Our employees are generally located in offices in New York, New York, Charlotte, North Carolina, Woodland Hills, California and Oakbrook Terrace, Illinois, while certain of our employees work on a fully remote basis. We believe that our employees are our greatest asset and recognize that our achievements and growth as a business are made possible by the recruitment, hiring, training, development and retention of our dedicated employees. As part of our ongoing business, we evaluate and modify our internal processes to improve employee engagement, productivity and efficiency, which benefit our operations.

We are committed to maintaining workplaces that are free from discrimination or harassment based on age, disability, race, ethnicity, gender identification or expression, national origin, sexual orientation, religion, pregnancy, marital and familial status and other statuses protected by law. We conduct annual required trainings for our employees, including those designed to prevent harassment and discrimination and direct compliance with ethics and laws, and monitor employee conduct, compliance and progress in this regard.

We strive to provide pay, benefits and services that help meet the varying needs of our employees. Our general total compensatory packages include market-competitive pay, performance-based annual bonus compensation, time- and performance-based long-term incentive compensation for key employees, employer-funded health insurance, paid time off, and family leave. We believe that by supporting, recognizing, developing and investing in our employees, we are able to attract and retain a highly qualified and talented workforce.

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Investment Activity
A substantial part of our business is the acquisition and management of residential loans in the secondary market, as well as acquisition of residential mortgage-backed securities and other mortgage-related instruments. We also originate business purpose loans for residential real estate investors through Constructive. As a provider of private capital to the U.S. housing market through our investments in residential loans and residential mortgage-backed securities, our business enhances liquidity in the residential real estate mortgage markets and, in turn, facilitates home ownership in the U.S. As of December 31, 2025, the Company had $10.1 billion in aggregate mortgage and mortgage-related investments. The social benefits of homeownership are well-documented, and home ownership has historically been viewed as an accessible vehicle of individual wealth creation and aids in the development of strong communities. We believe that our investments in residential mortgages play a meaningful role in helping Americans become homeowners.
With respect to loans acquired by us in the secondary market, we do not control the entities that originate those loans, which means that we do not establish the initial terms of those loans or market to or interface with those borrowers prior to their becoming obligated under the loan from the originator. As such, we effectively assume the loan terms and borrower credit profile upon acquisition of the loan. We have a long history of, and pride ourselves on, working with borrowers that are delinquent or experiencing near-term hardship to help return those borrowers to performing status, including through repayment plans, deferral plans, forbearance plans or modifications, where applicable.

We also participate in the U.S. Department of Housing and Urban Development Housing Choice Vouchers (“HCV”) program administered by local public housing agencies (“PHAs”) in which we acquire and then rent single-family rental homes to families that are eligible. We target PHA’s with programs that help families move into high-opportunity neighborhoods with low poverty, high-performing schools, low crime and strong community resources. The goal of the HCV program is to promote better health and life satisfaction for these families. As of December 31, 2025, we owned 442 single-family rental properties through this program representing an aggregate investment of approximately $137.4 million, the majority of which are located in Illinois and Maryland.
Sustainability
Our sustainability strategy is based on simplicity and transparency. Specifically, we endeavor to operate efficiently by (1) reducing waste that is generated by our Company, (2) purchasing, to the extent practicable, cost-effective and responsible products, and (3) reducing internal paper usage. We believe that the Company's corporate footprint and business operations are appropriately scaled for our size and, as of December 31, 2025, two of the Company's four offices are in in LEED certified buildings. We believe in promoting sustainability by using resources as efficiently and responsibly as practicable. Our commitment to these principles is reflected in our daily activities in a variety of ways, including, among others, by utilizing energy and resource efficient products and buildings where and when possible.
Although we are unable to predict the rate at which climate change will progress, we recognize that the physical effects of climate change could have a material adverse effect on our operations. To the extent that climate change impacts changes in weather patterns, properties in which we hold a direct or indirect interest or which serve as collateral underlying our assets could experience severe weather, including, without limitation, hurricanes, tornadoes, severe winter storms, and flooding due to increases in storm intensity and rising sea levels, among other effects. Over time, these conditions could result in decreased property values which in turn could negatively affect the value of the assets we hold. Relatedly, geographical concentrations in our portfolio, including in the mortgages, mortgage securities, and investments in real properties we hold, may present certain vulnerabilities to the impacts of localized weather conditions resulting from climate change, such as increased coastal flooding, wildfires or prolonged droughts in arid regions.

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We also recognize increasing financial risks linked to climate change could impact our portfolio and the availability of the assets we target for investment. With significant attention and activism relating to the need to shift toward renewable energy sources as a result of climate change, it is possible that less capital will be allocated to originating our targeted assets or the terms for these assets may become less attractive to us in the future. Relatedly, to the extent that climate change impacts meteorological conditions potentially leading to damage and reductions in the value of our properties or the collateral underlying our assets, this may result in increased interest rates for mortgages and/or decreased availability of adequate insurance coverage for the properties we choose to invest in or that underlie our assets.

We believe that the diversification of our portfolio, both geographically and across asset types, and the availability of insurance to borrowers, operating partners and us may provide some protection against certain events and may help to mitigate the impact of any single event. We continue to evaluate climate risk related data and technical advice received, which we believe will allow us to adjust to and address the risks posed by climate change and their short-and long-term implications, in a manner that is appropriate relative to the scale of our portfolio.

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Corporate Governance

Adamas’ commitment to corporate responsibility means embedding it into all aspects of our business. We believe that good corporate governance is essential to the long-term success of the Company. Our Board of Directors is committed to maintaining best-in-class corporate governance practices and policies that are in the best interests of our stockholders. Highlights of our corporate governance practices are provided below.

Corporate Governance Highlights
Independent Audit, Compensation and Nominating & Corporate Governance Committees.	All three members of our Audit Committee qualify as “audit committee financial experts.”
Chair of the Board of Directors is separate from the Chief Executive Officer.	Five of our seven director nominees are independent.
Independent Lead Director.	Stockholders, in addition to the Board of Directors, have the power to alter, amend or repeal our Bylaws and to make new Bylaw provisions, in each case by the affirmative vote of the holders of a majority of the shares of our common stock then outstanding and entitled to vote on the proposed amendment.
Independent directors met in executive sessions on four separate occasions.	No shareholder rights plan or “poison pill.”
Annual election of all directors.	Our Board of Directors has adopted a resolution exempting us from application of the Maryland Business Combination Act.
Majority voting standard in uncontested director elections, with a resignation policy for directors who do not receive majority support.	Our Bylaws provide that we are not subject to the Maryland Control Share Acquisition Act.
Our Board of Directors' composition reflects a range of qualifications and perspectives	Directors and executive officers are subject to robust stock ownership guidelines.
Independent directors bring varied professional backgrounds	Directors and executive officers are prohibited from engaging in short-selling, pledging or hedging transactions involving our securities.
Average tenure of our independent director and director nominees equals 9.8 years and 10.7 years, respectively.	"Double-trigger" vesting provisions in executive officer equity awards -- as such, equity awards made to our NEOs will not accelerate or vest solely due to a change in control.
Our Board of Directors sets the tone for our Company and has implemented strong governance practices and features, as described throughout this proxy statement, and exercises general oversight of our Company directly at the Board of Director level or through its standing committees, including our strategic direction, the performance of our executive officers, corporate responsibility matters, and our risk management processes. Our director nominees represent a balance of longer-tenured members with in-depth knowledge of our business and newer members who bring a mix of qualifications, experience, skills, expertise, qualities and fresh perspectives to our Board of Directors’ deliberative processes.

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Our commitment to responsible business practices includes management oversight and dedicated teams of professionals who collaborate with subject-matter experts throughout the business. Our Board of Directors allocates oversight of corporate responsibility matters generally amongst the full Board of Directors and our Board of Directors' three independent committees rather than delegating responsibility for oversight to a single committee. By separating areas of focus and attention, each of these committees and the full Board of Directors oversee areas of corporate responsibility within their respective areas of focus. For example, our full Board of Directors oversees strategic direction and portfolio construction, which considers various business and operational risks, such as elements of climate risk, while the Audit Committee oversees, among other things, our risk assessment and risk management policy and processes, including those related to climate change and information security risk, and the Compensation Committee oversees, among other things, executive compensation risks and human capital risks associated with compensation. The Nominating & Corporate Governance Committee oversees our governance practices including, among other things:

•Our commitment to conducting our business in a manner that is fair, ethical and transparent, and responsible and compliant with all applicable laws and regulations.

•The regular review and, as appropriate, updating of key policy documents considering current regulations and best practices.

•Ensuring that, as part of our director nomination process, our Board of Directors seeks a broad range of perspectives and considers many factors, including the backgrounds, qualifications, skills, expertise, qualities and experience of directors and prospective directors.

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90 Park Avenue
New York, New York 10016

PROXY STATEMENT

GENERAL INFORMATION

Important Notice Regarding the Availability of Proxy Materials
for the 2026 Stockholder Meeting to Be Held on June 11, 2026.

This proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2025, and our other proxy materials are available at: http://www.proxyvote.com.

The 2026 Annual Meeting of Stockholders will be held:
Time & Date:	Thursday, June 11, 2026 at 9:00 a.m. (Eastern Time)
Place:	www.virtualshareholdermeeting.com/ADAM2026
Record Date:	Close of business on April 17, 2026
Voting:	Stockholders are able to vote by Internet at www.proxyvote.com; by telephone at 1-800-690-6903; by completing and returning their proxy card; or online during the Annual Meeting

Proxy Solicitation

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors ("Board of Directors" or "Board") of Adamas Trust, Inc. (the “Company,” “Adamas,” “we,” “our” or “us”) for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held through a virtual web conference at www.virtualshareholdermeeting.com/ADAM2026 on Thursday, June 11, 2026 at 9:00 a.m., Eastern Time, and at any adjournment and postponement thereof .

In accordance with our recent practice and to maintain ease of access for our stockholders, this year’s Annual Meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board of Directors or management. During the live Q&A session of the Annual Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the Annual Meeting, as time permits.

You will be able to attend the Annual Meeting online, vote your shares electronically and submit questions during the Annual Meeting by visiting the website listed above. You will need the 16-digit control number included in your proxy card, voting instruction form or any additional voting instructions accompanying these proxy materials to vote and submit questions during the Annual Meeting. During the live Q&A session of the Annual Meeting, we may answer questions as they come in to the extent relevant to the business of the Annual Meeting, as time permits.

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We mailed, through intermediaries, on or about April 24, 2026, a Notice Regarding the Availability of Proxy Materials (the “Notice”) to our stockholders of record as of April 17, 2026. As a result, beginning on the date of the mailing of the Notice, all stockholders of record had the ability to access all of the proxy materials and the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (“2025 Annual Report”) on a website referred to in the Notice and as set forth above. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2025 Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you must follow the instructions for requesting such materials contained on the Notice.

The mailing address of our principal executive office is 90 Park Avenue, New York, New York 10016. We maintain an Internet website at www.AdamasREIT.com. Information at or connected to our website is not and should not be considered part of this proxy statement.

We will bear the costs of this solicitation including the costs of preparing, assembling and mailing proxy materials and the handling and tabulation of proxies received. In addition to solicitation through the Internet or by mail, proxies may be solicited by our directors, officers and employees, at no additional compensation, by telephone, personal interviews or otherwise. Banks, brokers or other nominees and fiduciaries will be requested to forward the Notice and information on how to access the proxy materials to beneficial owners of our common stock and to obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to beneficial owners.

No person is authorized to give any information or to make any representation not contained in this proxy statement and, if given or made, you should not rely on that information or representation as having been authorized by us. The delivery of this proxy statement shall not, under any circumstances, imply that there has been no change in the information set forth since the date of this proxy statement.

Purposes of the Annual Meeting

The principal purposes of the Annual Meeting are to: (1) elect the seven directors nominated and recommended by our Board of Directors, each to serve until the 2027 Annual Meeting of Stockholders or until such time as their respective successors are elected and qualified (“Proposal No. 1”); (2) hold an advisory vote to approve named executive officer compensation (“Proposal No. 2”); (3) consider and act upon a proposal to approve an amendment to the Stock Plan ("Proposal No. 3"); (4) consider and act upon a proposal to ratify, confirm, and approve the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Proposal No. 4”); and (5) transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Our Board of Directors knows of no other matters other than those stated above to be brought before the Annual Meeting.

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VOTING

How to Vote Your Shares

You may vote your shares before and during the Annual Meeting until such time as the chair declares the polls closed by visiting www.virtualshareholdermeeting.com/ADAM2026 and following the instructions. You will need the 16-digit control number included in your proxy card, voting instruction form or any additional voting instructions accompanying these proxy materials. We recommend that you log in a few minutes before the meeting to ensure you are admitted when the meeting starts.

Even if you do attend the Annual Meeting, you may vote by duly authorized proxy on the Internet, by telephone or by mail. We encourage you to follow the instructions on how to vote as described below and as set forth in the Notice and the proxy card. Maryland law provides that a vote by Internet or telephone carries the same validity as your completion and delivery of a proxy card. In order to vote on the Internet, you must first go to http://www.proxyvote.com, have your Notice or proxy card in hand and follow the instructions.

In order to vote by telephone, you must call (800) 690-6903, have your Notice or proxy card in hand and follow the instructions.

Stockholders of record may vote by signing, dating and returning a proxy card in a postage-paid envelope. You may request a proxy card and postage-paid envelope from us as instructed in the Notice. Properly signed and returned proxies will be voted in accordance with the instructions contained therein.

Even if you plan to attend the live webcast of the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.

Registered Holders, Beneficial Owners and “Broker Non-Votes”

Registered Holders. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered the registered stockholder of record with respect to those shares, and a Notice is being sent directly to you. As the registered stockholder of record, you have the right to grant your voting proxy directly to the Company through a proxy card, through the Internet or by telephone or to vote at the Annual Meeting.

If you are a registered stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors, or you sign and return a proxy card without giving specific voting instructions, the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners and “Broker Non-Votes.” A large number of our stockholders hold their shares through a broker, trustee, bank or other nominee rather than directly in their own name. If your shares are held in a stock brokerage account or by a bank, trustee or other nominee, you are considered the beneficial owner of the shares, while the broker, trustee, bank or nominee holding your shares is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, trustee, bank or other nominee on how to vote and are also invited to attend the Annual Meeting. If your shares are held in this manner, your broker, trustee, bank or other nominee will provide you with instructions for you to use in accessing the proxy materials and directing the broker, trustee, bank or other nominee on how to vote your shares. If your shares are not directly registered in your own name and you plan to vote your shares during the Annual Meeting, you must contact the bank, broker, trustee or other nominee that holds your shares to obtain a legal proxy or broker’s proxy card in advance of the Annual Meeting in order to vote.

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If you are the beneficial owner of shares that are held in a stock brokerage account or by a bank or other nominee and you do not provide the organization that holds your shares with specific voting instructions, by rule, the organization that holds your shares may generally vote at its discretion on routine matters only. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform Broadridge Financial Solutions, Inc., which is receiving and tabulating the proxies, that it does not have the authority to vote your shares on non-routine matters. This is generally referred to as a “broker non-vote.” Because the proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm is a routine matter for which specific instructions from beneficial owners are not required, no broker non-votes will arise in the context of voting for the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Conversely, the election of directors and the approval of an amendment to the Stock Plan are non-routine matters for which specific instructions from beneficial owners are required and thus, broker non-votes may arise. Additionally, the Securities and Exchange Commission (“SEC”) has specifically prohibited broker discretionary voting of uninstructed shares with respect to the advisory vote to approve named executive officer compensation. As a result, if you hold your shares through a broker, bank or other nominee, your broker, bank or other nominee cannot vote your shares on the election of directors, the proposal to approve an amendment to the Stock Plan or the advisory vote to approve named executive officer compensation in the absence of your specific instructions as to how to vote on these matters. In order for your vote to be counted on these matters, please make sure that you provide specific voting instructions to your broker, bank or other nominee.

How to Revoke Your Proxy

If you have already voted your proxy on the Internet or by telephone or returned your proxy to us by mail, you may revoke your proxy at any time before it is exercised at the Annual Meeting by any of the following actions:

•by notifying our Investor Relations in writing that you are revoking your proxy;
•by completing, at or before the Annual Meeting, a proxy card on the Internet, by telephone or by mail with a later date; or
•by attending the Annual Meeting and voting at www.virtualshareholdermeeting.com/ADAM2026. (Note, however, that your attendance at the Annual Meeting, by itself, will not revoke a proxy you have already returned to us; you must also vote your shares online at the Annual Meeting to revoke an earlier proxy.)

If your shares of common stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.

Record Date for Our Annual Meeting; Who Can Vote at Our Annual Meeting; Voting Procedures and Vote Required

Our Board of Directors has fixed the close of business on April 17, 2026 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and all adjournments or postponements thereof. On all matters to come before the Annual Meeting, each holder of record of our common stock as of the close of business on April 17, 2026 will be entitled to vote at the Annual Meeting and will be entitled to one vote for each share of common stock owned as of such date. As of the close of business on April 17, 2026, we had 89,861,108 shares of common stock outstanding.

The representation in person online or by proxy of a majority of all the votes entitled to be cast on the matters to be considered at the meeting is necessary to provide a quorum for the transaction of business at the Annual Meeting. Your shares will be counted as present at the Annual Meeting if you attend online and are entitled to vote at the Annual Meeting, or you have properly submitted a proxy card or voting instruction card, or voted by telephone or over the Internet. Both abstentions and broker non-votes are counted for purposes of determining the presence of a quorum. If a quorum is not present, the chair may adjourn the Annual Meeting to a date not more than 120 days after the record date without notice other than announcement at the Annual Meeting until a quorum has been obtained.

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With respect to the election of directors, because this is considered an uncontested election under our bylaws, a nominee for director is elected to our Board of Directors if he or she receives a majority of the votes cast for his or her election, meaning the number of shares voted for such nominee’s election exceeds the number of shares voted against such nominee’s election. Abstentions and broker non-votes will not affect the election of directors. In tabulating the voting results for the election of directors, only “for” and “against” votes are counted. If an incumbent director receives a greater number of votes against his or her election than votes for such election, such director shall tender his or her resignation as provided in our Director Resignation Policy. The Nominating & Corporate Governance Committee of our Board of Directors will then act as soon as reasonably practicable thereafter to determine whether to accept the director’s tendered resignation and will submit such recommendation for consideration by our Board of Directors. In considering whether to accept or reject the tendered resignation, the Nominating & Corporate Governance Committee and our Board of Directors will consider any factors they deem relevant or appropriate. There is no cumulative voting in the election of directors.

With respect to the advisory vote to approve named executive officer compensation, the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is necessary for approval, on an advisory basis, of our named executive officer compensation. Abstentions and broker non-votes will not count as votes cast on this proposal, and thus will have no effect on the result of the vote on this proposal.

With respect to the proposal to approve an amendment to the Stock Plan, the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting will be required for approval. Pursuant to Maryland law, abstentions will not be counted as votes cast on this proposal and thus will have no effect on the result of the vote on this proposal. As discussed above, brokers and nominees do not have discretionary authority to vote on the proposal to approve an amendment to the Stock Plan and accordingly, a broker non-vote will not be counted as a vote “for” or “against” this proposal, although it will be counted as present for purposes of establishing a quorum. As a result, abstentions and broker non-votes will have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

With respect to the proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm, the affirmative vote of a majority of the votes cast on this matter at the Annual Meeting is necessary for ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Abstentions will not count as votes cast on this proposal and thus will have no effect on the result of the vote. As noted above, no broker non-votes will arise in the context of the proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Pursuant to our charter, holders of shares of our common stock are not entitled to exercise appraisal rights under the Maryland General Corporation Law unless our Board of Directors, upon the affirmative vote of a majority of our Board of Directors, shall determine that such rights apply to one or more transactions occurring after the date of such determination. Our Board of Directors has made no such determination with respect to the business to be considered at the Annual Meeting.

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PROPOSAL NO. 1: ELECTION OF DIRECTORS

The seven persons named below have been nominated to serve on our Board of Directors until the 2027 Annual Meeting of Stockholders or until such time as their respective successors are elected and qualified. Our Board of Directors is comprised of seven directors, five of whom are independent in accordance with our Corporate Governance Guidelines and the listing standards of the Nasdaq Stock Market (“Nasdaq”). Each nominee is currently a director of the Company and each such person has consented to stand for election at the Annual Meeting. The Board of Directors has no reason to believe that the persons named below as nominees for directors will be unable, or will decline to serve, if elected. For additional information regarding our corporate governance and these nominees, see “Information on Our Board of Directors and Its Committees” below.

Board of Directors Considerations in Recommending These Nominees

Our Board of Directors believes that the Board of Directors, as a whole, should encompass a range of talent, skill, backgrounds and expertise in order to enable it to provide sound guidance with respect to our operations and interests. In identifying qualified director nominees, the Nominating & Corporate Governance Committee of our Board of Directors, and our Board of Directors consider, among other things, a candidate’s experience, skills expertise, qualities, accomplishments, background, willingness to serve and commitment to the Company, and then review those qualities in the context of the current composition of our Board of Directors and the evolving needs of our business. Because we are listed on the Nasdaq Global Select Market, we are required to have at least a majority of our directors qualify as “independent,” as such term is defined by the Nasdaq. The Nominating & Corporate Governance Committee identifies candidates for election to our Board of Directors, frequently with input from our other directors, reviews the qualities listed above and recommends to our Board of Directors individual nominees for director.

Our Board of Directors seeks director nominees with strong reputations, experience, competence or expertise in areas relevant to the strategy and operations of our business, particularly in the finance, mortgage or real estate industries, or the proper and effective functioning of our Board of Directors. Each of the nominees for election as a director at the Annual Meeting holds or has held important positions and has operating experience or other relevant experience that meets this objective. In these positions, they have also gained experience in some or all of the following: core management skills, such as strategic and financial planning, public company financial reporting, accounting, corporate governance, risk management and leadership development.

Our Board of Directors also believes that each of the nominees listed below has other key attributes that are important to a properly functioning and effective board, including integrity and high ethical standards, sound judgment, analytical skills, the ability and desire to engage management and each other in a constructive fashion, and the commitment to devote significant time and energy to service on our Board of Directors and its committees.

Board Composition

43%	10.7 years	9.8 years	43%	14%	43%
Portion of Board of Directors comprised of women	Average tenure of director nominees	Average tenure of independent director nominees	Portion of Board of Directors 45-55 Years Old	Portion of Board of Directors 60-64 Years Old	Portion of Board of Directors 65-70 Years Old

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Nominees for Election as Directors

The following sets forth the names and biographical information concerning each of the individuals who have been nominated for election at the Annual Meeting:

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21

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*
Our Board of Directors has affirmatively determined that these nominees currently are independent under the criteria described below in “Information on Our Board of Directors and Its Committees—Independence of Our Board of Directors” and “Information on Our Board of Directors and Its Committees—Board of Directors Leadership Structure.” Ms. Pendergast is our Lead Director.

Our Board of Directors recommends that stockholders vote “FOR” the election of each of the nominees.

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PROPOSAL NO. 2: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), provides our stockholders with an advisory vote to approve our named executive officer compensation. This advisory vote gives our stockholders the opportunity to express their views on the compensation of our named executive officers. Although this vote is advisory and is not binding, the Board of Directors and the Compensation Committee plan to take into consideration the outcome of the vote when making future executive compensation decisions.

At our 2025 Annual Meeting of Stockholders, a majority of stockholders voted in favor of having an advisory vote to approve our named executive officer compensation each year, consistent with the recommendation of our Board of Directors. After consideration of these results and our Board of Director’s recommendation, we elected to hold future advisory votes on named executive officer compensation each year until the next advisory vote on frequency occurs. We are required under the Dodd-Frank Act to hold an advisory vote on the frequency of the advisory votes to approve named executive officer compensation at least every six years.

As described in detail under “Executive Compensation—Compensation Discussion and Analysis,” our compensation program for 2025 was designed to align our management team’s interests with stockholders’ expectations of return on investment, motivate and reward our management team through compensation opportunities that align with annual performance and long-term value creation, strategic objectives and sound corporate governance practices, and attract and retain an experienced and effective management team while also maintaining an appropriate expense structure. Our Board of Directors believes that our current executive compensation program compensates our named executive officers in an appropriate manner in relation to the size and performance of the Company and properly aligns the interests of our named executive officers with those of our stockholders. We utilized the 2025 Annual Incentive Plan, a performance-based incentive compensation plan that serves as a means of linking compensation both to our overall performance and to objective and subjective performance criteria that are within the control of our named executive officers (the “2025 Annual Incentive Plan”), for determining a significant portion of the compensation payable to our named executive officers in 2025.

We also utilized the 2025 Long-Term Equity Incentive Program in our overall executive compensation structure. The 2025 Long-Term Equity Incentive Program promotes recruitment and retention of key employees and rewards employees for outperformance relative to our peers over the longer-term. Our 2025 Long-Term Equity Incentive Program provides for long-term equity awards that provide for a combination of performance share awards that can be earned based on the achievement of certain relative total stockholder return hurdles over a three-year performance period and restricted stock unit awards subject to time-based vesting conditions that vest ratably over a three-year period.
See the information set forth under “Executive Compensation—Compensation Discussion and Analysis” and “Executive Compensation—Executive Compensation Information” for more information on these elements of our named executive officer compensation program.

For these reasons, the Board of Directors strongly endorses our named executive officers compensation program and recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed under the compensation disclosure rules of the SEC, including the “Executive Compensation—Compensation Discussion and Analysis,” compensation tables and narrative discussion contained in the proxy statement for the 2026 Annual Meeting of Stockholders.”

Our Board of Directors recommends that stockholders vote “FOR” the approval, on an advisory basis, of our named executive officer compensation.

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PROPOSAL NO. 3: APPROVAL OF AN AMENDMENT TO THE COMPANY'S 2017 EQUITY INCENTIVE PLAN

At the Annual Meeting, stockholders will be asked to approve the Third Amendment which (i) increases the number of shares of our common stock that may be issued under the Stock Plan by 9,000,000 shares, (ii) includes cash compensation in, and increases to $750,000, the aggregate limit on the annual compensation (i.e. equity and cash compensation) that can be paid to our non-employee directors, while removing section 162(m) performance-based compensation exception limitations that are inapplicable as a result of tax law changes, (iii) extends the duration of the plan to the tenth anniversary of the effective date of the Third Amendment (the “Amendment Effective Date”), which is April 23, 2036 and (iv) reflects our prior name change. As of April 1, 2026, assuming maximum payout of currently outstanding awards that may be earned under our 2024, 2025 and 2026 Long-Term Equity Incentive Programs, only 1,752,539 shares of our common stock remained available for issuance under the Stock Plan. Our Board of Directors believes that the Stock Plan has been an important component of our compensation program, supporting the recruitment and retention of key employees and other participants and aligning their interests with those of our stockholders. Our Board of Directors believes that the Third Amendment will enable us to continue to effectively promote these objectives in support of long-term value creation.

On March 9, 2023, we effected a one-for-four reverse stock split of our common stock. All share amounts and dilution percentages described below for periods prior to the reverse stock split reflect the pre-split share counts in effect at the time that the Stock Plan was adopted or amendments to the Stock Plan were approved, as applicable. However, in order to assist stockholders in evaluating this proposal, we have also included the equivalent post-split figures where appropriate.

On March 23, 2017 (the “Effective Date”), our Board of Directors adopted the Stock Plan, which initially reserved 5,570,000 shares (1,392,500 shares on a post-split basis). The Stock Plan became effective on May 11, 2017 following the receipt of stockholder approval at our 2017 annual meeting of stockholders. Our Board of Directors previously adopted the First Amendment to the New York Mortgage Trust, Inc. 2017 Equity Incentive Plan (the "First Amendment") which increased the number of shares of common stock that may be issued under the Stock Plan by 7,600,000 shares (1,900,000 shares on a post-split basis). The First Amendment became effective as of April 22, 2019 following the receipt of stockholder approval of the First Amendment at our 2019 annual meeting of stockholders. Our Board of Directors previously adopted the Second Amendment to the New York Mortgage Trust, Inc. 2017 Equity Incentive Plan (the “Second Amendment”), which increased the number of shares of common stock that may be issued under the Stock Plan by 30,000,000 shares (7,500,000 shares on a post-split basis). The Second Amendment became effective as of April 19, 2021, following the receipt of stockholder approval of the Second Amendment at our 2021 annual meeting of stockholders.

We believe that approval of the Third Amendment will give us the flexibility to grant stock-based and other permitted awards under the Stock Plan over the next five to six years in amounts the Committee (as defined below) determines to be appropriate; however, this timeline is simply an estimate used to determine the number of additional common shares requested pursuant to the Third Amendment and future circumstances may require a change to expected equity grant practices. These circumstances include, but are not limited to, the future price of our common stock, performance outcomes, the equity practices of our competitors, our hiring activity over the next few years and equity plan participation levels. The closing market price of our shares of common stock as of April 1, 2026 was $7.35 per share, as reported on the Nasdaq.

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Dilution Analysis

The table below shows our potential dilution (also referred to herein as “overhang”) levels under the Stock Plan, as amended by the Third Amendment, based on our “Total Potential Overhang” (as show below) which includes our request for 9,000,000 additional shares of common stock to be available for grants made under the Stock Plan, and our “Fully Diluted Shares” (as defined below). While we are aware of the potential dilutive effect of compensatory equity awards, we believe this represents a reasonable and measured level of dilution. We also recognize the important role that equity awards play in aligning interests of executive officers and other key employees with those of our stockholders and for promoting long-term, performance-based outcomes.

Potential Overhang with 9,000,000 Additional Shares Requested
Total Equity Grants Outstanding as of April 1, 2026 (1)	5,192,279
Less: Unvested Restricted Stock Included in Common Stock Outstanding as of April 1, 2026 (2)	(79,059)
Add: Shares Available for Grant under existing Stock Plan as of April 1, 2026	1,752,539
Add: Additional Shares Requested	9,000,000
Total Potential Overhang under the Stock Plan, as amended	15,865,759

Common Stock Outstanding as of April 1, 2026	89,861,108
Fully Diluted Shares (3)	105,726,867
Potential Dilution of 9,000,000 Additional Shares as a Percentage of Fully Diluted Shares of Common Stock	8.5%

(1)Represents all outstanding equity awards as of April 1, 2026 and consists of 79,059 shares of restricted stock, 3,407,494 performance share units, 1,501,348 restricted stock units, 92,310 vested deferred stock units and 112,068 unvested deferred stock units. The Company reserve for performance share units assumes maximum performance, which is 200%. There were no options or stock appreciation rights outstanding
(2)Restricted stock issued under the Stock Plan are outstanding shares and have voting rights. As such, these shares are included in Common Stock Outstanding as of April 1, 2026.
(3)"Fully Diluted Shares" means the sum of Common Stock Outstanding as April 1, 2026 and the Total Potential Overhang under the Stock Plan, as amended calculated above.

        Burn Rate

In connection with our compensation programs, we are committed to using equity awards prudently and within reasonable limits. The table below sets forth the following information regarding the awards granted under the Stock Plan: (i) the burn rate for each of the last three calendar years and (ii) the average burn rate over the last three calendar years. The burn rate for a year is calculated as follows: (1) all full value equity awards granted in the applicable year (with performance share units measured assuming target performance), divided by (2) the weighted average number of shares of common stock outstanding as of December 31st of the applicable year.

The 3-year average burn rate of 1.4% reflected below means that we used an annual average of 1.4% of the weighted average shares of common stock outstanding for awards granted over the past three years.

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	2025		2024	2023
Performance Share Units Granted (assuming Target Performance)	710,132	710,132	384,584	366,210
Restricted Stock Units Granted	1,042,229		256,389	244,140
Restricted Stock Granted	—		342,628	275,248
Vested Stock Awards Granted	—		—	71,718
Deferred Stock Units Granted	112,068		110,772	—
Total Equity Awards Granted	1,864,429		1,094,373	957,316

Weighted Average Shares of Common Stock Outstanding as of December 31st	90,427,485		90,815,457	91,041,943
Burn Rate	2.1%		1.2%	1.1%
3-Year Average Burn Rate	1.4%

Consequences of Failing to Approve the Proposal

The Third Amendment will not be implemented unless approved by stockholders. If the Third Amendment is not approved by stockholders, the Stock Plan will remain in effect in its present form and we will continue to grant awards thereunder until the share reserve under the Stock Plan is exhausted. If that occurs, we may be compelled to increase significantly the cash component of our employee and director compensation, which may not necessarily align employee and director compensation interests with the investment interests of our stockholders as well as alignment provided by equity-based awards. Replacing equity awards with cash also would increase cash compensation expense and use cash that might be otherwise reinvested in our businesses or returned to our stockholders.

Summary of Stock Plan

A summary description of the material features of the Stock Plan, as amended to reflect the First Amendment, the Second Amendment and the Third Amendment, is set forth below. This summary does not purport to be a complete description of all the provisions of the Stock Plan, or the First Amendment, the Second Amendment or the Third Amendment and is qualified in its entirety by reference to (i) the Stock Plan, which was filed as Exhibit 10.1 to our Annual Report on Form 10-K for the year ended December 31, 2020 and is incorporated by reference herein, (ii) the First Amendment, which was filed as Exhibit 10.2 to our Annual Report on Form 10-K for the year ended December 31, 2020 and is incorporated by reference herein, (iii) the Second Amendment, which was filed as Exhibit 10.3 to our Annual Report on Form 10-K for the year ended December 31, 2021 and is incorporated by reference herein and (iv) the Third Amendment, which is attached as Appendix A to this proxy statement and is incorporated by reference herein. The purpose of the Stock Plan is to provide incentives to our employees, non-employee directors and other service providers to stimulate their efforts toward our continued success, long-term growth and profitability and to attract, reward and retain key personnel.

Administration

The Stock Plan is administered by the Compensation Committee of our Board of Directors, except that with respect to awards made to non-employee directors, the Stock Plan is administered by our Board of Directors. Unless otherwise determined by our Board of Directors, the Compensation Committee shall consist solely of two or more non- employee directors, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and an “independent director” under the rules of any exchange on which our common stock is listed.

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The Compensation Committee may delegate to a subcommittee of directors or to one or more of our officers all or part of the Compensation Committee’s authority and duties under the Stock Plan, provided that such delegation generally does not (a) violate state or corporate law or (b) result in a loss of exemption under Rule 16b-3(d)(1) of the Exchange Act with respect to an award. This summary uses the term “Committee” to refer to the Compensation Committee and any delegate of the Compensation Committee, or in the case of awards made to non-employee directors, our Board of Directors.

The Stock Plan was originally designed to allow us to provide “performance-based compensation” that was tax deductible by us without regard to the limits of Section 162(m) of the Code. However, the performance-based compensation exception under Section 162(m) of the Code was eliminated by the Tax Cuts and Jobs Act of 2017.

Subject to the terms of the Stock Plan, the Committee may select participants who receive awards and will determine the types of awards and the terms and conditions of awards. The Committee also may interpret the provisions of the Stock Plan.

On September 9, 2025, we changed our name from New York Mortgage Trust, Inc. to Adamas Trust, Inc. The Third Amendment reflects this name change by renaming the Stock Plan to the “Adamas Trust, Inc. Equity Incentive Plan” and amending references to “New York Mortgage Trust, Inc.” and the “Company” in the Stock Plan to “Adamas Trust, Inc.”

Number of Shares; Award Limitations

As noted above, as of April 1, 2026, only 1,752,539 shares of our common stock remained available out of the 10,792,500 authorized for issuance under the Stock Plan after giving effect to the First Amendment and the Second Amendment (assuming maximum payout of currently outstanding awards that may be earned under our 2024, 2025 and 2026 Long-Term Equity Incentive Programs) as well as our one-for-four reverse stock split that occurred on March 9, 2023. The Third Amendment would increase the number of shares of our common stock available for awards under the Stock Plan by 9,000,000 shares (the “Additional Shares”). Accordingly, a total of 10,752,539 shares of our common stock would be authorized to be issued under the Stock Plan, which number also represents the maximum aggregate number of shares of common stock that may be issued under the Stock Plan through incentive stock options. This number represents approximately 12.0% of our outstanding common stock as of April 1, 2026. The closing sale price of a share of our common stock, as quoted on the Nasdaq on April 1, 2026, was $7.35.

If stockholders approve the Third Amendment, we intend to file, pursuant to the Securities Act of 1933, as amended, a registration statement on Form S-8 to register the Additional Shares.

Source of Shares

The shares of our common stock issuable under the Stock Plan consist of authorized but unissued shares. If any shares covered by an award are not issued or are forfeited, if an award is settled in cash or if an award otherwise terminates without issuance and delivery of any shares of common stock, then the number of shares of common stock that are forfeited, terminated or settled in cash will again be available for making awards under the Stock Plan. Shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award shall not be available for future grants or awards.

Each non-employee director may receive, in any one calendar year, no more than $750,000 in the aggregate in (i) awards under the Stock Plan (as calculated by the award's grant date fair value) and (ii) cash compensation. The foregoing limit does not apply to any awards or other cash compensation received by a non-employee director during any period in which such individual was an employee or consultant of us or one of our affiliates (other than in the capacity of a non-employee director).

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As noted above, the Stock Plan was originally designed to allow us to provide “performance-based compensation” that was tax deductible by us without regard to the limits of Section 162(m) of the Code and included certain limitations on the awards that could be granted to participants under the Stock Plan to the extent such awards were intended to comply with the performance-based compensation exception under Section 162(m) of the Code. However, the performance-based compensation exception under Section 162(m) of the Code was eliminated by the Tax Cuts and Jobs Act of 2017 and, hence, the limitations referenced in the preceding sentence do not apply to awards granted under the Stock Plan following the enactment of the Tax Cuts and Jobs Act of 2017. As such, the Third Amendment has removed such limitations from the Stock Plan.

Eligibility

Awards may be made under the Stock Plan to our or our affiliates’ employees, non-employee directors and to any other individual who provides services to us or an affiliate and whose participation in the Stock Plan is determined, by the Committee, to be in our best interests of our Company.

As of April 1, 2026, we currently have 3 executive officers, 218 other employees and 5 non-employee directors, all of whom are eligible to receive awards under the Stock Plan.

Options

The Stock Plan permits the grant of options to purchase shares of common stock intended to qualify as incentive stock options under the Code, and stock options that do not qualify as incentive stock options, referred to as nonqualified stock options. The exercise price of each stock option may not be less than 100% of the fair market value of our common stock on the date of grant (110% in the case of incentive stock options granted to a participant holding 10% or more of the Company’s common stock). The Committee may, in its sole discretion and without the consent of the participant, grant options in substitution for options held by employees of companies that we may acquire. In this case, the exercise price would be adjusted to preserve the acquisition date intrinsic value of the employee’s stock option from his or her former employer.

The term of each stock option will be fixed by the Committee but may not exceed 10 years from the date of grant (five years in the case of incentive stock options granted to a participant holding 10% or more of the Company’s common stock). The Committee will determine at what time or times each option may be exercised and the period of time, if any, after termination of employment during which options may be exercised. Except in the case of certain substitutions or certain changes in our capitalization, such as a stock dividend, stock split, extraordinary cash dividend, subdivision or consolidations of shares that affect the number of shares of our common stock or the fair market value of our common stock, the exercise price of an option may not be reduced after its grant without the approval of our stockholders. In addition, no payment may be made in cancellation of an option whose exercise price exceeds fair market value without the approval of our stockholders.

In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering shares of common stock, by attestation of ownership of shares of common stock, by means of a broker-assisted cashless exercise, or in any other form or manner acceptable to the Committee. Any rights or restrictions with respect to the ability to transfer an option shall be set forth in the applicable award agreement, except that any option may be transferred by will or by the laws of descent and distribution. Incentive stock options granted under the Stock Plan are nontransferable other than by will or laws of descent and distribution.

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Stock Appreciation Rights

Stock appreciation rights, or SARs, may be awarded under the Stock Plan. Stock appreciation rights entitle the participant to receive a number of shares of common stock, cash or a combination of shares and cash, based on the increase in the fair market value of the shares from their grant date fair market value. The term of any SAR will be determined by the Committee, but in no event will an SAR have a term of more than 10 years from the date of grant (five years in the case of an SAR that is related to an incentive stock option granted to a participant holding 10% or more of the Company’s common stock). Any rights or restrictions with respect to the ability to transfer an SAR shall be set forth in the applicable award agreement, except that any SAR may be transferred by will or by the laws of descent and distribution. An SAR that relates to an incentive stock option is nontransferable other than by will or laws of descent and distribution.

Stock Awards

The Stock Plan also permits the grant of stock awards, either in the form of restricted stock or unrestricted common stock. A participant’s rights in the stock award may be nontransferable or forfeitable or both for a period of time or subject to the attainment of certain goals tied to performance criteria. These performance goals may include, for example, a requirement that we or any of our affiliates or the participant achieve objectives based on any of the performance criteria listed below.

Restricted Stock Units

The Stock Plan also allows the grant of restricted stock units, or RSUs, meaning the right to receive common stock, cash or a combination of common stock and cash in the future. At the time the RSU is granted, the Committee will specify the terms and conditions which govern the RSU, and will specify whether dividend equivalent rights are granted in connection with the RSUs. A participant’s rights in the RSU may be nontransferable or forfeitable or both for a period of time or subject to the attainment of certain goals tied to performance criteria (or a combination of the two). These performance goals may include, for example, a requirement that we or any of our affiliates or the participant achieve objectives based on any of the performance criteria listed below.

Performance Awards

Performance awards are awards granted to participants that are based upon performance goals specified by the Committee. The Committee may designate participants to receive performance awards and may specify the number of shares of common stock or the other securities or property covered by such awards as well as the terms and conditions of the awards. At the time the performance award is granted, the Committee will specify the terms and conditions which govern the performance award and will specify whether dividend equivalent rights are granted in connection with the performance award. A participant will be entitled to receive payment pursuant to the performance award, subject to continued employment or service and/or the satisfaction of certain goals tied to performance criteria. The performance period applicable to any performance award shall be set by the Committee but may not exceed 10 years. Performance awards may be settled in cash, by the issuance of shares, by the delivery of other securities or property or a combination thereof.

As noted above, the Stock Plan contains provisions that originally allowed for the grant of performance awards intended to satisfy the requirements associated with the performance-based compensation exception under Section 162(m) of the Code (generally referred to as, “Section 162(m) Awards”). The Tax Cuts and Jobs Act of 2017 eliminated the performance-based compensation exception. Due to such legislation, we do not anticipate granting any Section 162(m) Awards in the future and such provisions are not discussed in this proposal.

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Other Equity-Based Awards

Other equity-based awards means awards, other than incentive awards, options, SARs, stock awards, restricted stock unit awards, or performance awards, that entitle the participant to receive shares of common stock or rights or units valued in whole or in part by reference to, or otherwise based on, common stock or other equity interests. The Committee may designate participants to receive other equity-based awards and will specify the number of shares of common stock or the other securities or property covered by such awards as well as the terms and conditions of the awards. At the time such other equity-based award is granted, the Committee will specify the terms and conditions which govern the award and will specify whether dividend equivalent rights are granted in connection with the award. Other equity-based awards may be settled in shares of common stock, cash, or a combination of the two.

Incentive Awards

Incentive awards entitle the participant to receive a single lump sum payment which may be in cash, shares of common stock or a combination of cash and shares of common stock, in the discretion of the Committee. At the time an incentive award is granted, the Committee will specify the terms and conditions which govern the award.

Substitute Awards

Awards may be granted in substitution or exchange for any other award granted under the Stock Plan or under another plan or any other right of a participant to receive payment from us. Awards may be also be granted under the Stock Plan in substitution for similar awards held by individuals who become participants as a result of a merger, consolidation, acquisition or similar transaction.

Adjustments for Stock Dividends and Similar Events

Our Board of Directors will make appropriate adjustments in the number and terms of outstanding awards and the number of shares of common stock available for issuance under the Stock Plan, including the individual limitations on awards, to reflect common stock dividends, stock splits, spin-off and other similar events listed in the Stock Plan.

Change in Control

The Stock Plan provides that the Committee is authorized to take certain actions if there is a change in control of our Company. The Committee may prescribe that (i) outstanding awards will become vested or exercisable upon the change in control, (ii) outstanding awards will be replaced with substitute awards issued by the surviving company in the change in control or (iii) outstanding awards will be canceled in exchange for a payment equal to the amount received by our stockholders in the transaction or, in the case of options and stock appreciation rights, the amount by which that value exceeds the option exercise price or initial value of the stock appreciation right.

Under the Stock Plan, a change in control is generally defined to include (i) the acquisition by any person of the direct or indirect beneficial ownership of at least 50% of our outstanding voting securities; (ii) the transfer of all or substantially all of our assets; (iii) a merger, consolidation or statutory share exchange where our stockholders hold less than 50% of the voting power of the surviving or resulting entity; (iv) our directors, including subsequent directors recommended or approved by our directors, cease to constitute a majority of our Board of Directors; or (v) the complete liquidation of our Company or of all or substantially all of our assets.

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Clawback

Any portion of the payments and benefits provided under the Stock Plan or the sale of shares of common stock shall be subject to any written clawback policies that we adopt. On November 10, 2023, our Board adopted the New York Mortgage Trust, Inc. Clawback Policy (the “Clawback Policy”) in compliance with Nasdaq listing rules regarding the recovery of erroneously awarded compensation. In the event that the Company is required to prepare a restatement of any of the Company’s financial statements due to the Company’s material noncompliance with any financial reporting requirement under U.S. securities laws, the Clawback Policy requires the Compensation Committee to recoup, to the extent practicable, certain incentive-based compensation paid to executive officers. The recoverable compensation includes all incentive-based compensation granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure (as defined in the Clawback Policy) received on or after October 2, 2023 by a person (i) after beginning service as an executive officer, (ii) who served as an executive officer at any time during the performance period for that incentive-based compensation; (iii) while the Company had a class of securities listed on a national securities exchange or national securities association; and (iv) during the applicable period, that exceeds or exceeded the amount of incentive-based compensation that otherwise would have been received had the amount been determined based on the Financial Reporting Measures, as reflected in the restated financial statements.

Amendment or Termination of the Stock Plan

While our Board of Directors may terminate or amend the Stock Plan at any time, no amendment may adversely impair the rights of participants with respect to outstanding awards. In addition, any amendment will be contingent on approval of our stockholders to the extent required by law, the rules of the Nasdaq or other exchange on which our common stock is then listed or if the amendment would increase the benefits accruing to participants under the Stock Plan, materially increase the aggregate number of shares of common stock that may be issued under the Stock Plan (except for adjustments made in connection with a stock dividend or similar event), or materially modify the requirements as to eligibility for participation in the Stock Plan.

Unless terminated earlier, the Stock Plan will terminate on the tenth anniversary of the Amendment Effective Date, which is April 23, 2036, but will continue to govern unexpired awards.

Federal Income Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the United States federal income tax consequences to participants arising from participation in the Stock Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a participant in the Stock Plan may vary depending on his particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, nonqualified stock options and SARs with an exercise price less than the fair market value of shares of common stock on the date of grant, SARs payable in cash, restricted stock units, and certain other awards that may be granted pursuant to the Stock Plan, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.

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Tax Consequences to Participants

Options and SARs. Participants will not realize taxable income upon the grant of an option or a SAR. Upon the exercise of a nonqualified stock option or a SAR, a participant will recognize ordinary compensation income (subject to withholding if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the shares of common stock received, over (ii) the exercise price of the award. A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a nonqualified stock option or SAR that equals the fair market value of such shares of common stock on the date of exercise. Subject to the discussion under “-Tax Consequences to Us” below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules. When a participant sells the shares of common stock acquired as a result of the exercise of a nonqualified stock option or SAR, any appreciation (or depreciation) in the value of the shares of common stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The shares of common stock must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive an option intended to qualify as an incentive option (i.e., under Section 422 of the Code) will not recognize taxable income on the grant of an incentive option. Upon the exercise of an incentive option, a participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the incentive option (“ISO Shares”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Shares that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Shares. However, if a participant disposes of ISO Shares that have not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Shares at the time of exercise of the incentive option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Shares. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Shares on the exercise date. If the exercise price paid for the ISO Shares exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive option, unless a participant makes a Disqualifying Disposition of the ISO Shares. If a participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “-Tax Consequences to Us,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

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Under current rulings, if a participant transfers previously held shares of common stock (other than ISO Shares that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an option, whether a nonqualified stock option or an incentive option, no additional gain will be recognized on the transfer of such previously held shares of common stock in satisfaction of the nonqualified stock option or incentive option exercise price (although a participant would still recognize ordinary compensation income upon exercise of a nonqualified stock option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of previously held shares of common stock surrendered in satisfaction of the nonqualified stock option or incentive option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the nonqualified stock option or incentive option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above.

The Stock Plan generally prohibits the transfer of awards other than by will or according to the laws of descent and distribution or pursuant to a qualified domestic relations order, but the Stock Plan allows the Committee to permit the transfer of awards (other than incentive options), in its discretion. For income and gift tax purposes, certain transfers of nonqualified stock options should generally be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of nonqualified stock options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the options. If a nonqualified stock option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a participant transfers a vested nonqualified stock option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the nonqualified stock option at the time of the gift. The value of the nonqualified stock option may be affected by several factors, including the difference between the exercise price and the fair market value of the shares of common stock, the potential for future appreciation or depreciation of the shares of common stock, the time period of the nonqualified stock option and the illiquidity of the nonqualified stock option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $19,000 per donee (for 2026, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted nonqualified stock option will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested nonqualified stock options has not been extended to unvested nonqualified stock options. Whether such consequences apply to unvested nonqualified stock options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

Other Awards: Stock Awards, Restricted Stock Units, Other Equity-Based Awards, Incentive Awards and Performance Awards. A participant will recognize ordinary compensation income upon receipt of cash pursuant to an incentive award or performance award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. Individuals will not have taxable income at the time of grant of a restricted stock unit award, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or shares of common stock in settlement of the restricted stock unit award, as applicable, in an amount equal to the cash or the fair market value of the shares of common stock received.

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A recipient of a stock award or other equity-based award or the receipt of shares pursuant to an incentive award or performance award generally will be subject to tax at ordinary income tax rates on the fair market value of the shares of common stock when received, reduced by any amount paid by the recipient; however, if the shares of common stock are not transferable and are subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares of common stock (i) when the shares of common stock first become transferable and are no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Code, or (ii) when the award is received, in cases where a participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares of common stock are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares of common stock. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. The tax basis in the shares of common stock received by a participant will equal the amount recognized by the participant as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares of common stock will commence on the later of the date the shares of common stock are received or the restrictions lapse. Subject to the discussion below under “-Tax Consequences to Us,” we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Consequences to Us

Reasonable Compensation. In order for the amounts described above to be deductible by us (or one of our subsidiaries), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments. Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the Stock Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer- corporation.

Section 162(m). Our ability (or the ability of one of our subsidiaries) to obtain a deduction for amounts paid under the Stock Plan could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits our ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1,000,000.

New Plan Benefits

Because awards granted under the Stock Plan are at the discretion of the Committee, it is not possible to determine the benefits or amounts that will be received by or allocated to participants under the Stock Plan using the Additional Shares. Therefore, the New Plan Benefits Table is not provided.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2025 with respect to compensation plans under which equity securities of the Company are authorized for issuance. The Company has no such plans that were not approved by security holders.

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Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plan
Equity compensation plans approved by security holders	4,246,184	$—	3,088,129

In addition, the following table sets forth information as of April 1, 2026 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plan
Equity compensation plans approved by security holders	5,113,220	$—	1,752,539

Board of Director Recommendation on Proposal

All members of our Board of Directors and our executive officers and other senior employees are eligible for awards under the Stock Plan and thus have a personal interest in the approval of the Third Amendment.

Our Board of Directors recommends a vote “FOR” the adoption and approval of the Third Amendment. The management proxy holders will vote all duly submitted proxies “FOR” adoption and approval of the Third Amendment unless duly instructed otherwise.

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PROPOSAL NO. 4: RATIFICATION, CONFIRMATION AND APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors is directly responsible for the appointment, evaluation, compensation, retention and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. The Audit Committee has appointed Grant Thornton LLP, or Grant Thornton, as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Grant Thornton has served as our independent registered public accounting firm since December 2009.

The Audit Committee annually reviews Grant Thornton’s independence and performance in deciding whether to retain Grant Thornton or engage a different independent registered public accounting firm. In the course of these reviews, the Audit Committee considers, among other things:

Based on this evaluation, the Audit Committee believes that Grant Thornton is independent and that it is in the best interests of our Company and our stockholders to retain Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Although stockholder approval is not required, we desire to obtain from our stockholders an indication of their approval or disapproval of the Audit Committee’s action in appointing Grant Thornton as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026. Although we seek ratification of the appointment of Grant Thornton as our independent registered public accounting firm, the ratification of the appointment of Grant Thornton does not preclude the Audit Committee from subsequently determining to change independent registered public accounting firms if it determines such action to be in the best interests of the Company and its stockholders. If our stockholders do not ratify, confirm and approve this appointment, the appointment will be reconsidered by the Audit Committee and our Board of Directors.

We expect that a representative of Grant Thornton will attend the Annual Meeting where the representative will be afforded an opportunity to make a statement and to respond to appropriate questions.

Our Board of Directors recommends that you vote “FOR” the ratification, confirmation and approval of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

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INFORMATION ON OUR BOARD OF DIRECTORS AND ITS COMMITTEES

Corporate Governance Highlights

Our Board of Directors is committed to maintaining best-in-class corporate governance practices and policies that are in the best interests of our stockholders. Highlights of our corporate governance practices are provided below:

Corporate Governance Highlights
Independent Audit, Compensation and Nominating & Corporate Governance Committees.	Stockholders, in addition to the Board of Directors, have the power to alter, amend or repeal our Bylaws and to make new Bylaw provisions, in each case by the affirmative vote of the holders of a majority of the shares of our common stock then outstanding and entitled to vote on the proposed amendment.
Chair of the Board of Directors is separate from the Chief Executive Officer.	No shareholder rights plan or “poison pill.”
Independent Lead Director.	Our Board of Directors has adopted a resolution exempting us from application of the Maryland Business Combination Act.
Independent directors met in executive sessions on four separate occasions.	Our Bylaws provide that we are not subject to the Maryland Control Share Acquisition Act.
Annual election of all directors.	Directors and executive officers are subject to robust stock ownership guidelines.
Majority voting standard in uncontested director elections, with a resignation policy for directors who do not receive majority support.	Directors and executive officers are prohibited from engaging in short-selling, pledging or hedging transactions involving our securities.
All three members of our Audit Committee qualify as “audit committee financial experts.”	“Double-trigger” vesting provisions in executive officer equity awards -- as such, all of the equity awards made to our NEOs will not accelerate or vest solely due to a change in control.

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Independence of Our Board of Directors

Our Corporate Governance Guidelines and the listing standards of the Nasdaq require that a majority of our directors be independent. Our Board of Directors has adopted the categorical standards prescribed by the Nasdaq to assist our Board of Directors in evaluating the independence of each of our directors. The categorical standards describe various types of relationships that could potentially exist between a board member and the Company and sets thresholds at which such relationships would be deemed to be material. Provided that no relationship or transaction exists that would disqualify a director under the categorical standards and our Board of Directors affirmatively determines that the director has no material relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, including certain business relationships for which disclosure may be required in this proxy statement, our Board of Directors will deem such person to be independent. A director shall not be independent if he or she satisfies any one or more of the following criteria:

•A director who is, or who has been within the last three years, an employee of the Company, or whose immediate family member is, or has been within the last three years, employed as an executive officer of the Company;

•A director who has accepted or who has an immediate family member, serving as an executive officer, who has accepted, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company (excluding compensation for board or board committee service, compensation paid to an immediate family member who is an employee of the Company (but not an executive officer of the Company), and benefits under a tax-qualified retirement plan, or non-discretionary compensation);

•A director who is, or whose immediate family member is, a current partner of a firm that is the Company’s internal or external auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years;

•A director who is, or whose immediate family member is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity; or

•A director who is, or whose immediate family member is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of that organization’s consolidated gross revenues for that year, or $200,000, whichever is greater, other than (i) payments arising solely from investments in that organization’s securities, and (ii) payments under non-discretionary charitable contribution matching programs.

Our Board of Directors will also consider a director’s charitable relationships when assessing director independence.

Under these criteria, our Board of Directors has determined that the following five members of our Board of Directors are independent: Eugenia R. Cheng, Michael B. Clement, Audrey E. Greenberg, Steven G. Norcutt, and Lisa A. Pendergast. Our Board of Directors is presently comprised of seven directors, including these five independent directors.

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Committees of the Board

To assist in the discharge of its responsibilities, our Board of Directors has established three standing committees: (i) the Audit Committee, (ii) the Compensation Committee and (iii) the Nominating & Corporate Governance Committee. The principal responsibilities of each committee are described below. Actions taken by any committee of our Board of Directors are typically reported to our Board of Directors, concurrent with or at the meeting following such action. Each standing committee has a written charter, a current copy of which is available for review on our website at www.AdamasREIT.com.

Responsibilities:

- Appoints and evaluates independent registered public accounting firm
- Oversees internal audit activities
- Ensures quality and integrity of financial statements and financial reporting process
- Monitors adequacy and effectiveness of internal controls over financial reporting
- Reviews and approves audit/non-audit services and fees
- Prepares Audit Committee Report that complies with the federal securities laws and regulations for inclusion in the Company's proxy statement
- Approves related party and conflict of interest transactions
- Facilitates private discussions with management, internal auditor, and independent registered public accounting firm to foster open communication
- Evaluates and oversees risk assessment and risk management policies

Number of Meetings in 2025:

12, and met 4 times in executive sessions with our independent auditors.

For more information, please see "Audit Committee Report" herein.

AUDIT COMMITTEE

Committee Members:
Michael Clement (Chair) - Steven Norcutt - Audrey Greenberg

Our Audit Committee currently consists of three of our independent directors, Mr. Clement, Mr. Norcutt and Ms. Greenberg. Each of these members has been determined to be “independent” within the meaning of the applicable standards of the Nasdaq and Rule 10A-3 of the Exchange Act and in accordance with the Company’s independence criteria discussed under “—Independence of Our Board of Directors.” In addition, each of these members meets the financial literacy requirements for audit committee membership under applicable standards of the Nasdaq and the rules and regulations of the SEC. Our Board of Directors has determined that each of these members qualify as an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) and (iii) of Regulation S-K. For more information regarding the relevant experience of our audit committee financial experts, see each such individual’s biography set forth under “Proposal No. 1: Election of Directors—Nominees for Election as Directors.”

No member of the Audit Committee serves on the audit committee of more than three public companies. Mr. Clement also serves on the board and audit committee of multiple funds that comprise the Equitable complex of funds. Our Board of Directors considers the Equitable complex of funds to be one public company for purposes of Mr. Clement’s service on the audit committee of the multiple funds that comprise the Equitable complex of funds.

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Responsibilities:

- Assists Board in overseeing executive compensation policies
- Reviews and recommends CEO compensation
- Approves compensation of named executive officers (NEOs) other than CEO
- Administers our incentive compensation plans and equity-based compensation plans and programs
- Reviews non-employee director compensation
- Prepares Compensation Committee Report that complies with the federal securities laws and regulations for inclusion in the Company’s proxy statement
- Evaluates the relationship between our risk management policies and practices and our compensation policies and practices

Number of Meetings in 2025:

10

COMPENSATION COMMITTEE

Committee Members:
Steven Norcutt (Chair) – Michael Clement – Eugenia Cheng

Our Compensation Committee currently consists of three of our independent directors, Mr. Norcutt, Mr. Clement and Ms. Cheng. Our Board of Directors has determined that each member of the Compensation Committee is “independent” within the meaning of the applicable standards of the Nasdaq and in accordance with the Company’s independence criteria discussed under “—Independence of Our Board of Directors.”

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Responsibilities:

- Develops criteria for the selection of Board candidates
- Identifies and screens qualified Board member candidates
- Recommends candidates for nomination and election to the Board
- Reviews and maintains corporate governance guidelines and recommends modifications
- Oversees evaluation of Board and management
- Ensures compliance with stock ownership guidelines for non-employee directors and officers

Number of Meetings in 2025:

8

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Committee Members:
Audrey Greenberg (Chair) – Lisa Pendergast – Eugenia Cheng

Our Nominating and Corporate Governance Committee currently consists of three of our independent directors, Ms. Greenberg, Ms. Pendergast and Ms. Cheng. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” within the meaning of the applicable standards of the Nasdaq and in accordance with the Company’s independence criteria discussed under “—Independence of Our Board of Directors.”

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Other Committees

From time to time, our Board of Directors may establish other committees as circumstances warrant. Those committees will have the authority and responsibility as delegated to them by our Board of Directors.

Executive Sessions of Our Independent Directors

The independent directors of our Board of Directors regularly meet in executive session that excludes members of the management team. During 2025, the independent directors of our Board of Directors met in executive session four times. Our Board of Directors has established a process by which the Lead Director presides over meetings of our independent directors. Pursuant to this process, the Lead Director has the power to lead the meetings of our independent directors, set the agenda and determine the information to be provided. However, in practice, these meetings generally allow for each participant to raise such matters and discuss such business as that independent director deems necessary or desires. Stockholders and other interested persons may contact the Lead Director, who is independent, in writing by mail c/o Adamas Trust, Inc., 90 Park Avenue, New York, New York 10016, Attention: Secretary. All such letters will be forwarded to the Lead Director. For more information on how to communicate with our other directors, see “—Communications with Our Board of Directors.”

Board of Directors Leadership Structure

Pursuant to our Corporate Governance Guidelines, our Board of Directors has not established a fixed policy regarding the separation of the roles of Chief Executive Officer and Chair of the Board of Directors. Instead, the Board of Directors believes this determination is part of the succession planning process and should be considered upon the appointment or re-appointment of a chief executive officer.

At this time, our Board of Directors believes that it is in the best interests of the Company that the roles of Chief Executive Officer and Board Chair be separated in order for the individuals elected to each position to focus on their primary role. As Chief Executive Officer, Mr. Serrano is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while Mr. Mumma, as Chairman of our Board of Directors, provides guidance to our Chief Executive Officer, including with respect to our ongoing investment decisions, risk management activities, and capital management strategies, presides over meetings of our full Board of Directors and helps determine the agenda for meetings of our Board of Directors.

Our Board of Directors adopted a policy that provides that in the event the Chair of our Board of Directors does not qualify as an independent director, our independent directors will select a Lead Director from among themselves. Ms. Pendergast, an independent director of the Company since 2018, currently serves as our Lead Director, a role she was initially appointed to in July 2025. Our Lead Director's role exists, according to our Board's Lead Independent Director Policy, (i) to provide leadership to our Board of Directors when the Board Chair does not qualify as an independent director or the joint roles of Board Chair and Chief Executive Officer could potentially be in conflict; (ii) to ensure that our Board of Directors operates independently of management; and (iii) to provide our directors with an independent leadership contact. Pursuant to our Board's Lead Independent Director Policy, the Lead Director may call meetings of the independent directors.

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 Our Lead Director's responsibilities, as set forth in our Board of Directors' Lead Director Policy, include:

- chairing executive sessions of the independent directors in order to give independent directors an opportunity to fully and frankly discuss issues, and to provide feedback and counsel to the Chair of our Board of Directors and/or our Chief Executive Officer concerning the issues considered;

- reviewing and discussing with the Chair of our Board of Directors the matters to be included in the agenda for meetings of our Board of Directors;

- acting as liaison between our Board of Directors and the Chair of our Board of Directors and/or our Chief Executive Officer;

- establishing, in consultation with the Chair of our Board of Directors and our Chief Executive Officer, and with the Nominating & Corporate Governance Committee, procedures to govern and evaluate our Board of Directors' work, to ensure, on behalf of stockholders, that our Board of Directors is (i) appropriately approving our corporate strategy and (ii) supervising management's progress against achieving that strategy; and

- ensuring the appropriate flow of information to our Board of Directors and reviewing the adequacy and timing of documentary materials in support of management's proposals.

We believe our leadership structure is appropriate because it provides for continuity of executive leadership while fostering leadership succession. Further, we believe our leadership structure is appropriate because the independent Lead Director helps ensure the Board of Directors operates independently of management and provides our directors with an independent leadership contact.

Board Refreshment

The Nominating & Corporate Governance Committee believes it is important to have a mix of experienced directors with a deep understanding of our business and others who bring fresh perspectives. The Nominating & Corporate Governance Committee discusses board refreshment on an annual basis in concert with its assessment of Board size and composition to help ensure that the Board of Directors functions effectively given the size and complexity of our business and the range of business segments and markets in which we operate.

We recognize the value of nominating individuals who will bring a variety of opinions, perspectives, skills, experiences, backgrounds, skills and qualities to the Board of Directors' discussions and decision-making processes. An overriding principle is that all nominations to our Board of Directors should be based on merit, suitability of the candidate and the needs of our Board of Directors. Subject to those considerations, our Board of Directors recognizes the value of considering director candidates from different backgrounds. Our Corporate Governance Guidelines provide that the Nominating & Corporate Governance Committee will consider the variety of perspectives, skills and experiences of potential candidate when nominating candidates for election to our Board of Directors. To that end, the Nominating & Corporate Governance Committee strives for a combination of differing backgrounds, experience, skills, expertise, accomplishments, personal qualities and specific traits that will contribute to our Board of Directors.

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Service on Other Boards

Our Corporate Governance Guidelines provide that, while there is no limit on the number of public company boards on which a director may serve, if a director serves on more than three, his or her service on our Board of Directors shall be subject to our Board’s determination that such simultaneous service on such other boards will not impair his or her ability to effectively serve on our Board of Directors. As of March 1, 2026, none of our directors serve on more than two public company boards (including our Board of Directors). Our Board of Directors considers the Equitable complex of funds to be one public company for purposes of Mr. Clement's service on the board of the multiple funds that comprise the Equitable complex of funds.

Our Board of Directors’ Role in Risk Oversight

We face a variety of risks, including interest rate risk, credit risk, and liquidity risk, many of which are discussed under “Item 1A. Risk Factors,” “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 7A. Quantitative and Qualitative Disclosures About Market Risk,” each included in our 2025 Annual Report. We maintain robust internal control processes and a strong internal control environment that is designed to identify, manage and mitigate material risks and to keep our Board of Directors and its committees informed with respect to risk management matters.

Our Board of Directors' role in risk oversight is consistent with our leadership structure generally. Our Board of Directors has oversight responsibility with regard to the assessment of the major risks inherent in our business and the measures we use to address and mitigate such risks, while our Chief Executive Officer and other members of our senior management team have responsibility for assessing and managing those risks on a day-to-day basis. In performing its oversight role, our Board of Directors believes that an overall review of risk is inherent in its consideration of our long-term strategies and in the transactions and other matters presented to it and that an effective risk management system will (1) timely identify the material risks that we face, (2) communicate necessary information with respect to material risks to our Chief Executive Officer or other officers of the Company and, as appropriate, to our Board of Directors or relevant committee thereof, (3) implement appropriate and responsive risk management strategies consistent with our risk profile, and (4) integrate risk management into management's and our Board of Directors’ decision-making.

While our Board of Directors is ultimately responsible for our risk oversight, the committees of our Board of Directors assist our Board of Directors in fulfilling its oversight responsibilities by considering the risks within their respective areas of expertise. As part of its risk oversight process, our Board of Directors and its committees receive regular reports from members of senior management, external auditors, internal audit firms, consultants and other subject matter experts on areas of material risk, including operational, information technology, cybersecurity, sustainability, human capital, governance, financial, legal, regulatory and strategic, in order to review and understand risk identification, risk management and risk mitigation strategies. For example, the Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities relating to our financial and accounting risk management policies and procedures. As part of this process, the Audit Committee meets periodically with management to review, discuss and provide oversight with respect to our processes and controls to assess, monitor, manage and mitigate potential significant risk exposures. Our Board of Directors also exercises oversight of information security risk primarily through the Audit Committee. In providing such oversight, the Audit Committee also discusses our processes and controls with our internal and independent auditors. The Compensation Committee likewise assists our Board of Directors in fulfilling its risk oversight responsibilities with respect to the management of risks associated with compensation program design by reviewing whether there are risks arising from our compensation programs and practices that are reasonably likely to have a material adverse effect on us. The Nominating & Corporate Governance Committee assists our Board of Directors with oversight of risk management relating to corporate governance, Board organization and Board membership.

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Our Board of Directors and management also have responsibility for oversight of risk management pertaining to various operational matters, including sustainability, governance and human capital issues. Our management team has responsibility for developing, implementing and monitoring our corporate responsibility and sustainability initiatives and identifying, monitoring and reporting material operational and human capital risks to our Board of Directors. Our Board of Directors, both directly and indirectly through its committees, has oversight responsibility of our identification, monitoring and management of material operational, climate and human capital risks.

Insider Trading Policy

We have adopted an insider trading policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers and employees and by us. We believe that the policies and procedures set forth in our insider trading policy are reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards.

Hedging, Pledging and Certain Other Transactions

We believe it is improper and inappropriate for any of our or our subsidiaries' directors, officers or employees to engage in (i) transactions that hedge or offset, or are designed to hedge or offset, any decrease in market value of our equity securities, (ii) short-term speculative transactions involving our equity securities or (iii) pledging our equity securities as collateral.
Our robust anti-hedging and anti-pledging policy contained within our Insider Trading Policy (the “Anti-Hedging and Anti-Pledging Policy”) prohibits such individuals from:
This policy does not, however, restrict holding, exercising, or settling awards such as options, restricted stock, restricted stock units, or other derivative securities granted under our equity incentive plan.
Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our executive officers, including our principal executive officer and principal financial officer, and to our other employees. We have also adopted a Code of Ethics for Senior Financial Officers, including the principal financial officer. The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers are both available on our website at www.AdamasREIT.com, under the “Governance Documents” section of the website.

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We intend to comply with the requirements of Item 5.05 of Form 8-K regarding amendments to and waivers under the Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer and other persons performing similar functions by providing such information on our website within four business days after effecting any amendment to, or granting any waiver under, that code, and we will maintain such information on our website for at least twelve months. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Whistleblower Policy

Pursuant to our Code of Business Conduct and Ethics, our employees are encouraged to openly and honestly talk to the Chair of the Audit Committee, any other non-management member of our Board of Directors, supervisors, managers or other appropriate personnel about observed illegal or unethical behavior and when in doubt about the best course of action in a particular situation. We also maintain a whistleblower policy that is posted on our website under the name “Procedures for the Submission, Receipt and Handling of Concerns and Complaints Regarding Internal Controls, Auditing and Compliance Matters” that describes how employees can report any concerns or suspected violations of the Company’s and its affiliates’ respective compliance, accounting, auditing and internal controls practices and procedures to our Corporate Secretary, or in certain cases, directly to the chair of the Audit Committee. Reporting under the whistleblower policy may be done on an anonymous basis. We also have established an independent “hotline” telephone service that may be used by employees who wish to report concerns or suspected violations, on an anonymous basis or otherwise. We prohibit retaliation against employees who report a compliance concern in good faith. Under the whistleblower policy, anyone found responsible for retaliating against an employee who reported a compliance concern in good faith will be subject to disciplinary action, up to and including dismissal.

Availability of Corporate Governance Materials

Stockholders may view our corporate governance materials, including the written charters of the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee, our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and our Code of Ethics for Senior Financial Officers, on our website at www.AdamasREIT.com under the “Governance Documents” section of the website. A copy of any of these documents will be provided free of charge to any stockholder upon request in writing to Adamas Trust, Inc., 90 Park Avenue, New York, New York 10016, Attention: Investor Relations. Information at or connected to our website is not and should not be considered a part of this proxy statement.

Director Nominations

The Nominating & Corporate Governance Committee of our Board of Directors performs the functions of a nominating committee, including identifying, evaluating and recommending to our Board of Directors candidates for service on our Board of Directors who satisfy the qualification requirements described in our Corporate Governance Guidelines. The Nominating & Corporate Governance Committee identifies director candidates based on recommendations from directors, stockholders, management and others.

The Nominating & Corporate Governance Committee’s charter provides that the committee will consider candidates recommended by stockholders for service on our Board of Directors. Stockholders should submit any such recommendations for the consideration of the Nominating & Corporate Governance Committee through the method described under “—Communications with Our Board of Directors” below. In addition, any stockholder of record entitled to vote for the election of directors at the 2027 Annual Meeting of Stockholders may nominate persons for election to our Board of Directors if that stockholder complies with the notice procedures summarized in “—Stockholder Proposals for Our 2027 Annual Meeting” below.

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The Nominating & Corporate Governance Committee evaluates all director candidates in accordance with the director qualification standards described in our Corporate Governance Guidelines. The committee evaluates any candidate’s qualifications to serve as a member of our Board of Directors based on various criteria, including a nominee's experience, skills, expertise, accomplishments, background and qualities, among others, and then reviews those qualifications in the context of the current composition of our Board of Directors and the evolving needs of our business. In addition, the Nominating & Corporate Governance Committee will evaluate a candidate’s independence, diversity, skills and experience in the context of our Board of Directors’ needs.

We do not have a formal policy with regard to the consideration of diversity in identifying director nominees, but our Board of Directors and the Nominating & Corporate Governance Committee strive to nominate directors with a variety of complementary skills and experience so that, as a group, our Board of Directors will possess the appropriate talent, skills and expertise to oversee our business. Both our Board of Directors and the Nominating & Corporate Governance Committee seek a broad range of perspectives and consider many factors, including the backgrounds, qualifications, skills, expertise, qualities and experience of directors and prospective nominees to our Board of Directors.

Communications with Our Board of Directors

We provide a process for stockholders to send communications to our Board of Directors. Stockholders can send communications to our Board of Directors and, if applicable, to any committee or to specified individual directors in writing to such committee or individual director, c/o Adamas Trust, Inc., 90 Park Avenue, New York, New York 10016, Attention: Secretary. We do not screen mail, except when warranted for security purposes, and all such letters will be forwarded to our Board of Directors and any such specified committee or individual directors.

Stockholder Proposals for Our 2027 Annual Meeting

Our Board of Directors will provide for presentation of proposals by our stockholders at the 2027 Annual Meeting of Stockholders, provided that these proposals are submitted by eligible stockholders who have complied with the relevant regulations of the SEC regarding stockholder proposals.

Stockholders intending to submit proposals for presentation at our 2027 Annual Meeting of Stockholders must submit their proposals in writing, and we must receive these proposals at our executive offices on or before December 30, 2026 for inclusion in our proxy statement and the form of proxy relating to our 2027 Annual Meeting of Stockholders. We will determine whether or not to include any proposal in our proxy statement and form of proxy on a case-by-case basis in accordance with our judgment and the regulations governing the solicitations of proxies and other relevant regulations of the SEC. We will not consider proposals received after December 30, 2026 for inclusion in our proxy materials for our 2027 Annual Meeting of Stockholders.

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Stockholder proposals (other than proposals submitted for inclusion in our proxy statement as described in the preceding paragraph) and nominations may be included in the agenda for the 2027 Annual Meeting of Stockholders if properly submitted in accordance with our bylaws. Our current bylaws provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, notice must be given in writing to our Secretary not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting nor earlier than the 150th day prior to the first anniversary of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after the anniversary of the date of the preceding year’s annual meeting of stockholders, to be timely, notice by the stockholder must be received no earlier than the 150th day prior to such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such annual meeting is first made. As a result, any notice given by or on behalf of a stockholder pursuant to the provisions of our bylaws must be delivered in writing via personal delivery or United States certified mail, postage prepaid to our Secretary c/o Adamas Trust, Inc., 90 Park Avenue, New York, New York 10016, not earlier than November 30, 2026, and not later than December 30, 2026. Any such nomination or proposal must include the information and other materials required by our bylaws. Additionally, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Company nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 12, 2027.

Directors Attendance at Meetings of our Board of Directors and Annual Meeting

Our Board of Directors held 10 meetings, including quarterly meetings, during 2025. All directors who were members of our Board of Directors for the year ended December 31, 2025 attended 75% or more of the aggregate number of meetings of the Board of Directors and its committees on which they served during 2025.

We have a policy that directors attend the Annual Meeting of Stockholders. All of our directors attended the 2025 Annual Meeting of Stockholders.

Board Evaluation Policy

Pursuant to our Corporate Governance Guidelines and the charters of our Audit, Compensation and Nominating & Corporate Governance Committees, our Board of Directors and each of these committees conduct an annual self-assessment to determine whether our Board of Directors and its committees are functioning effectively. The self-assessment process, over which the Nominating & Corporate Governance Committee has oversight, is typically conducted in an open discussion format that addresses specific areas of focus around fiscal year end, with the results of the self-assessments considered again when the Nominating & Corporate Governance Committee commences its discussions during the following year with regard to Board and committee composition. Our full Board of Directors typically participates in the committee self-assessments as well. The Board of Directors self-assessment focuses on a number of areas, including:

Areas in which the recent Board and committee self-assessments have led to further focus and enhancement include improved organization of board materials and reformatting of board and committee meetings to allow for greater efficiency and effectiveness.

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Succession Planning

Our Board of Directors understands the importance of succession planning. Pursuant to our Corporate Governance Guidelines, our Board of Directors, along with the Nominating & Corporate Governance Committee and our Chief Executive Officer, on at least an annual basis, analyze the current management team, identify possible successors to senior management, and maintain a succession plan, including succession in the event of an emergency relating to, or retirement of, the chief executive officer.

Information Security

We, together with our third-party vendors, employ information technology including networks, systems, and applications to support our business and decision-making across the Company, including supporting the flow of information across our business processes. Our information technology infrastructure is susceptible to cybersecurity threats. We monitor our information technology systems, including through the use of information security procedures and risk management systems, and implement initiatives aimed at improving our cybersecurity measures. Our process for assessing, identifying, managing and addressing information security risks include:

•Information Security Management. Our information security oversight is managed by a full time Head of Information Technology that has over 20 years of experience in managing information technology and guiding organizations through technology strategy, cybersecurity risk mitigation, information technology process improvement initiatives and digital transformations. He also possesses relevant experience in improving a company's cybersecurity posture and data privacy policies. He holds a Bachelor of Science degree in Information Systems and oversees all of our information security initiatives, assesses cybersecurity risks, provides cybersecurity plans and identifies opportunities for the implementation of additional cybersecurity measures.

Our Information Technology team also includes a Senior Cybersecurity Engineer who has over 20 years of experience in Information Technology and Cybersecurity and holds multiple cybersecurity certifications such as Certified Ethical Hacker (CEH), Certified Information Systems Security Professional (CISSP) and Certified Cloud Security Professional (CCSP). He also holds a Bachelor of Science degree in Information Systems. The Senior Cybersecurity Engineer provides live, interactive annual information security training to our employees and executive officers and monitors the effectiveness of such training through quarterly phishing campaigns. The Senior Cybersecurity Engineer also assists in managing cybersecurity risks associated with third-party service providers by administering a due diligence questionnaire for the Company's third-party service providers that includes a cybersecurity risk assessment and provides guidance for remediation of security gaps.

•Third-Party Consultant. We also engage a third-party information security consultant to assist in managing our risk posture. This consultant conducts periodic tests and analyses of our defensive and detective information security controls, including annual penetration tests and risk assessments as well as regular vulnerability scans and assessments.

•Current Plans and Procedures. The Company has implemented and maintains an incident response plan (“IRP”) and a business continuity plan (“BCP”). The IRP establishes the organization, actions and procedures for recognizing and responding to information security incidents; assessing incidents; notifying the appropriate individuals, regulators or organizations about any incident; organizing the Company’s response activities; escalating the Company’s response efforts to named executive officers and the Board of Directors based on the severity of the incident; and supporting the business recovery efforts made in the aftermath of any incident. The IRP is designed to minimize the operational and financial impacts of an information security incident and is designed to be activated when a local incident responder determines that an incident has occurred. Similarly, our BCP provides details on information security incident response and subsequent business recovery actions.

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•Risk Identification and Mitigation. The Company aims to identify and mitigate information security risks by using the National Institute of Standards and Technology Cybersecurity Framework (the “NIST Framework”) as a guide to help us identify and mitigate information security risks relevant to our business. The Company seeks to identify potential risks through various software programs which perform asset and patch management; monitor desktops, laptops and servers; map networks and inventories; and audit file servers. The Company aims to protect itself from potential risks through the implementation of software programs which provide protective measures such as single sign-on, multi-factor identification, content filtering, disk encryption, regular patches and inside threat protection. The Company has implemented a suite of software programs to detect information security events, plans to respond to information security events in accordance with the IRP and BCP, and aims to take proactive steps to recover from information security events through its disaster recovery plan (“DRP”). The DRP prioritizes the swift recovery of information technology systems, data, and infrastructure and the efficient restoration of servers and applications to their normal operational state in the event of a significant disaster.

•Insurance. We maintain a breach response insurance policy.

•Enterprise Risk Assessment. The Company completes an enterprise risk assessment on a biennial basis that includes cybersecurity risks and mitigants. The results of each enterprise risk assessment are shared with the Board of Directors.

•Implemented Programs for a Hybrid Work Environment. We have implemented initiatives relating to mobile device management, cloud storage services, endpoint protection, and identity and access management. For example, we have implemented a service that focuses on mobile device management and mobile application management, as well as data classification and file server data loss protection measures. We have further implemented endpoint protection and endpoint detection and response which provides visibility that is designed to identify unauthorized systems and applications.

•Ongoing Monitoring. Our information security procedures are designed to evolve as information security risks and considerations change over time.

Our Board of Directors exercises oversight of information security risk primarily through the Audit Committee. The Head of Information Technology provides information security updates to named executive officers and briefs our Board of Directors and Audit Committee on relevant information security issues on a quarterly basis. We also make available periodic cybersecurity training for members of our Board of Directors.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no material related party transactions during 2025.

Related Person Transaction Policy

Our Board of Directors has adopted a written policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000 and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our Secretary any related person transaction and (i) all material facts about the transaction, (ii) the benefits to us of the related party transaction, (iii) if applicable, the availability of other sources of comparable products and services and (iv) an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally. Our Secretary, together with outside legal counsel, would then assess whether the proposed transaction is a “related person transaction” and, if so, communicate that information to the Audit Committee. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee will decide whether or not to approve such transaction. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to the Audit Committee, which will evaluate all options available, including ratification, amendment or termination of such transaction. Our policy requires any member of the Audit Committee who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers (each an “Indemnitee”). Each such indemnification agreement provides, among other things, for indemnification, to the maximum extent permitted by Maryland law, against liabilities arising out of the Indemnitees’ performance of their duties to the Company. The indemnification agreements provide for advancement of expenses and certain limits on each indemnitee’s right to indemnification. No amounts have been paid by us to these individuals pursuant to the indemnification agreements.

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COMPENSATION OF DIRECTORS

As compensation for serving on our Board of Directors in 2025, our non-employee directors generally received a combination of a cash retainer of $30,000 per quarter and a grant of an equity award having a value of approximately $130,000 on the applicable day of grant.

In 2025, our directors received deferred stock units ("DSUs") as the form of equity award. Upon vesting, each DSU represents the right to receive one share of our common stock, subject to the director's continued service on the Board of Directors through the day immediately preceding the annual meeting of the Company's stockholders in the year subsequent to the grant date. The DSUs include dividend equivalent rights ("DERs") which entitle the holders of vested DSUs to receive payments in an amount equal to any dividends paid by the Company in respect of the share of the Company's common stock underlying the vested DSU to which such DER relates. With respect to the DSUs, our directors may elect to defer settlement of vested stock awards to the date of a Change in Control (as defined in the applicable award agreement), the third anniversary of the grant date, or the earliest to occur of either a Change in Control or the third anniversary of the grant date. The vested DSUs continue to receive DERs until such DSUs are settled in actual shares of common stock.

Additionally, under our director compensation program, an independent director has the option to elect to receive all or any portion of the value of his or her cash retainer in shares of common stock. During 2025, Mr. Serrano, our Chief Executive Officer, only received compensation for his services as our officer and received no additional compensation for his service on our Board of Directors. All compensation provided to Mr. Serrano with respect to the 2025 year is reflected within the Summary Compensation Table below. Our directors have been, and will continue to be, reimbursed by us for reasonable out-of-pocket expenses incurred in connection with their service on our Board of Directors and any and all committees thereof.

The following table presents information relating to the total compensation of our directors for the fiscal year ended December 31, 2025.

Name	Fees Earned or Paid in Cash	Stock Awards (1) (2) (3)	Total
Steven R. Mumma	$120,000	$130,000	$250,000
Eugenia R. Cheng	$120,000	$130,000	$250,000
Michael B. Clement	$120,000	$130,000	$250,000
Audrey E. Greenberg	$120,000	$130,000	$250,000
Steven G. Norcutt	$120,000	$130,000	$250,000
Lisa A. Pendergast	$120,000	$130,000	$250,000

(1)Stock Awards represents the 18,678 DSUs granted to each director under the Stock Plan (as defined in “Executive Compensation—Certain Defined Terms”) in June 2025.

(2)The amounts shown in this column represent the grant date fair value of the DSUs computed in accordance with FASB Accounting Standards Codification ("ASC") Topic 718, excluding the effects of estimated forfeitures. See Note 20 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for additional detail regarding assumptions underlying the value of these equity awards. Each of these directors held unvested DSUs amounting to 18,678 and unvested DERs amounting to $12,327 as of December 31, 2025. The DSUs and related DERs will vest on June 10, 2026.

(3)Non-employee directors may elect to defer issuance of shares of common stock in connection with vesting of DSUs. During the fiscal year ended December 31, 2025, 110,772 DSUs vested at a fair value of $0.8 million on the vesting date, of which 18,462 shares of common stock were issued at a fair value of $0.1 million. 92,310 common shares remained reserved for issuance in connection with vested DSUs as of December 31, 2025.

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Non-Employee Director Stock Ownership Guidelines

Our Board of Directors believes that significant ownership of our common stock by our directors helps to align the interests of our directors with those of our stockholders and is consistent with our commitment to sound corporate governance. Pursuant to our Director Stock Ownership Guidelines approved by our Board of Directors, non-employee directors are required to hold our common stock with a value equivalent to three times their annual cash retainer, or $360,000. The value of qualifying shares held by a director is calculated as the sum of the gross purchase price (in the case of open market purchases) and grant date fair value (in the case of equity awards) of qualifying shares. Our non-employee directors have from the later of five years from the adoption of the Director Stock Ownership Guidelines or the fifth anniversary of the date of the director’s commencement of service on our Board of Directors to comply. At any time that a director is not in compliance with these guidelines, such director will not be permitted to sell or dispose of any shares of our common stock except to the extent that such sale or disposal relates to payment of taxes associated with the vesting of restricted shares or an award of common stock. As of the date of this proxy statement, all non-employee directors have either exceeded their ownership requirement or remain within the five-year compliance period. For more information on the share ownership of our non-employee directors, see “Share Ownership of Certain Beneficial Owners and Our Directors and Executive Officers” herein.

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EXECUTIVE OFFICERS

The following biographies contain information regarding our executive officers. These officers are appointed annually by our Board of Directors and serve at the Board of Directors’ discretion.

For information on Mr. Serrano, please see his biographical description provided above under the caption “Proposal No. 1: Election of Directors—Nominees for Election as Directors.”

Nicholas Mah

Age: 44

Nicholas Mah is our President. Mr. Mah was named President of the Company effective January 1, 2023. Prior to being named our President, Mr. Mah was a Managing Director of the Company, where he was responsible for the Company's portfolio management and trading of mortgage securities and whole loans since July 2018. Prior to joining the Company, Mr. Mah was a Portfolio Manager and Managing Director at Oak Hill Advisors, L.P. (“OHA”), where he was one of the founding members of OHA’s mortgage business. Over the course of his tenure at OHA, he had responsibilities encompassing portfolio management, trading and financing of residential mortgage securities and whole loans. Prior to joining OHA in 2008, Mr. Mah worked at The Blackstone Group and Fortress Investment Group, where he was involved in asset management, investment analysis and trading across a variety of distressed securitized product sectors. He earned a Bachelor of Science degree from Carnegie Mellon University, where he graduated with University Honors.

Kristine R. Nario-Eng

Age: 46

Kristine R. Nario-Eng is our Chief Financial Officer and Secretary. Ms. Nario-Eng was named Chief Financial Officer of the Company effective May 14, 2014. Ms. Nario-Eng previously served as the Company’s Controller, a position she held since joining the Company in November 2012. Prior to joining the Company, Ms. Nario-Eng was an Assistant Vice President at Deutsche Bank AG (and certain of its affiliates) from August 2010 to November 2012, where she held positions in financial control and accounting services. Prior to joining Deutsche Bank AG, Ms. Nario-Eng was employed at Grant Thornton LLP from October 2005 to August 2010, where she gained experience in managing and supervising financial statement audits of privately- and publicly-held companies in various industries, including hedge funds, broker-dealers, private equity companies and REITs. Ms. Nario-Eng is a Certified Public Accountant (inactive) and graduated Cum Laude from the University of Santo Thomas, Manila, Philippines.

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SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
OUR DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information, as of April 17, 2026, regarding our common stock owned of record or known by us to be owned beneficially by each person owning more than five percent of our common stock, each director and nominee for director, each named executive officer and all directors, nominees and executive officers as a group. As of April 17, 2026, we had 89,861,108 shares of common stock outstanding. Except as noted below, each of the stockholders identified in the table below has sole voting and investment power over the common stock beneficially owned by that person and the address for each individual listed below is: c/o Adamas Trust, Inc., 90 Park Avenue, New York, New York 10016.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)		Percent of Class
BlackRock, Inc. (2)	13,842,837		15.4%
Howard Amster and related entities (3)	5,118,385		5.7%
Steven R. Mumma	528,681	(4)	*
Jason T. Serrano	389,714	(6)	*
Nicholas Mah	251,456	(7)	*
Kristine R. Nario-Eng	156,546	(8)	*
Steven G. Norcutt	116,828	(4)	*
Michael B. Clement	101,309	(5)	*
Lisa A. Pendergast	91,625	(4)	*
Audrey E. Greenberg	65,362	(4)	*
Eugenia R. Cheng	58,739	(4)	*
All directors, nominees and current executive officers as a group (9 persons)	1,760,260		2.0%

*	Represents less than one percent of our issued and outstanding shares.
(1)
The number of shares of common stock “beneficially owned” by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes (i) any shares as to which the person or entity has sole or shared voting power or investment power and (ii) any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after April 17, 2026, including any shares which could be purchased by the exercise of options at or within 60 days after April 17, 2026.

(2)
Information based on a Schedule 13G filed with the SEC on July 17, 2025 by BlackRock, Inc., 50 Hudson Yards, New York, NY 10001. The reporting person has sole voting power over 13,621,986 shares of common stock and sole dispositive power over 13,842,837 shares of common stock. The reporting person has shared voting power and shared dispositive power over zero shares.

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(3)
Information based on a Schedule 13D filed with the SEC on February 26, 2025 by Howard Amster, Howard Amster and Tamra Gould Charitable Remainder Unitrust U/A DTD 03/18/1993 (“1993 Trust”), Howard Amster Charitable Remainder Unitrust U/A DTD 04/22/1998 (“1998 Trust”), Howard Amster Charitable Remainder Unitrust U/A DTD 01/11/2005 (“2005 Trust”), Howard Amster 2019 Charitable Remainder Unitrust #1 U/A DTD 05/20/2019 (“Trust 1”), Howard Amster 2019 Charitable Remainder Unitrust #2 U/A DTD 05/20/2019 (“Trust 2”), Howard Amster 2019 Charitable Remainder Unitrust #3 U/A DTD 05/20/2019 (“Trust 3”), Howard Amster 2019 Charitable Remainder Unitrust #4 U/A DTD 05/20/2019 (“Trust 4”), Howard Amster 2019 Charitable Remainder Unitrust #5 U/A DTD 05/20/2019 (“Trust 5”), Howard Amster 2019 Charitable Remainder Unitrust #7 U/A DTD 05/20/2019 (“Trust 7”), Howard Amster 2021 Charitable Remainder Unitrust #1 U/A DTD 08/10/2021 (“2021 Trust 1”), Howard Amster 2021 Charitable Remainder Unitrust #2 U/A DTD 08/10/2021 (“2021 Trust 2”), Howard Amster 2021 Charitable Remainder Unitrust #3 U/A DTD 05/20/2019 (“2021 Trust 3), Howard Amster 2022 Charitable Remainder Unitrust #3 U/1 DTD 03/09/2022 (“2022 Trust 3” and together with 1993 Trust, 1998 Trust, 2005 Trust, Trust 1, Trust 2, Trust 3, Trust 4, Trust 5, Trust 7, 2021 Trust 1, 2021 Trust 2, and 2021 Trust 3, the “Trusts”), Amster Limited Partnership, Laughlin Holdings LLC, Pleasant Lake Apartments Limited Partnership, Ramat Securities LTD, Pleasant Lake Apartments Corp., Howard Amster Foundation, NewAx Inc., and Pleasant Lake Skoien Investments LLC (collectively, the “Amster Reporting Persons”). The address of Amster Reporting Persons is 290 North Olive #523, West Palm Beach, FL 33401. Mr. Amster is deemed to be the beneficial owner of: (i) 2,682,420 shares of common stock that are owned directly by Mr. Amster, over which Mr. Amster has sole voting and dispositive power; (ii) 838,414 shares of common stock that are owned in the aggregate by Pleasant Lake Apartments Corp., Pleasant Lake Apartments Limited Partnership, and Laughlin Holdings, LLC, over which Mr. Amster has sole voting and dispositive power; (iii) 584,660 shares of common stock that are owned in the aggregate by the Trusts, over which Mr. Amster, as sole trustee, has sole voting and dispositive power; (iv) 348,371 shares of common stock that are owned by the Howard Amster Foundation over which, Mr. Amster, as President, has sole voting and dispositive power; (v) 223,688 shares of common stock that are owned by Amster Limited Partnership, over which Mr. Amster, as sole General Partner, has sole voting and dispositive power; (vi) 343,400 shares of common stock that are owned by Ramat Securities, Ltd., over which Mr. Amster, as authorized representative and majority member, has sole voting and dipositive power; (vii) 45,397 shares of common stock that are owned by NewAx Inc., over which Mr. Amster, as a member of the Board of Directors and majority shareholder, has shared voting and dispositive power, and (viii) 52,035 shares of common stock owned by Pleasant Lake Skoien Investments LLC, over which Mr. Amster, as President of Pleasant Lake Apartments Corp., the General Partner of Pleasant Lake Apartments LP, the Managing Member of Pleasant Lake Apartments LLC, which is the Managing Member of Pleasant Lake Skoien Investments LLC, has shared voting and dispositive power.

(4)
The number of shares of common stock reported for such member of the Board of Directors includes 18,678 shares of common stock underlying unvested deferred stock units and 18,462 shares of common stock underlying vested but unsettled deferred stock units, each granted to such member under the Stock Plan.

(5)
The number of shares of common stock reported for such member of the Board of Directors includes 18,678 shares of common stock underlying unvested deferred stock units granted to such member under the Stock Plan.

(6)
The number of shares of common stock excludes 427,216 unvested restricted stock units and 891,024 unvested performance stock units, which represents the aggregate target amount of unvested performance stock units issued to Mr. Serrano in 2024, 2025 and 2026.

(7)
The number of shares of common stock excludes 257,337 unvested restricted stock units and 555,793 unvested performance stock units, which represents the aggregate target amount of unvested performance stock units issued to Mr. Mah in 2024, 2025 and 2026.

(8)
The number of shares of common stock excludes 122,543 unvested restricted stock units and 256,930 unvested performance stock units, which represents the aggregate target amount of unvested performance stock units issued to Ms. Nario-Eng in 2024, 2025 and 2026.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

We are an internally-managed real estate investment trust, or REIT, for U.S. federal income tax purposes focused on strategically deploying capital across complementary businesses to generate durable earnings and long-term value for stockholders through disciplined portfolio management and an operating platform designed to capture opportunities across real estate and capital markets. Our targeted assets include (i) Agency RMBS, (ii) residential loans, including business purpose loans, (iii) non-Agency RMBS and (iv) certain other mortgage-, residential housing- and credit-related assets, as well as strategic investments in companies from which we purchase, or may in the future purchase, our targeted assets. Our hybrid investment strategy and the mortgage REIT industry in which we operate require that we maintain a highly qualified executive management team with strong operational skills.

The information set forth under this Compensation Discussion and Analysis (“CD&A”) section describes the executive compensation program that was in place for 2025 for our Chief Executive Officer (Jason T. Serrano), our President (Nicholas Mah) and our Chief Financial Officer (Kristine R. Nario-Eng) (collectively, our "NEOs"). We had no other NEOs in 2025.

This CD&A explains the overall objectives, elements and policies underlying our named executive officer compensation program for 2025. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Future compensation programs that we adopt may differ materially from current programs.

Stockholder Engagement and Say-on-Pay

In overseeing our executive compensation programs, the Compensation Committee and our full Board of Directors undertakes an extensive evaluation of our executive compensation program and makes a concerted effort to reach out to our top ten largest stockholders, including multiple outreach communications, to understand their views on our executive compensation program and Company. This engagement process provides valuable opportunities to discuss our compensation philosophy and practices with, and gather feedback from, our stockholders. As a result of our stockholder engagement process and the feedback received in recent years, the Compensation Committee and our Board of Directors have responded by adjusting certain components of our executive compensation program in recent years, including:

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We generally received positive feedback from stockholders regarding the adjustments listed above. At our 2025 Annual Meeting of Stockholders, the advisory vote to approve our named executive officer compensation for the year ended December 31, 2024 (the “2025 Say-on-Pay Proposal”) was approved by approximately 97% of the shares voted. While we were pleased to see this level of support, we intend to continue to engage with our stockholders in the future regarding our executive compensation program and other matters.

Stockholder Engagement

Following our 2025 Annual Meeting of Stockholders, our Chief Executive Officer, President, Chair of the Compensation Committee and a member of our investor relations team engaged in outreach efforts with our ten largest stockholders by number of shares held as of June 30, 2025. These ten stockholders held approximately 49% of the outstanding shares of our common stock as of June 30, 2025. We highly value the dialogue with our stockholders, share their feedback with our entire Board of Directors and endeavor to enhance our practices and reporting to address stockholder perspectives and interests.

As a result of our outreach efforts, we were able to engage with approximately 22% of the outstanding shares of our common stock as of June 30, 2025. Feedback from these interactions has been instrumental in shaping our approach to operations, governance and compensation strategies. Through this engagement process, we received valuable input from our stockholders on Board composition, risk oversight, information flow, and stockholder engagement practices.

In the area of governance, stockholders generally expressed support for the Board's current composition and size, noting alignment with the Company’s strategic direction. At the same time, they emphasized the importance of continued evolution of Board skillsets, particularly in areas such as risk management and technology oversight. Stockholders also underscored the value of thoughtful succession planning, robust Board self-evaluations, and ongoing director education. In response, we have maintained our focus on Board refreshment and succession planning as ongoing priorities and supported director continuing education by providing third-party materials and publications, promoting industry engagement through conferences, and increasing exposure to emerging topics, including technology and infrastructure.

With respect to risk oversight, stockholders highlighted the importance of proactive identification and management of key and emerging risks, including credit, funding, operational, and technology-related risks. They also discussed the importance of strong information flow between management and the Board, including comprehensive materials and regular engagement that supports effective oversight. In response, we continue to facilitate structured and frequent discussions of risk at both the management and Board levels, provide detailed reporting to support oversight responsibilities, and incorporate emerging topics such as IT and artificial intelligence into Board-level dialogue.

Finally, stockholders provided positive feedback on our enhanced disclosures and encouraged continued transparency and alignment between strategy, governance, and communications. Investors reiterated their appreciation for proactive outreach and constructive engagement, while noting evolving regulatory considerations that may influence engagement dynamics. We remain committed to maintaining an open and transparent stockholder engagement program to the extent practicable, refining our disclosures to provide clear and decision-useful information, and incorporating stockholder feedback into our governance and oversight practices where appropriate.

Stockholder Outreach Program

In addition to our routine stockholder communications, our enhanced outreach program encompasses strategic engagement through the Proxy Statement, Annual Meeting and Stockholder Engagement as delineated below. These phases collectively represent opportunities to augment stockholder engagement, transparency, and alignment with our primary stakeholders' interests. By leveraging diverse communication channels, we aim to cultivate substantive dialogue and fortify relationships with our stockholders.

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•Proxy Statement
The Proxy Statement not only fulfills regulatory obligations but also serves as a platform to highlight our governance practices, executive compensation policies, and corporate responsibility initiatives. Through the use of comprehensive disclosure that explains or provides our rationale for our various decisions, policies and programs, we aim to reinforce transparency and accountability with our stockholders.

•Annual Meeting
The Annual Meeting represents a pivotal event wherein stockholders and companies convene to deliberate on significant corporate governance, executive compensation, and other matters. Beyond voting on specific matters on the meeting's agenda, it provides a platform for stockholders to directly communicate views and concerns to leadership.

•Stockholder Engagement
As a proactive initiative, Stockholder Engagement entails comprehensive outreach to and engagement with stockholders to facilitate further clarification of stockholder concerns regarding corporate governance, executive compensation, and corporate responsibility matters. Tailored outreach to key stockholders ensures personalized attention, while feedback garnered during this period informs future decision-making, aligning corporate initiatives with stockholder expectations where appropriate.

We believe that good governance includes maintaining a consistent and transparent dialogue with our stockholders and that understanding the perspectives and interests of stockholders, and sharing that information with our Board of Directors, helps contribute to the Company’s long-term success. We continue to engage in stockholder outreach through various engagement channels and solicit feedback on our executive officer compensation program and other topics. We are committed to engaging with our stockholders on a regular basis and incorporating their comments and addressing their concerns regarding our operations when and as appropriate.

NEO Compensation Program Objectives for 2025

The Compensation Committee of our Board of Directors is responsible for establishing and administering policy, on an annual basis, with respect to the compensation of our NEOs. We are committed to providing an executive compensation program that supports the following goals and philosophies:

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Structure of Our 2025 NEO Compensation Program

As discussed in more detail herein, our 2025 NEO compensation program is comprised of the following primary compensation elements:

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Management’s Assessment of our Performance in 2025

During the year ended December 31, 2025, we achieved the highest level of annual investment activity in our history, expanding our investment portfolio by approximately $3.1 billion, or 42%. Our investment acquisitions during 2025 were primarily concentrated in Agency RMBS and business purpose loans, with Agency RMBS representing greater than a majority of our capital as of December 31, 2025. We believe that our continued repositioning of capital into these strategies has enhanced the resilience of our earnings profile and strengthened our ability to navigate evolving market conditions. During the year ended December 31, 2025, net interest income grew by 78% over the prior year, net income attributable to common stockholders was $101.1 million, or $1.12 per share, and EAD per common share, a non-GAAP financial measure, rose by 141% over prior year. In addition, GAAP book value per share and adjusted book value per share, a non-GAAP financial measure, rose by 3.4% and 2.7%, respectively, over prior year levels. Supported by sustained earnings momentum, our Board of Directors increased our quarterly dividend in the third quarter of 2025, representing a 15% increase over the dividend declared in the prior quarter.

During 2025, we rebranded the Company to Adamas Trust, Inc. and completed the acquisition of the remaining 50% interest in Constructive, which provides us with a business purpose loan origination platform. We also completed several capital markets and financing initiatives in 2025 designed to support future portfolio growth and further strengthen our balance sheet. These included four residential loan securitizations and two corporate bond issuances that provide additional flexibility to fund new investments. Lastly, we completed the wind-down of our multi-family joint venture equity investments during the year.

The following summarizes certain of our key financial results and operational initiatives in 2025.

Highlights of Our NEO Compensation for 2025

The following is a summary of the highlights of our NEO compensation for 2025:

•base salary represented 13% of total compensation for our NEOs, including 2025 Long-Term EIP awards, and just 11% of our Chief Executive Officer's total compensation in 2025;

•approximately 85% of the total compensation (as disclosed in the "Summary Compensation Table" below) awarded to our NEOs in 2025 is subject to time-based or performance-based conditions; and

•approximately 68% of the total compensation for our NEOs and for our Chief Executive Officer in 2025, including 2025 Long-Term EIP awards, was issued pursuant to a performance-based incentive plan or award.

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Certain Defined Terms

The following defines certain of the commonly used terms in this “Executive Compensation” section:

•“Stock Plan” refers to the equity incentive plan initially approved by our stockholders at the 2017 Annual Meeting of Stockholders of the Company, as amended, pursuant to which we may grant equity compensation awards;

•“2022 Long-Term EIP” refers to our Long-Term Equity Incentive Program that provides for the grant to our NEOs and certain other key employees in 2022 of performance share units ("PSUs") that would have become earned and non-forfeitable based on the attainment of relative total stockholder return hurdles over a three-year performance period that commenced on January 1, 2022 and ended on December 31, 2024 and restricted stock units ("RSUs") subject to time-based vesting conditions that vested ratably on January 1, 2023, 2024 and 2025;

•“2023 Long-Term EIP” refers to our Long-Term Equity Incentive Program that provides for the grant to our NEOs and certain other key employees in 2023 of PSUs that will become earned and non-forfeitable based on the attainment of relative total stockholder return hurdles over a three-year performance period that commenced on January 1, 2023 and ends on December 31, 2025 and RSUs subject to time-based vesting conditions that vest ratably on January 1, 2024, 2025 and 2026;

•“2024 Long-Term EIP” refers to our Long-Term Equity Incentive Program that provides for the grant to our NEOs in 2024 of PSUs that will become earned and non-forfeitable based on the attainment of relative total stockholder return hurdles over a three-year performance period that commenced on January 1, 2024 and ends on December 31, 2026 and RSUs subject to time-based vesting conditions that vest ratably on January 1, 2025, 2026 and 2027;

•“2025 Long-Term EIP” refers to our Long-Term Equity Incentive Program that provides for the grant to our NEOs in 2025 of PSUs that will become earned and non-forfeitable based on the attainment of relative total stockholder return hurdles over a three-year performance period that commenced on January 1, 2025 and ends on December 31, 2027 and RSUs subject to time-based vesting conditions that vest ratably on January 1, 2026, 2027 and 2028;

•“2026 Long-Term EIP” refers to our Long-Term Equity Incentive Program that provides for the grant to our NEOs in 2026 of PSUs that will become earned and non-forfeitable based on the attainment of relative total stockholder return hurdles over a three-year performance period that commenced on January 1, 2026 and ends on December 31, 2028 and RSUs subject to time-based vesting conditions that vest ratably on January 1, 2027, 2028 and 2029;

•“2022 Annual Incentive Plan” refers to the annual incentive plan approved by our Board of Directors and the Compensation Committee for performance in 2022;

•“2023 Annual Incentive Plan” refers to the annual incentive plan approved by our Board of Directors and the Compensation Committee for performance in 2023;

•“2024 Annual Incentive Plan” refers to the annual incentive plan approved by our Board of Directors and the Compensation Committee for performance in 2024;

•“2025 Annual Incentive Plan” refers to the annual incentive plan approved by our Board of Directors and the Compensation Committee for performance in 2025; and

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•“2026 Annual Incentive Plan” refers to the annual incentive plan approved by our Board of Directors and the Compensation Committee for performance in 2026.

Employee Stock Ownership Guidelines

Our Board of Directors believes that significant ownership of our common stock by our executive officers helps to align the interests of our officers with those of our stockholders and is consistent with our commitment to sound corporate governance. Pursuant to our Employee Stock Ownership Guidelines approved by our Board of Directors, our Chief Executive Officer and our President are required to own shares of our common stock having a value equal to at least five times their base salary, while our other executive officer is required to own shares of our common stock having a value equal to at least two times base salary and have from the later of five years from the adoption of these guidelines for a specified executive or the fifth anniversary of such executive officer’s appointment to such position to comply. The value of qualifying shares held by an executive officer is calculated as the sum of the gross purchase price (in the case of open market purchases) and grant date fair value (in the case of equity awards) of qualifying shares. At any time that our executive officers are not in compliance with these guidelines, he or she will not be permitted to sell or dispose of any shares of our common stock except to the extent that such sale or disposal relates to payment of taxes associated with the vesting of equity awards, including restricted stock, RSUs and PSUs. As of the date of this proxy statement, each of our executive officer's stock ownership complies, or is within the five-year window to satisfy compliance, with our Employee Stock Ownership Guidelines.

For more information on the share ownership of our executive officers, see “Share Ownership of Certain Beneficial Owners and Our Directors and Executive Officers” herein.

Scope of Authority of Compensation Committee

The Compensation Committee has overall responsibility for approving, evaluating and, in some cases, recommending to our Board of Directors, on an annual basis, director and officer compensation plans, policies and programs, including determining salaries, annual cash incentive awards, long-term equity incentive awards, restricted stock awards, employment, change in control and termination arrangements and director fees. Pursuant to its charter, the Compensation Committee has the sole authority to retain, terminate and pay any compensation consultant to be used to assist in the evaluation of director and senior executive compensation, as well as the authority to retain special legal, accounting or other consultants to advise the committee and may form subcommittees and delegate its authority to such subcommittees.

Role of Our Independent Compensation Consultant

The Compensation Committee first engaged Pearl Meyer in the fall of 2019 to serve as its independent compensation consultant on executive and director compensation matters for 2020. The Compensation Committee has continued to utilize Pearl Meyer as its independent compensation consultant each year since that time. In 2024 and 2025, Pearl Meyer consulted with and provided feedback to the Compensation Committee on the various features of our executive compensation programs and participated in calls with members of management and the Compensation Committee. The Compensation Committee also had Pearl Meyer conduct a review of the Company's executive compensation program again in both the fall of 2024 and 2025, including an analysis of industry peers. Pearl Meyer reported directly to the Compensation Committee. The Compensation Committee reviews annually Pearl Meyer’s performance and provides Pearl Meyer with direct feedback during its engagement.

The Compensation Committee recognizes that it is essential to receive objective advice from its compensation advisers. To that end, the Compensation Committee assessed the independence of Pearl Meyer pursuant to the Compensation Committee’s charter and SEC rules and concluded that Pearl Meyer is and continues to be independent. In addition, the Compensation Committee concluded that Pearl Meyer's work for the Compensation Committee has not raised any conflicts of interest.

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Process for Setting Executive Compensation

Overview

The Compensation Committee has primary responsibility for reviewing, setting and approving the compensation of our Chief Executive Officer and reviewing, approving and recommending to our Board of Directors compensation for our other NEOs in a manner that is effective and consistent with our overall executive compensation strategy. The Compensation Committee reviews on an individual basis the performance of our NEOs and, with respect to the compensation of our NEOs who are not the Chief Executive Officer, it also considers the recommendations of our Chief Executive Officer.

The Compensation Committee generally reviews compensation levels for our NEOs near the beginning of each calendar year in determining base salaries and projected ranges for total compensation for the new fiscal year, and then meets again following the end of such fiscal year to review the Company’s and each NEOs’ actual performance, at which time it typically makes determinations with respect to annual cash and equity incentive compensation. With respect to long-term equity incentive awards, the Compensation Committee generally intends to make award determinations near the beginning of the performance period of the applicable award. In situations where we hire or promote a new NEO during the fiscal year, the Compensation Committee may make base salary and incentive compensation determinations in close proximity to the NEO's hiring or promotion date. The Compensation Committee may also adjust or modify awards subsequent to the initial grant date to give effect to changes to base salary that may occur during any given year.

The Compensation Committee reviews all elements of compensation and total compensation payable to each of our NEOs. As part of its annual review of the compensation of our NEOs, the Compensation Committee typically considers a number of factors in determining or structuring compensation, including the nature of the executive’s job and the responsibilities related thereto, the executive’s job performance compared to goals and objectives established for the Company and the executive at the beginning of the year and in relation to actual market conditions, the experience level of the executive in his or her current position, the compensation levels of competitive jobs within a peer group of companies selected by the Compensation Committee with the assistance of our independent compensation consultant, our financial performance and financial condition on an absolute and relative basis, the execution of our investment and financing strategy, the impact of compensation determinations on our budgeted operating expense ratios, individual contributions to our mission, values and longer-term strategic goals and certain other factors. These factors described above may vary from year to year in importance to, and usage by, the Compensation Committee, depending upon market conditions, corporate priorities and individual circumstances.

The Compensation Committee also reviews and makes recommendations to our Board of Directors annually with respect to the compensation of our non-employee directors. In setting director compensation, our Board of Directors generally considers the compensation practices and levels for directors paid by a peer group selected by the Compensation Committee and by other mortgage REITs, as well as the expected time commitment from the non-employee directors in such year.

Compensation Benchmarking and Use of Peer Groups

We first engaged Pearl Meyer in the fall of 2019 to benchmark base salaries, total annual compensation (i.e., base salary + compensation paid under our annual incentive plan) and total direct compensation (i.e., base salary + compensation paid under our annual incentive plan + target payouts under our Long-Term EIPs).

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Since that time, the Compensation Committee has engaged Pearl Meyer from time to time to conduct a market pay analysis for our NEOs compared to the NEOs of our peer group and to recommend changes, as necessary, to maintain or improve competitiveness for talent. In 2023, Pearl Meyer again reviewed the peer group used by the Compensation Committee in its compensation considerations. While it is the Compensation Committee’s goal to provide compensation opportunities that are responsive to both individual and corporate-level performance and that are competitive within industry standards and among our peers, the Compensation Committee has not established a policy of directly linking compensation for our NEOs to any specific target market percentile for NEO pay levels. The Compensation Committee has historically taken the view that because pay practices and compensation levels among participants in our industry can vary significantly from one year to the next and the information regarding those practices and levels is often times outdated by the time it becomes publicly available, the use of a specific target market position may not necessarily reflect the Compensation Committee’s assessment of performance as the primary driver of pay levels. Instead, the Compensation Committee attempts to structure our executive compensation program for our NEOs in a manner that is both competitive enough to retain their services and appropriately rewards their performance, but is also consistent with our needs from an expense perspective.

At the outset of the benchmarking process, the Compensation Committee reviewed, with the assistance of its compensation consultant, the possible composition of our peer group, including the size of the peer group and the rationale for including certain companies, each of which have similarity to us based on one or more factors, including business focus, size and/or geography. Because of the limited compensation information available for mortgage REITs, the Compensation Committee has, with input from its compensation consultant, developed a peer group that extends beyond internally-managed mortgage REITs. This peer group also includes other real estate-focused or related finance companies, each of which have similarity to us based on business focus, size (based on equity market capitalization) and/or geography and the executives of which are required to have similar skills and experience as our executives. In addition, this peer group may include companies that have, in prior years, been identified by proxy advisory firms as comparable to us in their evaluation of us in connection with developing their annual say-on-pay vote recommendation, or that we may compete with in recruiting talent.

In constructing a peer group, the Compensation Committee focused on developing a peer group comprised of comparably-sized mortgage REITs or other industry-relevant companies that are internally-managed and compete with us for business, executive talent, and/or investor capital. With input from Pearl Meyer, the Compensation Committee has updated the composition of the peer group from time to time. The current peer group identified by the Compensation Committee and set forth below is comprised of 11 companies that had equity market capitalizations between $700 million and $5.3 billion as of December 31, 2024. The Company's equity market capitalization as of December 31, 2024 was $549 million. The Compensation Committee has determined to exclude externally-managed mortgage REITs from our peer group due to the limited publicly available comparative compensation data for their executives. We sometimes refer to the industry groups identified by the Compensation Committee for benchmarking purposes as our "peer group."

Arbor Realty Trust, Inc.	MFA Financial, Inc.
Brightspire Capital, Inc.	PennyMac Financial Services, Inc.
Chimera Investment Corporation	Redwood Trust, Inc.
Dynex Capital, Inc.	Two Harbors Investment Corp.
Hannon Armstrong Sustainable Infrastructure Capital, Inc.	Walker & Dunlop, Inc.
Ladder Capital Corp.

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The Compensation Committee believes that a carefully selected and assembled peer group can provide information that is useful to decision making on compensation—both the level of compensation and the underpinnings for short- and long-term pay program design. While the Compensation Committee recognizes that a peer group must evolve with the business and cannot remain static, it also believes that size (based on equity market capitalization), enterprise value, direct competition and industry relevance are the most key considerations in establishing a peer group and that significant turnover in a peer group from year to year may make measurement and management of an executive compensation program less effective.

Consideration of Prior "Say-on-Pay" Votes
At the 2024 and 2025 Annual Meetings of Stockholders, the advisory vote on executive compensation was approved by approximately 95% and 97%, respectively, of shares voted. The strong level of support on these advisory votes was considered by the Compensation Committee in its decision making with respect to the structure of our compensation programs for 2025 and 2026.

Executive Compensation Program Components for 2025

Similar to 2024, our 2025 executive compensation program was comprised of three separate and primary elements, including base salary, annual incentive compensation (in the form of the 2025 Annual Incentive Plan) and long-term equity incentive awards (in the form of the 2025 Long-Term EIP). In developing our executive compensation program for 2025, the Compensation Committee considered (i) market practices among our peer group, (ii) our existing compensation structure and its effectiveness in aligning with our compensation program objectives, (iii) internal pay equity, (iv) the retention of key employees of our Company, (v) the level of support received for our recent "say-on-pay" advisory votes and feedback received from stockholder outreach meetings and (vi) the views of Pearl Meyer. The following provides an overview of our approach to each primary element of our NEO compensation program and an analysis of the compensation paid under each of these elements.

Base Salary

Base salary, which represents the fixed element of our executive compensation program, provides for basic economic security at a level that allows us to retain the executive’s services. The Compensation Committee generally establishes annual base salaries for our NEOs commensurate with the level of experience that the executive brings to the position, the nature of the responsibilities required of the executive, such as whether the executive is performing in multiple roles, how successful the executive is in achieving goals established by the Compensation Committee and the executive’s contributions to the Company and internal pay equity considerations, but does not assign any specific weights to these factors. As discussed in other parts of this CD&A, the Compensation Committee also gives significant consideration to the size of the Company and our projected general and administrative expenses in setting annual base salaries and has not historically targeted base salaries for our NEOs to any specific level within the range of base salaries paid by our peer group. Base salaries are reviewed annually and may be adjusted to better match competitive market levels or to recognize an executive’s professional growth and development, increased responsibility or other discretionary factors.

In January 2025, after taking into account a number of factors, including peer group data and individual and Company performance, the Compensation Committee determined to increase Mr. Serrano’s base salary by approximately 5% for the first time in two years to $920,000. Similarly, the Compensation Committee increased each of Mr. Mah's and Ms. Nario-Eng's base salaries for 2025 by approximately 5%, advancing Mr. Mah’s to $720,000 and Ms. Nario-Eng's to $550,000.

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Annual Incentive Compensation

Annual incentive compensation, in the form of cash incentive compensation, is available to each of our NEOs under the 2025 Annual Incentive Plan. Annual incentive compensation serves as a means of linking annual compensation both to our overall corporate financial performance and to qualitative individual performance criteria that are within the control of our NEOs. The Compensation Committee believes cash incentive compensation payable under the 2025 Annual Incentive Plan provides our NEOs with current income for achieving corporate financial and individual performance criteria during 2025 and further reinforces key financial and strategic objectives in support of value creation.

Pursuant to the 2025 Annual Incentive Plan, our NEOs had the opportunity to earn annual incentive compensation upon achieving certain corporate financial goals, which we refer to as the "Quantitative Component," as well as individual goals that reflect their direct contributions to our progress on a range of non-financial organizational matters, which we refer to as the "Qualitative Component." The 2025 Annual Incentive Plan was designed to primarily constitute performance-based incentive compensation, with a significant majority of all awards granted thereunder (i.e., 75%) subject to financial metrics under the Quantitative Component. The Qualitative Component under our 2025 Annual Incentive Plan represented 25% of target award opportunities and focused on an NEO’s contributions during 2025 to strategic objectives considered important to our mission, values, and longer-term strategic goal of creating stockholder value and delivering long-term stable distributions to our stockholders over changing economic conditions, including leadership, employee retention, progress towards portfolio and financing objectives, various corporate initiatives and efforts relating to risk management and capital preservation, among others. The Compensation Committee set the 75%/25% weighting between quantitative and qualitative components starting back in 2020 based in large part on the recommendation of Pearl Meyer, which then found that most of our peer group capped the weighting of their applicable qualitative components at 25% or higher of the total target annual incentive award opportunity for similarly situated employees.

The Compensation Committee generally reviews target award opportunities annually towards the beginning of the new fiscal year to ensure that they are appropriate and market competitive. Each NEO’s target for annual incentive compensation, set forth in the table below, is determined based on an evaluation of many of the same factors used in setting base salaries as well as peer company data.

Named Executive Officer	2024 Target Bonus	2025 Target Bonus
Jason T. Serrano	$2,187,500	$2,300,000
Nicholas Mah	$1,712,500	$1,800,000
Kristine R. Nario-Eng	$708,750	$825,000

Following a review of market data for our peer group companies, the Compensation Committee determined to leave target bonus multiples for 2025 unchanged from 2024 multiples for Mr. Serrano and Mr. Mah and to increase Ms. Nario-Eng's target bonus multiple expressed as percentages of base salary to 1.50x for 2025 from 1.35x for 2024. The increases to Mr. Serrano's and Mr. Mah's target bonus in 2025 was a function of an increase in each such NEO's base salary in 2025.

Following a review of the form of annual incentive compensation paid by our peer group, the Compensation Committee concluded that a significant majority of the peer group pays 100% of its annual incentive compensation in cash. Under the 2025 Annual Incentive Plan, 100% of annual incentive compensation was expected to be paid in cash and, consistent with this expectation, the Compensation Committee approved the payment of annual incentive compensation for 2025 in cash only.

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Quantitative Component (Weighted 75%)

Historically, the Quantitative Component under our annual incentive plans was based on one or more absolute performance measures. While the Compensation Committee valued the formulaic and absolute return framework under those annual incentive plans, it determined that basing 100% of the Quantitative Component on a single absolute performance measure is not always compatible with the overall performance of management during difficult macro-environments for mortgage REITs when a measure of relative performance may provide a better assessment of management performance.

In both 2020 and 2022, the use of a single absolute performance measure resulted in the NEOs receiving no compensation under the Quantitative Component, yet the Company outperformed more than half of its peers on the same or similar metric during those periods. The Compensation Committee also gave consideration to its strong preference to avoid the use of positive discretion under its annual incentive plans going forward when single absolute measures may fail to effectively assess performance.

For these reasons, the Compensation Committee determined beginning in 2023 that the Quantitative Component under the Company's annual incentive plans would be comprised of two performance measures each having a weighting of 37.5%, which includes both an absolute and a relative measure of Adjusted TER as the basis for corporate financial performance determinations under the Quantitative Component. As such, regardless of the Company's level of achievement with respect to the relative measure of Adjusted TER, the amount earned by each NEO under the portion of the Quantitative Component attributable to the absolute measure of Adjusted TER would be zero to the extent that the level of achievement with respect to such absolute measure did not reach the threshold level of achievement (i.e., 2%). The specific thresholds and payout levels with respect to the relative measure of Adjusted TER and absolute measure of Adjusted TER are described in more detail below.

In selecting Adjusted TER as both an absolute and relative performance measure under the Quantitative Component, the Compensation Committee concluded that Adjusted TER was the most optimal method for measuring corporate financial performance on an annual basis, both on an absolute and relative basis, and that management was better able to influence a measure of Adjusted TER on an annual basis as compared to TSR, which the Compensation Committee believes is better suited to awards based on a multi-year performance period. For purposes of the 2025 Annual Incentive Plan, Adjusted TER was defined as (A) the sum of (i) the Company’s adjusted book value per common share at the end of the applicable performance period minus the Company's adjusted book value per common share as of the day immediately preceding the first day of the performance period and (ii) the aggregate dividends per common share declared by the Company during the applicable performance period, divided by (B) the Company’s adjusted book value per common share as of the day immediately preceding the first day of the performance period.

Adjusted book value is a non-GAAP financial measure that we calculate for purposes of the 2025 Annual Incentive Plan by making the following adjustments to GAAP book value per common share: (i) exclude our share of cumulative depreciation and lease intangible amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, (ii) exclude the cumulative adjustment of redeemable non-controlling interests to estimated redemption value, (iii) adjust our amortized cost liabilities that finance our investment portfolio to fair value and (iv) adjust other items as determined by the Compensation Committee in its sole discretion. The Compensation Committee made no other adjustments to GAAP book value except as described in (i), (ii) and (iii) in the immediately preceding sentence. For purposes of calculating the Adjusted TER of the members of the identified performance peer group for the measurement period, we calculated adjusted book value per common share for each member of such peer group as GAAP book value per common share, as adjusted for any items deemed appropriate in the sole discretion of the Compensation Committee, which may include adjustments similar to those described above with respect to the calculation of our Adjusted TER. See Appendix B — “Non-GAAP Financial Measures” for a definition of adjusted book value and a reconciliation of GAAP book value to adjusted book value.

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The Compensation Committee has used various forms of total economic return as a performance measure under our annual incentive plans for several years. We began using Adjusted TER in 2023 to align the performance measure under our annual incentive plans with the key performance measure used by management in assessing our corporate financial performance.

The ultimate amount of the payout under the Quantitative Component of the 2025 Annual Incentive Plan is contingent on the Company exceeding specified performance hurdles for Adjusted TER during the applicable performance period. The Compensation Committee generally reviews performance hurdle levels annually towards the beginning of the new fiscal year to ensure that established hurdles are appropriate and market competitive. The examination of hurdle levels often includes a review of the actual performance-level achieved by the Company in the prior year, changing market conditions, particularly as it relates to interest rates and credit markets, and the hurdle levels employed by other internally-managed mortgage REITs. For purposes of the 2025 Annual Incentive Plan, the Compensation Committee reduced the threshold performance hurdle level under the "Absolute TER Measure" to 2% with a corresponding decline in the payout percentage to 25% at that level. In moving the threshold hurdle under the Absolute TER Measure to 2% from 4%, the Compensation Committee considered the recent significant market volatility and uncertainty and data for similar features at our peer group. In addition, the Compensation Committee noted that by reducing the payout percentage to 25% at the 2% threshold level, achievement of Absolute TER under the 2025 Annual Incentive Plan at the former threshold of 4% will provide for a lower payout percentage (i.e., below 50%) than under the 2024 Annual Incentive Plan. Other hurdle levels remained unchanged for the Quantitative Component’s absolute performance measure (“Quantitative Component Absolute Hurdles”), while establishing performance level hurdles for the Quantitative Component’s relative performance measure consistent with the relative hurdle levels for TSR under our 2024 PSU Awards.

Measuring Absolute Performance for Adjusted TER: The following table sets forth the Quantitative Component Absolute Hurdles and corresponding incentive compensation payouts for each of our NEOs under the 2025 Annual Incentive Plan for the performance period that commenced on January 1, 2025 and ended on December 31, 2025:

Absolute Adjusted TER Hurdles	Payout as a % of Target Bonus Upon Achievement of Absolute Adjusted TER Hurdles (1)
Less than 2%	—
2%	25%
9%	100%
14%	200%
(1)For fiscal year 2025, if absolute performance was between the threshold (2%) and target (9%) or between the target (9%) and maximum (14%), the performance level achieved was determined by applying linear interpolation to the performance interval. Actual incentive compensation earned under the Quantitative Component Absolute Hurdles was calculated by multiplying 37.5% by the product of the applicable payout percentage and target bonus.

For the year ended December 31, 2025, the Compensation Committee concluded that our Adjusted TER was 11%, between target and maximum performance hurdles. Set forth in the table below is the payout calculation for each of our NEOs based on the achievement of the Quantitative Component Absolute Hurdle at 11%.

Named Executive Officer	Target Bonus	Payout as a % of Target Bonus	Weighted Percentage	Quantitative Absolute TER Incentive Payout Amount
Jason T. Serrano	$2,300,000	140%	37.5%	$1,210,000
Nicholas Mah	$1,800,000	140%	37.5%	$946,957
Kristine R. Nario-Eng	$825,000	140%	37.5%	$434,022

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Measuring Relative Performance for Adjusted TER: The ultimate amount of the payout under the Quantitative Component’s relative performance measure is contingent on our attaining relative performance hurdles for Adjusted TER for a performance period that commenced on October 1, 2024 and ran through September 30, 2025 based on the percentile ranking of our Adjusted TER against the Adjusted TER for the same performance period of an identified performance peer group of 18 mortgage REITs (including us) set forth in our 2025 PSU Agreement (“Quantitative Component Relative Hurdles”). See “Long-Term Equity Incentive Compensation” for more information regarding the composition of the identified performance peer group.

The following table sets forth the Quantitative Component Relative Hurdles and corresponding incentive compensation payouts for each of our NEOs under the 2025 Annual Incentive Plan for the applicable performance period:

Relative Adjusted TER Hurdles	Payout as a % of Target Bonus Upon Achievement of Relative Adjusted TER Hurdles (1)
Less than 25%	—
25%	50%
55%	100%
75%	200%
(1)For the performance period, if performance is between the threshold (25%) and target (55%) or between the target (55%) and maximum (75%), the performance level achieved is determined by applying linear interpolation to the performance interval. Actual incentive compensation earned under the Quantitative Component Relative Hurdles was calculated by multiplying 37.5% by the product of the applicable payout percentage and target bonus.

For the performance period, we ranked eleventh against our identified performance peer group. Accordingly, the Compensation Committee concluded that we achieved a Quantitative Component Relative Hurdle of 39% under the 2025 Annual Incentive Plan. Set forth in the table below is the payout calculation for each of our NEOs based on the achievement of the Quantitative Component Relative Hurdle at 39%.

Named Executive Officer	Target Bonus	Payout as a % of Target Bonus	Weighted Percentage	Quantitative Relative TER Incentive Payout Amount
Jason T. Serrano	$2,300,000	73%	37.5%	$632,500
Nicholas Mah	$1,800,000	73%	37.5%	$495,000
Kristine R. Nario-Eng	$825,000	73%	37.5%	$226,875

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Qualitative Component (Weighted 25%)

The Qualitative Component is intended to allow individuals to earn the portion of annual incentive compensation subject to the Qualitative Component (i.e. 25% of such annual incentive compensation) based on the Compensation Committee’s evaluation of the individual’s strategic contributions that are accretive to long term stockholder value creation and, specifically, how the individual performed relative to such qualitative factors deemed relevant by the Compensation Committee for fiscal year 2025. Because specific quantified corporate financial performance measures for the annual performance period drive 75% of the possible payout under the 2025 Annual Incentive Plan and such performance is often the result of business and investment decisions made in years falling outside of the performance period as well as macroeconomic factors outside of an individual's control, the Compensation Committee believes the Qualitative Component under the 2025 Annual Incentive Plan should focus on an NEO’s contributions during 2025 to strategic objectives considered important to our mission, values and longer-term strategic goal of creating stockholder value and delivering long-term stable distributions to our stockholders over changing economic conditions, including leadership, employee retention, progress towards portfolio and financing objectives, various corporate initiatives and efforts relating to risk management and capital preservation, among others. For these reasons, the Compensation Committee believes that an evaluation of performance under the Qualitative Component should be distinct from performance under the Quantitative Component.

Under the Qualitative Component, an NEO was eligible to receive annual incentive compensation equal to between 0% and 200% of their target bonus multiplied by 25%, which is the portion of annual incentive compensation subject to the Qualitative Component. Payout levels for each NEO at threshold, target and maximum performance under the Qualitative Component are set forth as follows:

Qualitative Component Hurdles	Payout as a % of Target Bonus Upon Achievement of Qualitative Component Hurdles (1)
Below Threshold	—
Threshold	50%
Target	100%
Maximum	200%

(1)For fiscal year 2025, if performance is between the threshold and target or between the target and maximum, the performance level achieved is determined by applying linear interpolation to the performance interval. Actual incentive compensation earned under the Qualitative Component is calculated by multiplying 25% by the product of the applicable payout percentage and target bonus.

Set forth in the table below is the payout for each of our NEOs based on the Compensation Committee's determination of the Qualitative Component of the 2025 Annual Incentive Plan. Under the Qualitative Component, the Compensation Committee determined that each of Messrs. Serrano and Mah and Ms. Nario-Eng achieved performance at 200% under the Qualitative Component. Among other accomplishments, the Compensation Committee particularly recognized the leadership of each NEO in steering the Company through continued portfolio expansion, amidst market volatility, while driving adjusted interest income and EAD significantly higher. The qualitative factors used by the Compensation Committee for fiscal year 2025 that drive long term stockholder value creation as well as the Compensation Committee's evaluation of each NEO's contributions with respect to such qualitative factors are described in more detail below.

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Jason T. Serrano Qualitative Incentive Payout Amount: $1,150,000

Payout as a % of Target Bonus : 200%

Weighted Percentage: 25%

FOCUS AREAS	ACCOMPLISHMENTS
Leadership of the Company	• Executed on key strategic goals of investment portfolio and recurring income growth amidst a volatile interest rate environment in 2025 (resulting in a net investment portfolio growth of approximately $3.1 billion). • Maintained an enriching and flexible work environment for our employees through employee engagement, professional development opportunities, market-competitive compensation plans and a comprehensive benefits program. • Maintained a high degree of internal communication and transparency, including the elucidation of near-term and long-term strategic goals to the employees through firmwide town hall meetings, individual discussions and business group meetings. • Ensured a diligent focus on costs and efficiencies across the Company and oversaw implementation of an expense reduction plan aimed at saving approximately $2.9 million annually. • Steered the Company in its acquisition of the remaining 50% ownership interest in Constructive, a leading business-purpose lender to residential real estate investors, with over $1.7 billion in originated loan volume.

Company's progress towards its portfolio and financing objectives	• Implemented and oversaw the investment portfolio expand by over 40% while:
	    • Maintaining adequate liquidity
	    • Keeping utilization of portfolio recourse leverage at relatively low levels
	• Increased adjusted interest income by $190 million for the twelve-months ended 12/31/25 or 50% from same period in 2024.
	• Grew EAD to $0.23 for the three-months ended 12/31/25, a 44% increase from same period in 2024.
	• Increased quarterly dividend by 15% to $0.23 a share, the Company's first dividend increase since December 2023.
	• Augmented a liquid, and accretive Agency MBS portfolio by $3.5 billion, which aided in increasing the Company's total net interest income by over 78% for the twelve-months ended 12/31/25 as compared to the same period in 2024. Opportunistically ramped up purchases during periods of wider spread levels throughout the year.
	• Prudently led and managed growth of the Company's BPL portfolio by $470 million.
	• Secured attractive financing by placing four (4) securitizations totaling $945.5 million across 3 residential sectors.
	• Upsized residential warehouse loan capacity to $2.93 billion from $2.78 billion.
	• Optimized capital structure by repurchasing approximately 231 thousand of common shares.
	• Issued $197.5 million of corporate debt to enhance the Company's earnings power.

Investor relations, shareholder communications and capital raising and related initiatives	• Led successful stockholder outreach program in 2025, reaching out to key investors prior to and after the Annual Meeting. We reached out to our top 10 largest shareholders, representing approximately 49% of our investor base, ultimately engaging 22% of our investor base in direct dialogue. • Facilitated and improved shareholder communications in a challenging market environment through enhancements to quarterly financial supplements and stockholder meeting materials. • Achieved a 97% shareholder approval on the "say-on-pay" vote in 2025 (a +2% increase from 2024 and +35% increase from 2023) through continued engagement with shareholders and enhancements to our proxy disclosures. • Continued to engage with potential capital partners to explore development of corporate and third-party capital raising opportunities that enhance growth prospects for the Company.

Our operational performance	• Expanded the number of trading, financing, and servicing counterparties to further diversify counterparty risk and to facilitate growth in investment activity.
	    • 3 new bond repo counterparties.
	    • 6 new whole loan trading counterparties.

Risk management and capital preservation	• Managed relatively low levels of portfolio recourse leverage at 4.7x (7.7x Agency, 1.3x Credit/Other). • Maintained liquidity to ensure we are well positioned to increase company earnings towards dividend coverage with $206 million of available cash and $214 million of dry powder. • Managed the disposition of the remaining multifamily JV assets, removing a key contributor to book value and earnings volatility. • Focused on asset management of existing credit portfolio and enhancement of asset management reporting and processes.

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Nicholas Mah Qualitative Incentive Payout Amount: $900,000

Payout as a % of Target Bonus : 200%

Weighted Percentage: 25%

FOCUS AREAS	ACCOMPLISHMENTS
Leadership of the Company	• Facilitated achievement of key strategic goals of investment portfolio and recurring income growth amidst a volatile interest rate environment in 2025 (resulting in a net investment portfolio growth of approximately $3.1 billion). • Assisted the CEO in maintaining an enriching and flexible work environment for our employees through employee engagement, professional development opportunities, market-competitive compensation plans and a comprehensive benefits program. • Partnered with the CEO to maintain a high degree of internal communication and transparency, including the elucidation of near-term and long-term strategic goals to the employees through firmwide town hall meetings, individual discussions and business group meetings. • Ensured a diligent focus on costs and efficiencies across the Company and led implementation of an expense reduction plan aimed at saving approximately $2.9 million annually. • Negotiated and executed the Company's acquisition of remaining 50% ownership interest in Constructive, fully integrating operations of a leading business-purpose lender to residential real estate investors, with over $1.7 billion in originated loan volume.

Company's progress towards its portfolio and financing objectives	• Spearheaded the 40% expansion of the investment portfolio while:
	  ◦ Maintaining adequate liquidity.
	  ◦ Keeping utilization of portfolio recourse leverage at relatively low levels.
	• Increased adjusted interest income by $190 million for the twelve-months ended 12/31/25 or 50% from same period in 2024.
	• Grew EAD to $0.23 for the three-months ended 12/31/25 or 44% from same period in 2024. Established EAD as a reporting metric in 2025.
	• Increased quarterly dividend by 15% to $0.23 a share, the Company's first dividend increase since December 2023.
	• Led the augmentation of a liquid, and accretive Agency MBS portfolio by $3.5 billion, which aided in increasing the Company's total net interest income by over 78% for the twelve-months ended 12/31/2025 as compared to the same period in 2024. Opportunistically ramped up purchases during periods of wider spread levels throughout the year.
	• Managed the growth of the Company's BPL portfolio by $470 million.
	• Coordinated the placement of four (4) securitizations totaling $945.5 million across 3 residential sectors.
	• Initiated the upsize of residential warehouse loan capacity to to $2.93 billion from $2.78 billion.
	• Optimized capital structure by repurchasing approximately 231 thousand of common shares.
	• Issued $197.5 million of corporate debt to enhance the Company's earnings power.

Investor relations, shareholder communications and capital raising and related initiatives	• Participated in successful stockholder outreach program in 2025, reaching out to key investors prior to and after the Annual Meeting. We reached out to our top 10 largest shareholders, representing approximately 49% of our investor base, ultimately engaging 22% of our investor base in direct dialogue. • Facilitated and improved shareholder communications in a challenging market environment through enhancements to quarterly financial supplements and stockholder meeting materials. • Achieved a 97% shareholder approval on the "say-on-pay" vote in 2025 (a +2% increase from 2024 and +35% increase from 2023) through continued engagement with shareholders and significant changes to the proxy disclosures. • Continued to engage with potential capital partners to explore development of corporate and third-party capital raising opportunities that enhance growth prospects for the Company.

Our operational performance	• Coordinated expansion of the number of trading, financing, and servicing counterparties to further diversify counterparty risk and to facilitate growth in investment activity.
	  ◦ 3 new bond repo counterparties.
	  ◦ 6 new whole loan trading counterparties.

Risk management and capital preservation	• Managed relatively low levels of portfolio recourse leverage at 4.7x (7.7x Agency, 1.3x Credit/Other). • Monitored and maintained liquidity to ensure we are well positioned to increase company earnings towards dividend coverage with $206 million of available cash and $214 million of dry powder. • Assisted in managing the disposition of the multifamily JV assets, removing a key contributor to book value and earnings volatility. • Focused on asset management of existing credit portfolio and enhancement of asset management reporting and processes.

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Total Compensation Earned and Paid Under the 2025 Annual Incentive Plan

Our NEOs earned the following amounts of total cash incentive compensation in 2025 under the 2025 Annual Incentive Plan:

Named Executive Officer	Incentive Compensation Earned Under Quantitative Component	Incentive Compensation Earned Under Qualitative Component	Total Incentive Compensation Earned in 2025	% of Incentive Compensation Paid vs Target
Jason T. Serrano	$1,842,500	$1,150,000	$2,992,500	130%
Nicholas Mah	$1,441,957	$900,000	$2,341,957	130%
Kristine R. Nario-Eng	$660,897	$412,500	$1,073,397	130%

Long-Term Equity Incentive Compensation

The Compensation Committee and our Board of Directors first determined to add a long-term equity incentive component to our executive compensation program commencing in 2018. We believe that substantially all of our peer group companies maintain a long-term equity incentive program for their key executives. The Compensation Committee concluded that the inclusion of a long-term equity award program in our overall compensation structure is necessary to help us create and maintain a market competitive executive compensation program that promotes the recruitment and retention of key employees and rewards employees for outperformance relative to a peer group over the longer-term.

In January 2025, the Compensation Committee and our Board of Directors approved grants of PSUs (“2025 PSUs”) and RSUs (“2025 RSUs”) to our executive officers as part of our 2025 Long-Term EIP. A review of our target long-term equity incentive program against those of our peer group indicates that our long-term equity incentive compensation for each of our NEOs was well below the median of target long-term equity incentive compensation for similarly situated executives of our peer group. In turn, this lower relative sizing of our target long-term equity incentive compensation had caused our target total direct compensation for each of our NEOs to fall between the 25th and 50th percentile of total direct compensation for similarly situated executives of our peer group. Following this review and consultation with Pearl Meyer, the Compensation Committee determined to increase total compensation at target performance under the 2025 Long-Term EIP to $3,864,000, $2,232,000 and $1,100,000 for Mr. Serrano, Mr. Mah and Ms. Nario-Eng, respectively, moving each NEO's target long-term equity compensation in 2025 to just below the 50th percentile of target long-term equity incentive compensation for similarly situated executives of our peer group in 2024. Target long-term incentive compensation under our 2025 Long-Term EIP is comprised 60% of 2025 PSUs and 40% of 2025 RSUs. The awards were issued pursuant to and are consistent with the terms and conditions of the Stock Plan.

The design and framework of the 2025 Long-Term EIP is substantially in the form of the 2024 Long-Term EIP.

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The 2025 PSU awards are subject to performance-based vesting under the Stock Plan pursuant to a form of PSU award agreement approved by the Compensation Committee and our Board of Directors (the “PSU Agreement”) in January 2025. The 2025 RSU awards are subject to time-based vesting under the Stock Plan pursuant to the form of RSU award agreement approved by the Compensation Committee and our Board of Directors (the “RSU Agreement”) in January 2025. The target number of 2025 PSUs and the number of 2025 RSUs subject to the awards granted to our NEOs are as follows:

Named Executive Officer	Target Number of 2025 PSUs	2025 RSUs
Jason T. Serrano	381,316	254,211
Nicholas Mah	220,263	146,842
Kristine R. Nario-Eng	108,553	72,368

The Compensation Committee determined to set the award funding levels relative to target opportunities under the 2025 PSUs consistent with the minimum, target and maximum payouts under the 2025 Annual Incentive Plan, such that each of our NEOs could earn between 0% and 200% of his or her target award opportunity upon achievement of the respective performance hurdles in the PSU Agreement. The NEO’s right to receive settlement of the 2025 PSUs in amounts ranging from 0% to 200% of the target number of 2025 PSUs will vest and become earned and non-forfeitable based on the attainment of relative TSR hurdles, which include both share price appreciation and reinvestment of common stock dividends paid during the performance period that commenced on January 1, 2025 and runs through December 31, 2027 as measured against an identified performance peer group of 18 mortgage REITs (including us). The Compensation Committee has determined that TSR is the most appropriate method to measure management’s longer-term performance relative to our peers and helps to further align our management team's interests with those of our stockholders.

Pursuant to the PSU Agreement, an awardee is entitled to 50%, 100% and 200% of the target 2025 PSUs upon achievement of relative TSR at the 25th, 55th and 75th, respectively, percentile ranking among the identified performance peer group, which is consistent with the relative Adjusted TER hurdles under our 2025 Annual Incentive Plan. The 2025 PSU Agreement caps the total number of target PSUs that become earned at 100% of the target number of PSUs in the event that our TSR for the relevant performance period is negative (regardless of the level of performance relative to our TSR performance goal). TSR for the Company and each member of the identified performance peer group will be determined by dividing (i) the sum of the cumulative amount of such entity’s dividends per share for the performance period and the arithmetic average per share volume weighted average price (the “VWAP”) of such entity’s common stock for the last thirty (30) consecutive trading days of the performance period minus the arithmetic average per share VWAP of such entity’s common stock for the last thirty (30) consecutive trading days immediately prior to the performance period by (ii) the arithmetic average per share VWAP of such entity’s common stock for the last thirty (30) consecutive trading days immediately prior to the performance period. Each 2025 PSU represents an unfunded promise to receive one share of our common stock once the performance condition has been satisfied. In addition, each 2025 PSU includes a corresponding dividend equivalent right ("DER"), which will remain outstanding from the date of grant until the earlier of the settlement or forfeiture of the 2025 PSU to which the DER corresponds. Each vested DER entitles the NEO to receive payments, subject to and in accordance with the Stock Plan and the PSU Agreement for such award, in an amount equal to any dividends paid by us in respect of the shares of common stock underlying the 2025 PSUs.

The grant date fair value of the PSUs was determined, in accordance with FASB ASC Topic 718 at the time the grants were made, through a Monte-Carlo simulation of our common stock TSR and the common stock TSR of our identified performance peer companies to determine the relative TSR of our common stock over a future period of three years. For the PSUs granted in 2025, the inputs used by the model to determine the fair value are (i) historical stock price volatilities of our and our identified performance peer companies over the most recent three year period and correlation between each company's stock and the identified performance peer group over the same time series and (ii) a risk free rate for the period interpolated from the U.S. Treasury yield curve on grant date.

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Each 2025 RSU represents the right to receive one share of our common stock, subject to the terms of the RSU Agreement for the 2025 RSUs and the Stock Plan. The 2025 RSUs vest ratably on an annual basis over the three-year period from the date of grant. Unless and until the 2025 RSUs vest, the NEO will have no right to receive any shares or other payments in respect of the 2025 RSUs, except as otherwise specifically provided for in the Stock Plan or the RSU Agreement. In addition, each 2025 RSU includes a corresponding DER, which DER will remain outstanding from the date of grant until the earlier of the settlement or forfeiture of the 2025 RSU. Each vested DER entitles the NEO to receive payments, subject to and in accordance with the Stock Plan and the RSU Agreement for such award, in an amount equal to any dividends paid by us in respect of the shares of common stock underlying the 2025 RSUs.

For purposes of the 2025 PSUs, the "identified performance peer group" means:

AG Mortgage Investment Trust, Inc.	MFA Financial, Inc.
AGNC Investment Corp	Orchid Island Capital, Inc.
Annaly Capital Management Inc.	PennyMac Mortgage Investment Trust
ARMOUR Residential REIT, Inc.	Ready Capital Corp.
Cherry Hill Mortgage Investment Corporation	Redwood Trust, Inc.
Chimera Investment Corporation	Rithm Capital Corp
Dynex Capital, Inc.	Rithm Property Trust Inc.
Ellington Financial Inc.	Two Harbors Investment Corp.
Invesco Mortgage Capital Inc.

For information regarding the various forfeiture and vesting provisions under the form of PSU Agreement governing the 2025 PSUs and the form of RSU Agreement governing the 2025 RSUs, see “—Executive Compensation Information—Other Compensation Arrangements.”

Other Executive Compensation Program Features for 2025

Benefits

Benefits are also established based upon a determination of what is needed to aid in attracting and retaining executive talent, as well as providing long-term financial security to our employees and their families. Our NEOs are eligible to participate in our health, dental and vision plans, and various insurance plans, including disability and life insurance, and in our 401(k) plan. The primary benefits for our NEOs are receipt of dividends on all unvested restricted stock awards.

Severance Benefits Payable Upon Termination of Employment or a Change in Control

In order to achieve our compensation objective of attracting, retaining and motivating qualified senior executives, we believe that we need to provide our executive officers with severance protections that are consistent with the severance protections offered by companies similar to us. Consistent with this philosophy, we believe that severance should be payable to our executive officers in the event his or her employment is terminated under certain circumstances. Each of our NEOs is subject to an employment agreement. In November 2025, following a review of the terms of employment agreements for the NEOs of our peer group, we entered into amended and restated employment agreements with each of our NEOs to adjust the compensation and other terms of employment for, clarify the duties of, and update certain termination provisions for these NEOs. For more information regarding the terms of these agreements, see “—Other Compensation Arrangements—Employment Agreements" and "—Other Compensation Arrangements—Change in Control Agreements.” The terms of these agreements are considered annually by the Compensation Committee.

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Elements of Cash Compensation Paid to and Equity Awards Vested in NEOs During 2025

The following table summarizes the various elements of cash compensation paid to our NEOs and equity awards in which our NEOs vested during 2025, some of which were granted in prior years. Due to the SEC’s reporting requirements, the information set forth in the table below may not correspond with the amounts included in the “Summary Compensation Table” below or in "Compensation Actually Paid" column under the "Pay Versus Performance Table" below. However, because we utilize PSUs that may or may not be earned in the future and other equity awards that vest, in most cases, ratably over a three year period and thus remain subject to forfeiture, we believe the following summary may be a more accurate reflection of the actual annual compensation received by our NEOs over time (based on cash received combined with the value of equity awards that become vested and non-forfeitable by their terms during the year).

NEO	2025 Base Salary	2025 Annual Incentive Plan (Cash) (1)	2022 Annual Incentive Plan (Restricted Stock Vested) (2)	2021 Annual Incentive Plan (Restricted Stock Vested) (2)	2023 Long-Term EIP (PSUs Earned) (3)	2024 Long-Term EIP (RSUs Vested) (3)	2023 Long-Term EIP (RSUs Vested) (3)	2022 Long-Term EIP (RSUs Vested) (3)	All Other Compensation (4)	Total Cash Compensation Paid and Equity Vested During 2025 (5)
Jason T. Serrano	$920,000	$2,992,500	$66,490	$88,717	$—	$248,654	$207,131	$74,659	$159,790	$4,757,941
Nicholas Mah	$720,000	$2,341,957	$24,472	$70,555	$—	$194,659	$147,949	$45,250	$107,906	$3,652,748
Kristine R. Nario-Eng	$550,000	$1,073,397	$11,277	$26,650	$—	$74,599	$59,182	$25,452	$47,301	$1,867,858

(1)Amounts represent annual cash incentive compensation earned under the annual incentive compensation plan for 2025, which was paid during the first quarter of 2026 but we include because it was earned in 2025. For a description of the formula used to calculate the amounts payable under the annual incentive compensation plan for each applicable fiscal year, see “—Compensation Discussion and Analysis—Executive Compensation Program Components for 2025 — Annual Incentive Compensation,” as well as the applicable sections in our 2022, 2023 and 2024 proxy statements.

(2)Amounts represent the product of (i) the number of shares of restricted stock issued under the applicable annual incentive plan that vested during 2025 and (ii) the closing sale price of our common stock on Nasdaq on the applicable vesting date.

(3)Amounts represent the product of (i) the number of shares of our common stock issued in settlement of the PSUs earned and vested, if any, or RSUs vested under the applicable Long-Term EIP and NEO employment agreement, as applicable, and (ii) the closing sale price of our common stock on Nasdaq on the applicable vesting date.

(4)Amounts represent dividends paid on unvested restricted common stock and vested DERs settled in cash.

(5)Excludes the value of RSUs (and corresponding DERs) under our long-term EIP that vested on January 1, 2026.

Policies and Practices Related to the Grant of Certain Equity Awards in Relation to the Release of Material Non-Public Information

We do not currently grant stock options or option-like equity awards as part of our executive compensation program; therefore, we do not currently have a formal practice or policy with respect to the grant of option or option-like awards. Grants under our Long-Term EIP are typically made in connection with the annual compensation cycle and, in 2025, were based on the arithmetic average per share VWAP of the Company's common stock for the last thirty (30) consecutive trading days prior to the grant date. During 2025, we did not time the disclosure of material non-public information to affect the value of other types of executive compensation awards granted to any service provider.

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Overview of Executive Officer Compensation Determinations for 2026

Base Salary

The Compensation Committee and our Board of Directors approved the following 2026 base salaries for our executive officers:

Named Executive Officer	Base Salary
Jason T. Serrano	$950,000
Nicholas Mah	$750,000
Kristine R. Nario-Eng	$570,000

The Compensation Committee increased each of Mr. Serrano's, Mr. Mah's and Ms. Nario-Eng's base salary for 2026 by approximately 3-4%.

2026 Annual Incentive Plan

Our Board of Directors, upon the recommendation of the Compensation Committee, has adopted and approved the 2026 Annual Incentive Plan for fiscal year 2026, which plan design and framework is substantially in the form of the 2025 Annual Incentive Plan, except that it introduces a third quantitative performance measure that relates to Earnings Available for Distribution Return on Adjusted Equity ("EAD ROAE", a non-GAAP financial measure) and implements weighting of the three quantitative performance measures of Absolute TER, Relative TER and EAD ROAE at 25% each. The addition of EAD ROAE is intended to better align executive compensation with key drivers of the Company’s business performance, including EAD, and to further align the Company’s performance metrics with those used by certain peer companies.

EAD ROAE Measure is defined as (A) the sum of EAD per common share for the fiscal year divided by (B) the average of adjusted book value per common share of the Company as of each fiscal quarter end during the fiscal year. EAD per common share and adjusted book value per common share are both non-GAAP financial measures that shall be calculated in the same manner as the Company calculates it for purposes of its disclosures in its Quarterly Reports on Form 10-Q during, or Annual Report on Form 10-K for, the fiscal year. See Appendix B -"Non-GAAP Financial Measures" for a reconciliation of net income attributable to common stockholders to EAD and GAAP book value to adjusted book value.

The following table sets forth the EAD ROAE Measure hurdles and corresponding incentive compensation payouts for each of our NEOs under the 2026 Annual Incentive Plan for the performance period that commenced on January 1, 2026 and ends on December 31, 2026:

EAD ROAE Measure Hurdles	Payout as a % of Target Bonus Upon Achievement of EAD ROAE Measure Hurdles (1)
Less than 3.0%	—
3.0%	50%
8.5%	100%
12.0%	200%

(1)For fiscal year 2026, if EAD ROAE Measure performance is between the threshold (3.0%) and target (8.5%) or between the target (8.5%) and maximum (12.0%), the performance level achieved will be determined by applying linear interpolation to the performance interval. Actual incentive compensation earned under the EAD ROAE Measure is calculated by multiplying 25% by the product of the applicable payout percentage and target bonus.

2026 Long-Term EIP

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In January 2026, the Compensation Committee and our Board of Directors approved grants of PSUs (“2026 PSUs”) and RSUs (“2026 RSUs”) to our executive officers as part of our 2026 Long-Term EIP. The design and framework of the 2026 Long-Term EIP is substantially in the form of the 2025 Long-Term EIP as described above in “—Long-Term Equity Incentive Compensation.” The awards were issued pursuant to and are consistent with the terms and conditions of the Stock Plan.

Other Matters

Tax Deductibility of Executive Compensation

Section 162(m) of the Code generally disallows a federal income tax deduction to public companies for compensation in excess of $1 million paid in any fiscal year to their “covered employees” (within the meaning of Section 162(m)). The exemption from Section 162(m)'s deduction limitation for certain qualified performance-based compensation was eliminated under the Tax Cuts and Jobs Act of 2017, effective for taxable years beginning after December 31, 2017, except for limited transition relief applicable to certain grandfathered arrangements that were in place as of November 2, 2017. Although the potential effects of Section 162(m) are considered in making compensation decisions, the Compensation Committee has not adopted a policy requiring that all compensation paid to our NEOs must be deductible.

Compensation Recovery Policy

On November 10, 2023, our Board of Directors adopted our Clawback Policy (the “Clawback Policy”) in compliance with Nasdaq listing rules regarding the recovery of erroneously awarded compensation. In the event that the Company is required to prepare a restatement of any of the Company’s financial statements due to the Company’s material noncompliance with any financial reporting requirement under U.S. securities laws, the Clawback Policy requires the Compensation Committee to recoup, to the extent practicable, certain incentive-based compensation paid to executive officers. The recoverable compensation includes all incentive-based compensation granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure (as defined in the Clawback Policy) received on or after October 2, 2023 by a person (i) after beginning service as an executive officer, (ii) who served as an executive officer at any time during the performance period for that incentive-based compensation; (iii) while the Company had a class of securities listed on a national securities exchange or national securities association; and (iv) during the applicable period, that exceeds or exceeded the amount of incentive-based compensation that otherwise would have been received had the amount been determined based on the Financial Reporting Measures, as reflected in the restated financial statements.

Relationship of Compensation Practices to Risk Management

When structuring our overall compensation practices for our employees generally, consideration is given as to whether the structure creates incentives for risk-taking behavior and therefore impacts our risk management practices. Attention is given to the elements, the performance conditions and the mix of pay as well as ensuring that employees’ awards align with stockholders’ value.

The Compensation Committee has assessed the compensation policies and practices for our employees, including our NEOs, and concluded that they do not create risks that are reasonably likely to have a material adverse effect on us. The Compensation Committee generally considers whether our compensation programs encourage excessive risk taking during its annual review of such programs, which generally occurs around year end.

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Anti-Hedging and Anti-Pledging Policies

Our officers, directors and employees are prohibited from hedging transactions that involve our equity securities under our Anti-Hedging and Anti-Pledging Policy, which also prohibits pledging of our common stock, short sales and trading in the Company’s securities on a short-term basis, among other transactions. Pursuant to our Anti-Hedging and Anti-Pledging Policy, Company securities purchased in the open market should be held for a minimum of six months. Directors and executive officers of the Company are subject to “short-swing profit recovery” for any profit realized on the purchase and sale or sale and purchase of the Company’s securities within any six-month period. For more information on our Anti-Hedging and Anti-Pledging Policy, see “Information on Our Board of Directors — Hedging, Pledging and Certain Other Transactions.”

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Executive Compensation Information

Summary Compensation Table

The following tables should be read in conjunction with the related footnotes set forth below, the information under the caption “Compensation Discussion and Analysis” beginning on page 58 and the information under the caption “—Other Compensation Arrangements.” We summarize below the compensation information for the fiscal years ended December 31, 2025, 2024 and 2023, as applicable, for each of Mr. Serrano, Mr. Mah and Ms. Nario-Eng.

Name and Principal Position	Year	Salary	Cash Bonus (1)	Non-Equity Incentive Plan Compensation(1)	Stock Awards (2) (3)	All Other Compensation(4)	Total
Jason T. Serrano	2025	$920,000	$—	$2,992,500	$4,102,962	$159,790	$8,175,252
Chief Executive Officer	2024	$875,000	$—	$957,031	$1,911,662	$161,604	$3,905,297
	2023	$875,000	$—	$1,093,750	$3,112,565	$565,339	$5,646,654
Nicholas Mah	2025	$720,000	$—	$2,341,957	$2,370,030	$107,906	$5,539,893
President	2024	$685,000	$—	$749,219	$1,496,564	$103,575	$3,034,358
	2023	$625,000	$—	$781,250	$2,223,263	$371,888	$4,001,401
Kristine R. Nario-Eng	2025	$550,000	$—	$1,073,397	$1,168,026	$47,301	$2,838,724
Chief Financial Officer	2024	$525,000	$—	$310,078	$573,498	$50,606	$1,459,182
and Secretary	2023	$500,000	$—	$337,500	$889,302	$199,781	$1,926,583

(1)Amounts represent annual cash incentive compensation earned under the annual incentive compensation plan for each applicable fiscal year. For a description of the formula used to calculate the amounts payable under the annual incentive compensation plan for each applicable fiscal year, see “—Compensation Discussion and Analysis—Executive Compensation Program Components for 2025 — Annual Incentive Compensation.” The material terms of the annual incentive compensation plan for 2024 and 2023 are substantially similar to the terms of the 2025 Annual Incentive Plan, except as described in “—Compensation Discussion and Analysis—Executive Compensation Program Components for 2025 —Annual Incentive Compensation—” and in our 2025 and 2024 proxy statements filed with the SEC.

(2)The amounts in this column include the grant date fair value of the RSU awards and PSU awards for each of 2023, 2024 and 2025, each computed in accordance with FASB ASC Topic 718, excluding the effects of estimated forfeitures. See Note 20 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ending December 31, 2025, for additional detail regarding assumptions underlying the value of these equity awards.

The fair values of RSU and PSU awards for the years ended December 31, 2025, 2024 and 2023, respectively, are shown in the table below.

	2025		2024		2023
Named Executive Officer	RSUs	PSUs (a)	RSUs	PSUs (a)	RSUs	PSUs (a)
Jason T. Serrano	$1,502,387	$2,600,575	$855,510	$1,056,152	$1,050,000	$2,062,565
Nicholas Mah	$867,836	$1,502,194	$669,744	$826,820	$750,000	$1,473,263
Kristine R. Nario-Eng	$427,695	$740,331	$256,650	$316,848	$300,000	$589,302

(a)The grant date fair value of the PSUs are based on a Monte Carlo simulation value as of the applicable grant date. See “—Compensation Discussion and Analysis—Executive Compensation Program Components for 2025—Long-Term Equity Incentive Compensation” for additional information about the PSUs.

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(3)See table below for the target number of PSUs and the number of RSUs granted to each NEO in the years ended December 31, 2025, 2024 and 2023 in accordance with the 2025 Long-Term EIP, the 2024 Long-Term EIP and the 2023 Long-Term EIP, respectively.

Named Executive Officer	Target Number of 2025 PSUs	2025 RSUs	Target Number of 2024 PSUs	2024 RSUs	Target Number of 2023 PSUs	2023 RSUs
Jason T. Serrano	381,316	254,211	184,642	123,095	153,808	102,539
Nicholas Mah	220,263	146,842	144,549	96,366	109,863	73,242
Kristine R. Nario-Eng	108,553	72,368	55,393	36,928	43,945	29,297

(4)Cash dividends paid on unvested restricted common stock and payments made upon settlement of vested DERs related to vesting of related RSUs and PSUs, which are included in “All Other Compensation,” are based on the same dividend rate per share as the dividends on our common stock. All other compensation includes:

	2025
Named Executive Officer	Dividends on Outstanding and Unvested Restricted Stock	Settlement of Vested DERs	Total All Other Compensation
Jason T. Serrano	$14,252	$145,538	$159,790
Nicholas Mah	$6,499	$101,407	$107,906
Kristine R. Nario-Eng	$2,801	$44,500	$47,301

	2024
Named Executive Officer	Dividends on Outstanding and Unvested Restricted Stock	Settlement of Vested DERs	Total All Other Compensation
Jason T. Serrano	$36,409	$125,195	$161,604
Nicholas Mah	$20,252	$83,323	$103,575
Kristine R. Nario-Eng	$8,497	$42,109	$50,606

	2023
Named Executive Officer	Dividends on Outstanding and Unvested Restricted Stock	Settlement of Vested DERs	Total All Other Compensation
Jason T. Serrano	$104,475	$460,864	$565,339
Nicholas Mah	$65,841	$306,047	$371,888
Kristine R. Nario-Eng	$27,633	$172,148	$199,781

Discussion of Summary Compensation Table

Cash Bonus.   In connection with the adoption of our annual incentive plans, cash incentive amounts paid under these plans for each of 2025, 2024 and 2023 not involving the exercise of positive discretion by the Compensation Committee are deemed to be grants of non-equity incentive compensation. See “—Compensation Discussion and Analysis—Executive Compensation Program Components for 2025— Annual Incentive Compensation.”

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Grants of Plan-Based Awards

The following table presents information regarding plan-based awards to our NEOs during the fiscal year ended December 31, 2025. See the information under the caption “—Other Compensation Arrangements” for information regarding the acceleration of vesting and payment of these awards in certain circumstances.

Name	Type of Award (1)	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards					Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (2)	Grant Date Fair Value of Stock and Option Awards (3)
				Threshold ($)	Target ($)		Maximum ($)		Threshold (#)	Target (#)	Maximum (#)	(#)	($)
Jason T. Serrano	AIP	1/23/2025	(4)	—	2,300,000	(5)	$4,600,000	(5)	—	—	—	—	—
	PSU	1/23/2025		—	—		—		190,658	381,316	762,632	—	$2,600,575	(6)
	RSU	1/23/2025		—	—		—		—	—	—	254,211	$1,502,387
Nicholas Mah	AIP	1/23/2025	(4)	—	1,800,000	(5)	$3,600,000	(5)	—	—	—	—	—
	PSU	1/23/2025		—	—		—		110,132	220,263	440,526	—	$1,502,194	(6)
	RSU	1/23/2025		—	—		—		—	—	—	146,842	$867,836
Kristine R. Nario-Eng	AIP	1/23/2025	(4)	—	825,000	(5)	$1,650,000	(5)	—	—	—	—	—
	PSU	1/23/2025		—	—		—		54,277	108,553	217,106	—	$740,331	(6)
	RSU	1/23/2025		—	—		—		—	—	—	72,368	$427,695

(1)PSU refers to performance stock units. RSU refers to restricted stock units. AIP refers to 2025 Annual Incentive Plan awards.

(2)RSU represents awards of restricted stock units granted under the 2025 Long-Term EIP, which vest as follows: one third vested on January 1, 2026, one third will vest on January 1, 2027 and the final one-third will vest on January 1, 2028.

(3)See footnote (2) under the “Summary Compensation Table” for information on how the grant date fair value for RSU and PSU grants made in 2025 are determined.

(4)Represents the non-equity incentive plan awards granted under the 2025 Annual Incentive Plan. See “—Compensation Discussion and Analysis—Executive Compensation Program Components for 2025—Annual Incentive Compensation” above. The 2025 Annual Incentive Plan is comprised of two parts: a quantitative component and a qualitative component. The 2025 Annual Incentive Plan provides for no minimum award or guaranteed payment and rewards participants if (i) Absolute Adjusted TER exceeds various hurdles between 2% and 14%, (ii) Relative Adjusted TER exceeds various hurdles ranging from 25% to 75% and (iii) the participant's qualitative component exceeds zero. Incentive compensation under the 2025 Annual Incentive Plan is paid in cash.

(5)Each of our NEOs' compensation under the 2025 Annual Incentive Plan was weighted 75% based on performance under the quantitative component and 25% under the qualitative component. See “—Compensation Discussion and Analysis—Executive Compensation Program Components for 2025— Annual Incentive Compensation” above for a description of the hurdles and payout amounts applicable to these individuals under the 2025 Annual Incentive Plan.

(6)The PSU awards granted during the year ended December 31, 2025, may be earned (or not) based upon our three-year TSR performance as measured against the identified performance peer group of comparable companies for a performance period that commenced on January 1, 2025 and ends

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on December 31, 2027. Pursuant to these PSU awards, our NEOs are eligible to receive threshold, target and maximum payouts of 50%, 100% and 200%, respectively, of the respective target amount of PSUs awarded. In order to achieve threshold, target and maximum payouts under the PSUs, our TSR performance relative to the identified performance peer group over the performance period must rank at or above the 25th percentile, 55th percentile or 75th percentile, respectively. If our TSR over the performance period ranks below the threshold performance level, all of the PSUs will be forfeited.

Outstanding Equity Awards at Fiscal Year End

The following table provides information about outstanding equity awards of our NEOs as of December 31, 2025.

Named Executive Officer	Number of Shares or Units of Stock That Have Not Vested (1) (4)	Market Value of Shares or Units of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)
Jason T. Serrano	381,442	$2,784,527	565,958	$4,131,493
Nicholas Mah	239,545	$1,748,679	364,812	$2,663,128
Kristine R. Nario-Eng	108,615	$792,890	163,946	$1,196,806

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(1)Table below details grants to NEOs as part of compensation packages, the number of shares or units of stock that have not vested as of December 31, 2025 and the future vesting schedule (provided the NEO remains employed by us as of such dates).

				Vesting Schedule
Named Executive Officer/Award Type (a)	Grant Date	Grant Amount	Number of Shares or Units of Stock that Have Not Vested	Vest Date	Vest Amount	Vest Date	Vest Amount	Vest Date	Vest Amount
Jason T. Serrano
RSA	January 27, 2023	32,969	10,989	January 27, 2026	10,989	—	—	—	—
RSU	April 25, 2023	102,539	34,179	January 1, 2026	34,179	—	—	—	—
RSU	April 10, 2024	123,095	82,063	January 1, 2026	41,032	January 1, 2027	41,031	—	—
RSU	January 23, 2025	254,211	254,211	January 1, 2026	84,737	January 1, 2027	84,737	January 1, 2028	84,737
			381,442
Nicholas Mah
RSA	January 27, 2023	12,136	4,045	January 27, 2026	4,045	—	—	—	—
RSU	April 25, 2023	73,242	24,414	January 1, 2026	24,414	—	—	—	—
RSU	April 10, 2024	96,366	64,244	January 1, 2026	32,122	January 1, 2027	32,122	—	—
RSU	January 23, 2025	146,842	146,842	January 1, 2026	48,948	January 1, 2027	48,947	January 1, 2028	48,947
			239,545
Kristine R. Nario-Eng
RSA	January 27, 2023	5,592	1,864	January 27, 2026	1,864	—	—	—	—
RSU	April 25, 2023	29,297	9,765	January 1, 2026	9,765	—	—	—	—
RSU	April 10, 2024	36,928	24,618	January 1, 2025	12,309	January 1, 2026	12,309	—	—
RSU	January 23, 2025	72,368	72,368	January 1, 2026	24,123	January 1, 2027	24,123	January 1, 2028	24,122
			108,615
(a)RSA refers to restricted stock awards. RSU refers to restricted stock units.

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(2)Value is determined by multiplying the number of unvested shares of restricted stock or shares of common stock underlying unvested RSUs or PSUs, as the case may be, by $7.30, the closing sale price for our common stock on December 31, 2025.

(3)Table below details grants to NEOs as part of compensation packages, the number of shares of common stock underlying the unearned PSUs granted to our NEOs at target performance levels as of December 31, 2025 and the performance period end date schedule (provided the NEO remains employed by us as of such dates and that performance levels are met). See "—Other Compensation Arrangements" for information regarding the various forfeiture and vesting provisions under the form of award agreements for our equity awards.

Named Executive Officer/Award Type (a)	Grant Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (b)	Performance Period End Date
Jason T. Serrano
PSU	April 10, 2024	184,642	December 31, 2026
PSU	January 23, 2025	381,316	December 31, 2027
		565,958
Nicholas Mah
PSU	April 10, 2024	144,549	December 31, 2026
PSU	January 23, 2025	220,263	December 31, 2027
		364,812
Kristine R. Nario-Eng
PSU	April 10, 2024	55,393	December 31, 2026
PSU	January 23, 2025	108,553	December 31, 2027
		163,946

(a)PSU refers to performance share units.
(b)Represents target number of PSUs granted.

(4)See the information under the caption “—Other Compensation Arrangements” for information regarding the acceleration of vesting and payment of these restricted shares, PSUs and RSUs in certain circumstances.

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Vested Equity Awards

The following table presents information concerning the vesting of restricted stock, RSUs and PSUs for our NEOs during the fiscal year ended December 31, 2025.

Name	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
Jason T. Serrano	113,186	$685,651
Nicholas Mah	79,710	$482,886
Kristine R. Nario-Eng	32,545	$197,160

(1)The three-year performance period for PSUs granted in 2023 ended on December 31, 2025. The Company achieved a relative TSR that ranked in the 16th percentile among the identified performance peer group for the performance period. Accordingly, zero shares of common stock vested related to the PSUs granted in 2023. For the year ended December 31, 2025, the following table details the number of shares of common stock vested and the related number of target PSUs for our NEOs.

Name	Number of Shares of Common Stock Vested	2023 Target PSUs
Jason T. Serrano	—	153,808
Nicholas Mah	—	109,863
Kristine R. Nario-Eng	—	43,945

(2)Value is determined by multiplying the number of shares (including those issued upon settlement of the corresponding vested RSUs and PSUs, if any) by the closing sale price on the Nasdaq Global Select Market on the date on which such shares vested.

CEO Compensation Pay Ratio

We believe our executive compensation program must be internally consistent and equitable to motivate our employees to create stockholder value. As such, we annually monitor the relationship between the compensation of our executive officers and the compensation of our non-managerial employees. For 2025, the annual total compensation of Mr. Serrano, our Chief Executive Officer, of $8,175,252, as shown in the Summary Compensation Table (the “CEO Compensation”), was approximately 33.08 times the annual total compensation of our median employee calculated in the same manner of $247,126.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and the CEO Compensation, we took the following steps:

•We determined that, as of December 31, 2025, our employee population, excluding our Chief Executive Officer, consisted of 61 individuals. We did not have part-time, temporary or seasonal employees as of December 31, 2025. If any permanent employee was employed for less than the full fiscal year, we annualized such employee's total compensation. In identifying our median employee, we excluded employees of Constructive, which was acquired by the Company on July 15, 2025 and which employed 160 individuals as of December 31, 2025. SEC rules permit companies to exclude employees of an acquired business when determining the pay ratio for the fiscal year in which the acquisition is completed.

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•We used a consistently applied compensation measure to identify our median employee of comparing the annual base salary, incentive award (including restricted shares earned as part of an incentive award), bonus and any dividends paid on restricted shares for the year ended December 31, 2025.

•We identified our median employee by consistently applying this compensation measure to all of our employees, excluding our Chief Executive Officer. Since all of our employees, including our Chief Executive Officer, are located in the United States, we did not make any cost of living adjustments in identifying the median employee.

•After we identified our median employee, we combined all of the elements of such employee’s compensation for the 2025 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $247,126.

•With respect to the annual total compensation of our Chief Executive Officer, we used the amount calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K and reported in the “Total” column of the Summary Compensation Table included in this proxy statement and incorporated by reference in Item 11 of Part III of our 2025 Annual Report.

Pay Versus Performance Table

The following table should be read in conjunction with the related footnotes set forth below and the information under the captions “Compensation Discussion and Analysis” beginning on page 47 and “Executive Compensation—Summary Compensation Table” on page 71. We summarize below the pay versus performance information for the fiscal years ended December 31, 2025 and 2024 for each of Messrs. Serrano and Mah and Ms. Nario-Eng, for the fiscal year ended December 31, 2023 for each of Messrs. Serrano and Mah, Nathan R. Reese and Ms. Nario-Eng and for the fiscal years ended December 31, 2022 and 2021 for each of Messrs. Mumma, Serrano and Reese and Ms. Nario-Eng.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1) (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (3) (4)	Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)	Net Income (Loss) Attributable to Company's Common Stockholders ($ in Thousands)	Economic Return on Adjusted Book Value (7)
2025	$8,175,251	$10,961,622	$4,189,308	$5,410,951	$91.34	$113.98	$101,106	11.0%
2024	$3,905,297	$1,432,346	$2,246,770	$1,028,632	$66.96	$98.24	$(103,785)	(11.9)%
2023	$5,646,654	$3,503,505	$2,307,213	$1,263,951	$83.07	$97.89	$(90,035)	(12.8)%
2022	$4,770,331	$3,545,666	$1,539,435	$956,995	$87.66	$84.86	$(340,577)	(7.4)%
2021	$5,384,052	$4,233,385	$2,667,344	$2,145,690	$110.65	$115.64	$144,176	8.7%

(1)Amounts include compensation paid to Mr. Serrano as Chief Executive Officer for the years ended December 31, 2025, 2024 and 2023 and as Chief Executive Officer and President for the year ended December 31, 2022 and to Mr. Mumma as Chief Executive Officer for the year ended December 31, 2021. Mr. Mumma served as our Executive Chairman for the year ended December 31, 2022.

(2)The following table reconciles Summary Compensation Table Total to Compensation Actually Paid for our PEO for the years ended December 31, 2025, 2024, 2023, 2022 and 2021:

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	2025	2024	2023	2022	2021
Reported Summary Compensation Table Total	$8,175,251	$3,905,297	$5,646,654	$4,770,331	$5,384,052
Adjustments:
Deduction for amounts reported under the Stock Awards Column of Summary Compensation Table	(4,102,962)	(1,911,662)	(3,112,565)	(2,397,554)	(3,169,451)
Increase for fair value at year-end of awards granted during year that remain unvested as of year-end	6,786,157	1,490,064	2,074,360	2,020,131	3,377,393
Increase (deduction) for change in fair value of awards granted in prior years that are outstanding and unvested as of year-end	449,501	(1,143,420)	(586,166)	(822,869)	(705,433)
Deduction for change in fair value from prior year-end to vesting date of awards granted in prior years that vested during the year	(257)	(5,321)	(518,778)	(24,373)	(653,176)
Deduction for fair value at prior year-end of awards granted in prior years that failed to meet the applicable vesting conditions	(346,068)	(902,612)	—	—	—
Total Adjustments	2,786,371	(2,472,951)	(2,143,149)	(1,224,665)	(1,150,667)
Compensation Actually Paid	$10,961,622	$1,432,346	$3,503,505	$3,545,666	$4,233,385

(3)Amounts include compensation paid to Mr. Mah and Ms. Nario-Eng for the years ended December 31, 2025 and 2024, Messrs. Mah and Reese and Ms. Nario-Eng for the year ended December 31, 2023, Messrs. Mumma and Reese and Ms. Nario-Eng for the year ended December 31, 2022 and to Messrs. Serrano and Reese and Ms. Nario-Eng for the year ended December 31, 2021. Mr. Mah became an NEO on January 1, 2023. Nathan R. Reese ceased serving as the Company’s Chief Operating Officer, effective April 26, 2023.

(4)The following table reconciles Average Summary Compensation Table Total to Average Compensation Actually Paid for our non-PEOs for the years ended December 31, 2025, 2024, 2023, 2022 and 2021:

	2025	2024	2023	2022	2021
Reported Average Summary Compensation Table Total	$4,189,308	$2,246,770	$2,307,213	$1,539,435	$2,667,344
Adjustments:
Deduction for amounts reported under the Stock Awards Column of Summary Compensation Table	(1,769,028)	(1,035,031)	(1,037,522)	(474,366)	(1,447,278)
Increase for fair value at year-end of awards granted during year that remain unvested as of year-end	2,925,912	806,764	691,453	383,690	1,543,897
Increase (deduction) for change in fair value of awards granted in prior years that are outstanding and unvested as of year-end	237,903	(560,087)	(180,960)	(433,587)	(334,265)
Deduction for change in fair value from prior year-end to vesting date of awards granted in prior years that vested during the year	(110)	(2,415)	(177,659)	(58,177)	(284,008)
Deduction for fair value at prior year-end of awards granted in prior years that failed to meet the applicable vesting conditions	(173,034)	(427,369)	(338,574)	—	—
Total Adjustments	1,221,643	(1,218,138)	(1,043,262)	(582,440)	(521,654)
Average Compensation Actually Paid	$5,410,951	$1,028,632	$1,263,951	$956,995	$2,145,690

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(5)Total Shareholder Return and Peer Group Total Shareholder Return assumes $100 invested at December 31, 2020.

(6)Peer Group referenced for purpose of the Total Stockholder Return comparison consists of the FTSE National Association of Real Estate Investment Trusts Mortgage REIT Index.

(7)Economic return on adjusted book value is based on the periodic change in adjusted book value per common share, a non-GAAP financial measure, plus dividends declared per common share, if any, during the period. Adjusted book value represents a non-GAAP financial measure. See Appendix B -"Non-GAAP Financial Measures" for a reconciliation of GAAP book value to adjusted book value.

Description of Relationships between Pay and Performance

Total Shareholder Return

The following graph illustrates the relationship between compensation actually paid to our NEOs and Company and peer group total shareholder return on a cumulative basis assuming investment of $100 on December 31, 2019:

Compensation Actually Paid Versus Total Shareholder Return
$115.64
$113.98
12,000,000
120
$97.89
$98.24
$110.65
$87.66
$91.34
8,000,000
80
$84.86
$83.07
$66.96
4,000,000
40
0
0
2021
2022
2023
2024
2025
Compensation Actually Paid
Value of Initial Fixed $100 Investment Based on Total Shareholder Return
PEO
Average Non-PEO NEOs
Company Total Shareholder Return
Peer Group Total Shareholder Return

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Net Income Attributable to Company's Common Stockholders

The following graph illustrates the relationship between compensation actually paid to our NEOs and our net income attributable to Company's common stockholders on an annual basis:

Compensation Actually Paid Versus Net Income (Loss) Attributable to Company's Common Stockholders
12,000,000
8,000,000
4,000,000
0
Compensation Actually Paid
250
0
(250)
(500)
Net Income (Loss) Attributable to Company's Common Stockholders ($ in Millions)
$144.2
$(340.6)
$(90.0)
$(103.8)
$101.1
2021
2022
2023
2024
2025
PEO
Average Non-PEO NEOs
Net Income Attributable to Company's Common Stockholders

Economic Return on Adjusted Book Value

The following graph illustrates the relationship between compensation actually paid to our NEOs and our economic return on adjusted book value on an annual basis:

Compensation Actually Paid Versus
Economic Return on Adjusted Book Value
12,000,000
8,000,000
4,000,000
0
Compensation Actually Paid
20%
0%
(20)%
Economic Return on Adjusted Book Value
8.7%
(7.4)%
(12.8)%
(11.9)%
11.0%
2021
2022
2023
2024
2025
PEO
Average Non-PEO NEOs
Economic Return on Adjusted Book Value

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Important Financial Measures

The following financial performance measures represent the most important financial performance measures used by us in linking executive compensation actually paid to our NEOs during 2025 to our performance for that year:

•Economic return on adjusted book value per common share;
•Earnings available for distribution;
•Total stockholder return;
•Adjusted interest income;
•Net interest spread; and
•G&A expense ratio.

Pension Benefits

We do not currently sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans, for our NEOs.

Nonqualified Deferred Compensation

We do not currently sponsor or maintain any plans that provide for defined contribution or other deferrals of compensation on a basis that is not tax-qualified for our NEOs.

Other Compensation Arrangements

Restricted Stock Award Agreements

The restricted stock award agreements we entered into with our NEOs contain certain vesting and acceleration provisions with respect to a termination of employment as a result of death or disability. Under the restricted stock award agreements, if an NEO’s employment with us is terminated due to death, the restricted shares issued under the agreement will become fully vested and non-forfeitable upon the date of death. If an NEO’s employment with us is terminated due to disability, the restricted shares issued under the agreement will become fully vested and non-forfeitable upon the date of the termination of the NEO’s employment. The vesting or acceleration of unvested shares upon a termination for cause or resignation for good reason will be determined based on the terms of each respective NEO's employment agreement.

Restricted stock award agreements entered into by us with our NEOs generally provide for the grant of shares of restricted common stock, one-third of which will vest and become non-forfeitable on each of the first, second and third anniversaries of the date of grant subject to certain conditions, although under some circumstance the restricted stock award agreements may provide for other vesting periods. The holders of these restricted shares of common stock issued by us are entitled to (i) the payment of dividends on their unvested shares based on the same dividend rate per share as the dividends on our unrestricted common stock and (ii) vote their unvested shares.

Performance Stock Unit Award Agreements

The Compensation Committee and the Board of Directors have previously approved the form of PSU Agreement pursuant to which we have made PSU Awards since 2018. The PSU Agreements contain certain terms as described under “Long-Term Equity Incentive Compensation” set forth herein.

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Since 2020, the PSU Agreements provide that an NEO has the right to receive settlement of his or her PSUs in amounts ranging from 0% to 200% of the target number of PSUs that vest and become earned and non-forfeitable based on the attainment of relative TSR hurdles during the performance period (which, in the case of a 2023 PSU, is January 1, 2023 through December 31, 2025) as measured against an identified performance peer group. Pursuant to the 2022 PSU Agreement (the “2022 PSU Agreement”), an awardee was entitled to 50%, 100% and 200% of the target PSUs upon achievement of relative total shareholder return at the 30th, 50th and 80th, respectively, percentile ranking among the identified performance peer group for the performance period. Pursuant to the 2023 PSU Agreement (the “2023 PSU Agreement”), an awardee was entitled to 50%, 100% and 200% of the target PSUs upon achievement of relative total shareholder return at the 25th, 50th and 75th, respectively, percentile ranking among the identified performance peer group for the performance period. The 2024 PSU Award Agreement (“2024 PSU Agreement”) is substantially similar to the 2023 PSU Agreement except that the 2024 PSU Agreement (i) capped the number of target 2024 PSUs that can be earned by an awardee at 100% of the target number of 2024 PSUs when our TSR for the relevant performance period is negative (regardless of the level of performance relative to our identified performance peer group) and (ii) raised the level of achievement threshold at which 100% of the target 2024 PSUs become earned from the 50th percentile relative to our identified performance peer group to the 55th percentile relative to our identified performance peer group. The 2025 PSU Award Agreement and 2026 PSU Award Agreement are substantially similar to the 2024 PSU Agreement.

Pursuant to these PSU Agreements, except as set forth below or as otherwise provided in an employment agreement between the awardee and us or as otherwise determined by the Compensation Committee, upon any termination of an awardee’s employment or service relationship with us or our affiliates for any reason prior to the end of the performance period, any unearned PSUs will terminate automatically without any further action by us:

•if an NEO’s employment with the Company is terminated due to the NEO’s Retirement (as defined in such PSU Agreements) prior to the end of the performance period, the target PSUs will be reduced on a pro-rata basis to reflect (x) the number of days in which the NEO was employed from the date of grant through the date of the NEO’s retirement, divided by (y) the number of days in the performance period. In this case, the prorated number of target PSUs will remain outstanding and eligible to vest and become earned PSUs to the extent to which the Company satisfies the performance goal set forth in the applicable PSU Agreement, which will be determined by the Compensation Committee in its sole discretion following the end of the performance period (while any PSUs under these agreements that do not become earned PSUs shall be automatically forfeited); and

•upon a change in control of our Company, the performance period will end on the date of the change in control and the Compensation Committee will determine the number of PSUs under those agreements that are eligible to be earned to the extent that the performance goal has been satisfied through the date of the change in control (the “Eligible CIC PSUs”). In this case, the number of Eligible CIC PSUs will vest and become earned if the NEO remains employed through the requisite service period for the award. If the NEO’s employment with us is terminated within 24 months of the date of the change in control without Cause (as defined in such PSU Agreement) or by the NEO for Good Reason (as defined in such PSU Agreement) and prior to the end of the requisite service period, the Eligible CIC PSUs will be deemed vested. Appropriate amounts of shares will be issued to the holders (including zero if the performance goal was not satisfied). For purposes of the definitions of Cause and Good Reason as it relates to our NEOs with whom we have an employment agreement, such definitions contained in the applicable employment agreement will control.

These PSU Agreements also provide for a DER that will be paid when the applicable PSUs are earned and vest. The DERs may be settled in cash or stock at the discretion of the Compensation Committee.

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Following the Compensation Committee’s certification of the performance goal attainment level, but in no event later than 60 days following the date the relevant performance period ends, the NEO will receive a number of shares of common stock equal to the number of earned PSUs.

Restricted Stock Unit Award Agreements

The Compensation Committee and the Board of Directors have previously approved the form of RSU Agreement pursuant to which we have made RSU Awards since 2020. In January 2025, the Compensation Committee and the Board of Directors approved the form of RSU Agreement pursuant to which we have made RSU Awards under the 2025 Long-Term EIP (the “2025 RSU Agreement”), which agreement is substantially in the form of RSU Agreements memorializing RSUs granted by the Company since 2020. To the extent vested, each RSU represents the right to receive one share of our common stock, subject to the terms and conditions set forth in the applicable RSU Agreement and the Stock Plan. Subject to certain exceptions, unless and until the RSUs vest, the NEO will have no right to receive any shares or other payments in respect of such RSUs. In addition, each RSU includes a corresponding DER, which DER will remain outstanding from the date of grant until the earlier of the settlement or forfeiture of the RSU to which the DER corresponds. Each vested DER entitles the NEO to receive payments, subject to and in accordance with the applicable RSU Agreement, in an amount equal to any dividends paid by us in respect of the common share underlying the RSU. Upon the date that the RSU becomes vested, the DER with respect to such vested RSU will become vested. Similarly, upon the forfeiture of an RSU, the DER with respect to such forfeited RSU will also be forfeited. Settlement of vested RSUs and payments with respect to vested DERs will be made as soon as practicable, and within 60 days, after the date that such RSU and DER vests. The RSUs will vest ratably over 3 years at the beginning of each fiscal year following the grant date.

The RSU Agreements we enter into with a grantee contain certain vesting and acceleration provisions with respect to a termination of employment as a result of death or disability or in the event of a change in control and subsequent termination of employment without Cause (as defined in the applicable RSU Agreement) or for Good Reason (as defined in the applicable RSU Agreement). Under the applicable RSU Agreement, if the NEO’s employment with us is terminated due to death, the unvested RSUs under that agreement will become fully vested and non-forfeitable upon the date of death. If the NEO’s employment with us is terminated due to disability, the unvested RSUs under that agreement will become fully vested and non-forfeitable upon the date of the termination of the NEO’s employment. In addition, unvested RSUs issued to our NEOs will not accelerate or vest solely due to a change in control, but would instead require that the NEO’s employment with us be terminated within 24 months of our change in control by us without Cause (as defined in the applicable RSU Agreement) or by the NEO for Good Reason (as defined in the applicable RSU Agreement). Any unvested RSUs will be deemed vested if an NEO’s employment is terminated without Cause or for Good Reason, each as defined in the applicable employment agreement, during any portion of the requisite service period.

Employment Agreements

On November 3, 2025, we entered into amended and restated employment agreements with each of Jason T. Serrano, our Chief Executive Officer (the “Serrano Employment Agreement”), Nicholas Mah, our President (the “Mah Employment Agreement”), and Kristine R. Nario-Eng, our Chief Financial Officer and Secretary (the “Nario-Eng Employment Agreement” and together with the Serrano Employment Agreement and Mah Employment Agreement, the “Employment Agreements”), each effective as of November 3, 2025. The Serrano Employment Agreement amends, restates and supersedes the Employment Agreement, dated as of December 23, 2021, between us and Mr. Serrano. The Mah Employment Agreement amends, restates and supersedes the Employment Agreement, dated as of December 13, 2022, between us and Mr. Mah. The Nario-Eng Employment Agreement amends, restates and supersedes the Employment Agreement, dated as of February 1, 2022, between us and Ms. Nario-Eng. The Employment Agreements adjust the compensation and other terms of employment for, clarify the duties of, and update certain termination provisions for Messrs. Serrano and Mah and Ms. Nario-Eng. The material terms of the Employment Agreements are described below.

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Term: Each Employment Agreement has a two-year term, beginning on November 3, 2025 and ending on November 2, 2027 (unless sooner terminated in accordance with the terms thereof) and is subject to potential automatic annual one-year renewals after the initial term. Pursuant to each Employment Agreement, in the event we fail to provide an executive with written notice of our determination to not extend the term of such executive’s Employment Agreement at least 90 days prior to the expiration date of the initial or any applicable renewal term, such executive’s Employment Agreement will be automatically extended for an additional one-year period following the end of such term.

Base Salary: Pursuant to the Employment Agreements, each of the executives is entitled to an annualized base salary that is subject to future increases at the discretion of the Compensation Committee or the Board of Directors.

Annual Short-Term Incentive Awards: Each executive is eligible to earn annual incentive bonuses based on the level of achievement of specified performance measures set by the Compensation Committee. No later than March 31 of each fiscal year during the term of each Employment Agreement, the Compensation Committee will adopt an annual incentive plan (the “Bonus Plan”), which will set forth the performance criteria for the fiscal year. If the applicable executive or the Company, as the case may be, satisfies the performance criteria contained in the Bonus Plan for a fiscal year, such executive shall receive an annual incentive bonus in an amount pursuant to such Bonus Plan or as determined by the Compensation Committee, as applicable, and subject to ratification by the Board of Directors, if required.

Long-Term Incentive Awards: Each executive is eligible to participate in our 2017 Stock Plan. Under the 2017 Stock Plan, each executive is eligible to receive equity-based awards of the Company. The Compensation Committee shall approve any such awards made to an executive pursuant to the 2017 Stock Plan and each award shall be governed by the terms and conditions of the 2017 Stock Plan and the applicable award agreement.

Termination/Severance: If an executive’s employment is terminated by us without Cause or due to Non-Renewal, or is terminated by an executive for Good Reason (as each such term is defined under the caption “— Certain Compensation Arrangements Definitions” below), such executive would be entitled to the following (subject to satisfaction of the release requirements set forth in the applicable Employment Agreement): (a) an amount equal to the product of (i) two, multiplied by (ii) the sum of (A) such executive’s annual base salary at the time of such termination, plus (B) the target annual incentive bonus for the fiscal year in which the date of termination occurs (or, if such executive’s target annual incentive bonus for the fiscal year in which the date of termination occurs has not been approved by the Compensation Committee or the Board of Directors, as applicable, prior to the date of termination, such executive’s target annual incentive bonus for the fiscal year preceding the fiscal year in which the date of termination occurs); (b) COBRA reimbursements for such executive and such executive’s eligible dependents for up to 18 months; and (c) acceleration of any outstanding unvested equity awards; provided, however, that with respect to each award that is subject to a performance-based vesting condition, such award shall only vest and become earned upon the satisfaction of the applicable performance metrics, as determined by the Board of Directors, calculated through the end of the applicable performance period.

If an executive’s employment is terminated due to his or her death, his or her designated beneficiaries would be entitled (subject to satisfaction of the release requirements set forth in the applicable Employment Agreement) to the following: (a) an amount equal to the sum of such executive’s (i) annual base salary for the year in which the date of termination occurs and (ii) such executive’s target annual incentive bonus for the fiscal year in which the date of termination occurs (or, if such executive’s target annual incentive bonus for the fiscal year in which the date of termination occurs has not been approved by the Compensation Committee or the Board of Directors, as applicable, prior to the date of termination, such executive’s target annual incentive bonus for the fiscal year preceding the fiscal year in which the date of termination occurs); (b) acceleration of any outstanding unvested equity awards held by such executive; provided, however, that with respect to each award that is subject to a performance-based vesting condition, the extent to which such award shall vest and become earned shall remain subject to the applicable performance metrics calculated through the date of termination; and (c) COBRA reimbursements for such executive’s surviving spouse and eligible dependents for up to 18 months.

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If an executive’s employment is terminated due to his or her disability, such executive would be entitled (subject to satisfaction of the release requirements set forth in the applicable Employment Agreement) to the following: (a) all amounts to which such executive is entitled under the disability plans, programs and policies maintained by us or in connection with employment by us; (b) COBRA reimbursements for such executive and such executive’s eligible dependents for up to 18 months; and (c) acceleration of any outstanding unvested equity awards; provided, however, that with respect to each award that is subject to a performance-based vesting condition, such award shall only vest and become earned upon the satisfaction of the applicable performance metrics, as determined by the Board of Directors, calculated through the date of termination.

If an executive’s employment is terminated by us for Cause or is terminated by an executive without Good Reason, we shall not have any further obligations to such executive other than payment of any earned and accrued but unpaid installment of such executive’s base salary through the date of termination, at the rate in effect at the time notice of termination is given, and reimbursement of all reasonable expenses incurred by such executive in performing such executive’s duties prior to the date of termination, such payments and reimbursements to be made in a lump sum within sixty (60) days following the date of termination.

Restrictive Covenants: Pursuant to each Employment Agreement, each executive is, under certain conditions, subject to one-year post-employment non-competition and non-solicitation covenants, as well as confidentiality covenants.

Certain Compensation Arrangements Definitions

Certain of the restricted stock award agreements, PSU Agreements and RSU Agreements we enter into with our NEOs define the terms Retirement, Cause, or Good Reason, unless otherwise defined in an NEO’s employment, consulting and/or severance agreement with us. Because we have entered into an employment agreement with each of our NEOs, the definitions of Cause and Good Reason in each NEO’s employment agreement apply to such NEO’s restricted stock award agreements, PSU Agreements and RSU Agreements. As used in our PSU Agreements, Retirement has the definition set forth below.

•“Retirement” means an NEO’s voluntary resignation from the Company that occurs (a) on or after the completion of 10 or more full years of service with the Company (which need not be continuous) and (b) when the sum of the NEO’s age and years of service with the Company equals or exceeds 70 (in each case, measured in years and rounded down to the nearest whole number).

The Employment Agreements define certain terms as set forth below.

•“Cause” means a determination by a majority of the members of the Board of Directors (other than the NEO, if the NEO serves on the Board of Directors) at a meeting called and held for such purpose that the NEO: (i) has committed fraud, misappropriated, stolen or embezzled funds or property from the Company or an affiliate of the Company or engaged in willful misconduct, (ii) has been convicted of, or entered a plea of guilty or “nolo contendere” to, a felony (excluding any vehicular felony for which a non-custodial sentence is received) which in the reasonable opinion of the Board of Directors brings the NEO into disrepute or is likely to cause harm to the Company or its business, reputation, financial condition or prospects, (iii) has materially failed to perform their duties under their respective Employment Agreement and has failed to cure such failure within 30 days after such NEO receives a written notice from the Board of Directors, (iv) has violated or breached any material law or regulation to the material detriment of the Company or its business, or (v) has willfully breached any of their duties or obligations under their respective Employment Agreement where such breach causes or is reasonably likely to cause material harm to the Company.

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•“Good Reason” means: (i) the Company’s failure to comply with any material provision of an NEO’s respective Employment Agreement, (ii) a material reduction in the NEO's duties, authority (including reporting requirements) or responsibilities, or a material adverse change to the NEO's title, without the NEO's consent (except that, (A) a determination by the Nominating & Corporate Governance Committee not to nominate the NEO for re-election as a director of the Company, if such NEO serves as a director, or (B) a failure by the Company’s stockholders to elect the NEO as a director of the Company will not be deemed to be Good Reason), (ii) without the NEO's consent, a material reduction in the NEO's base salary or employee benefits other than a reduction generally applicable to similarly situated executives of the Company, (iv) without the NEO's consent, the relocation of the Company’s principal place of business outside of a 50-mile radius of the Borough of Manhattan in New York City, or (v) the Company’s failure to pay the NEO’s annual base salary or any incentive bonus to which they are entitled under the Company’s bonus plans; provided that for any of the foregoing to constitute Good Reason, (A) the NEO provides written notice to the Board of Directors within 90 days of initial existence of the event or condition, (B) such event or condition must remain uncured for 30 days after receipt of such notice, and (C) the NEO's termination occurs after the cure period and no later than 120 days following the initial existence of the event or condition.

Potential Payments Upon Change in Control, Death or Disability, Termination Without Cause or Resignation for Good Reason

The following tables represent the payments due to each of Messrs. Serrano and Mah and Ms. Nario-Eng in the event of termination due to death or disability, termination without Cause, resignation for Good Reason or non-renewal of employment agreement, or a change in control, assuming such event occurred on December 31, 2025, that would have been triggered under the Stock Plan (or any predecessor or successor plan thereto), and the respective restricted stock award, RSU Agreements, PSU Agreements and employment agreements for those NEOs.

Payments Due Upon Termination Without Cause, Resignation With Good Reason or Non-Renewal of Employment Agreement(1)

Name	Salary	Bonus	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation (3)	Benefits (4)	Total
Jason T. Serrano	$—	$—	$6,916,020	$—	$—	$6,440,000	$40,556	$13,396,576
Nicholas Mah	$—	$—	$4,411,807	$—	$—	$4,481,500	$40,556	$8,933,863
Kristine R. Nario-Eng	$—	$—	$1,989,695	$—	$—	$2,750,000	$40,556	$4,780,251

(1)See "— Certain Compensation Arrangements Definitions" above for the definitions of Cause and Good Reason applicable to each of Messrs. Serrano and Mah and Ms. Nario-Eng.

(2)Represents the value, based on the closing sale price for our common stock on December 31, 2025, of:

•in the case of Mr. Serrano, represents the value, based on the closing sale price of our common stock on December 31, 2025, of the sum of (i) 10,989 shares of unvested outstanding restricted stock held by Mr. Serrano that would have vested in full at December 31, 2025 pursuant to such event, (ii) the value of Mr. Serrano’s 2024 PSU and 2025 PSU awards, determined by multiplying the number of shares of common stock underlying the target number of 2024 PSUs and 2025 PSUs by $7.30, the closing sale price for our common stock on December 31, 2025, and (iii) the value of Mr. Serrano's unvested 2023 RSU, 2024 RSU and 2025 RSU awards, determined by multiplying the number of shares of common stock underlying the respective unvested RSUs by $7.30, the closing sale price for our common stock on December 31, 2025.

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•in the case of Mr. Mah, represents the value, based on the closing sale price of our common stock on December 31, 2025, of the sum of (i) 4,045 shares of unvested outstanding restricted stock held by Mr. Mah that would have vested in full at December 31, 2025 pursuant to such event, (ii) the value of Mr. Mah's 2024 PSU and 2025 PSU awards, determined by multiplying the number of shares of common stock underlying the target number of 2024 PSUs and 2025 PSUs by $7.30, the closing sale price for our common stock on December 31, 2025, and (iii) the value of Mr. Mah's unvested 2023 RSU, 2024 RSU and 2025 RSU awards, determined by multiplying the number of shares of common stock underlying the respective unvested RSUs by $7.30, the closing sale price for our common stock on December 31, 2025.

•in the case of Ms. Nario-Eng, represents the value, based on the closing sale price of our common stock on December 31, 2025, of the sum of (i) 1,864 shares of unvested outstanding restricted stock held by Ms. Nario-Eng that would have vested in full at December 31, 2025 pursuant to such event, (ii) the value of Ms. Nario-Eng’s 2024 PSU and 2025 PSU awards, determined by multiplying the number of shares of common stock underlying the target number of 2024 PSUs and 2025 PSUs by $7.30, the closing sale price for our common stock on December 31, 2025, and (iii) the value of Ms. Nario-Eng's unvested 2023 RSU, 2024 RSU and 2025 RSU awards, determined by multiplying the number of shares of common stock underlying the respective unvested RSUs by $7.30, the closing sale price for our common stock on December 31, 2025.

(3)For each NEO, equals the product of (a) two (2) and (b) the sum of such NEO's base salary for 2025 and such NEO's annual target incentive compensation for 2025.

(4)Represents the value of the health care benefits that are payable by the Company on each respective NEO's behalf pursuant to his or her employment agreement with us.

Payments Due Upon Termination Due to Disability

Name	Salary	Bonus	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Benefits (2)	Total
Jason T. Serrano	$920,000	$—	$6,916,020	$—	$—	$—	$40,556	$7,876,576
Nicholas Mah	$720,000	$—	$4,411,807	$—	$—	$—	$40,556	$5,172,363
Kristine R. Nario-Eng	$550,000	$—	$1,989,695	$—	$—	$—	$40,556	$2,580,251

(1)Represents the value, based on the closing sale price of our common stock on December 31, 2025, of:

•in the case of Mr. Serrano, the sum of (i) 10,989 shares of unvested outstanding restricted stock that would have vested in full at December 31, 2025 pursuant to such event, (ii) the value of Mr. Serrano’s 2024 PSU and 2025 PSU awards, determined by multiplying the number of shares of common stock underlying the target number of 2024 PSUs and 2025 PSUs by $7.30, the closing sale price for our common stock on December 31, 2025, and (iii) the value of Mr. Serrano's unvested 2023 RSU, 2024 RSU and 2025 RSU awards, determined by multiplying the number of shares of common stock underlying the respective unvested RSUs by $7.30, the closing sale price for our common stock on December 31, 2025.

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•in the case of Mr. Mah, the sum of (i) 4,045 shares of unvested outstanding restricted stock that would have vested in full at December 31, 2025 pursuant to such event, (ii) the value of Mr. Mah’s 2024 PSU and 2025 PSU awards, determined by multiplying the number of shares of common stock underlying the target number of 2024 PSUs and 2025 PSUs by $7.30, the closing sale price for our common stock on December 31, 2025, and (iii) the value of Mr. Mah's unvested 2023 RSU, 2024 RSU and 2025 RSU awards, determined by multiplying the number of shares of common stock underlying the respective unvested RSUs by $7.30, the closing sale price for our common stock on December 31, 2025.

•in the case of Ms. Nario-Eng, the sum of (i) 1,864 shares of unvested outstanding restricted stock that would have vested in full at December 31, 2025 pursuant to such event, (ii) the value of Ms. Nario-Eng’s 2024 PSU and 2025 PSU awards, determined by multiplying the number of shares of common stock underlying the target number of 2024 PSUs and 2025 PSUs by $7.30, the closing sale price for our common stock on December 31, 2025, and (iii) the value of Ms. Nario-Eng's unvested 2023 RSU, 2024 RSU and 2025 RSU awards, determined by multiplying the number of shares of common stock underlying the respective unvested RSUs by $7.30, the closing sale price for our common stock on December 31, 2025.

(2)Represents the value of the health care benefits that are payable by the Company on each respective NEO's behalf pursuant to his or her employment agreement with us.

Payments Due Upon Termination Due to Death

Name	Salary	Bonus	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation (2)	All Other Compensation	Benefits (3)	Total
Jason T. Serrano	$920,000	$—	$6,916,020	$—	$2,300,000	$—	$24,902	$10,160,922
Nicholas Mah	$720,000	$—	$4,411,807	$—	$1,800,000	$—	$24,902	$6,956,709
Kristine R. Nario-Eng	$550,000	$—	$1,989,695	$—	$825,000	$—	$24,902	$3,389,597

(1)Represents the value, based on the closing sale price of our common stock on December 31, 2025, of:

•in the case of Mr. Serrano, the sum of (i) 10,989 shares of unvested outstanding restricted stock that would have vested in full at December 31, 2025 pursuant to such event, (ii) the value of Mr. Serrano’s 2024 PSU and 2025 PSU awards, determined by multiplying the number of shares of common stock underlying the target number of 2024 PSUs and 2025 PSUs by $7.30, the closing sale price for our common stock on December 31, 2025, and (iii) the value of Mr. Serrano's unvested 2023 RSU, 2024 RSU and 2025 RSU awards, determined by multiplying the number of shares of common stock underlying the respective unvested RSUs by $7.30, the closing sale price for our common stock on December 31, 2025.

•in the case of Mr. Mah, the sum of (i) 4,045 shares of unvested outstanding restricted stock that would have vested in full at December 31, 2025 pursuant to such event, (ii) the value of Mr. Mah’s 2024 PSU and 2025 PSU awards, determined by multiplying the number of shares of common stock underlying the target number of 2024 PSUs and 2025 PSUs by $7.30, the closing sale price for our common stock on December 31, 2025, and (iii) the value of Mr. Mah's unvested 2023 RSU, 2024 RSU and 2025 RSU awards, determined by multiplying the number of shares of common stock underlying the respective unvested RSUs by $7.30, the closing sale price for our common stock on December 31, 2025.

101

•in the case of Ms. Nario-Eng, the sum of (i) 1,864 shares of unvested outstanding restricted stock that would have vested in full at December 31, 2025 pursuant to such event, (ii) the value of Ms. Nario-Eng’s 2024 PSU and 2025 PSU awards, determined by multiplying the number of shares of common stock underlying the target number of 2024 PSUs and 2025 PSUs by $7.30, the closing sale price for our common stock on December 31, 2025, and (iii) the value of Ms. Nario-Eng's unvested 2023 RSU, 2024 RSU and 2025 RSU awards, determined by multiplying the number of shares of common stock underlying the respective unvested RSUs by $7.30, the closing sale price for our common stock on December 31, 2025.

(2)Represents annual target incentive compensation for each of Messrs. Serrano and Mah and Ms. Nario-Eng under the 2025 Annual Incentive Plan in accordance with the respective NEO's employment agreement.

(3)Represents the value of the health care benefits that are payable by the Company on each respective NEO's behalf pursuant to his or her employment agreement with us.

Payments Due Upon Change In Control (1)

Name	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Benefits	Total
Jason T. Serrano	$—	$—	$—	$—	$—	$—	$—	$—
Nicholas Mah	$—	$—	$—	$—	$—	$—	$—	$—
Kristine R. Nario-Eng	$—	$—	$—	$—	$—	$—	$—	$—
(1)Pursuant to the employment agreements, change in control agreements and equity award agreements, no compensation is due to the NEOs solely upon a change in control of our Company.

102

Limitation on Liability and Indemnification

Maryland law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•actual receipt of an improper benefit or profit in money, property or services; or

•a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a final proceeding to, any of our present or former directors or officers or any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee. The indemnification covers any claim or liability arising from such status against the person.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

Maryland law permits us to indemnify our present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•the director or officer actually received an improper personal benefit of money, property or services; or

•in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, Maryland law prohibits us from indemnifying our present and former directors and officers for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received unless in either case a court orders indemnification and then only for expenses. Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed by us if it is ultimately determined that the standard of conduct is not met.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any capacity described above and to any of our or our predecessors’ employees or agents.

103

In addition, indemnification could reduce the legal remedies available to us and our stockholders against our officers and directors. The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of our directors and officers may not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•there has been an adjudication on the merits in favor of the director or officer on each count involving alleged securities law violations;

•all claims against the director or officer have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•a court of competent jurisdiction approves a settlement of the claims against the director or officer and finds that indemnification with respect to the settlement and the related costs should be allowed after being advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

104

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management and, based on such review and discussion, the Committee recommends that it be included in this proxy statement.

Compensation Committee

Steven G. Norcutt (Chair)
Eugenia R. Cheng
Michael B. Clement

April 24, 2026

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

105

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each of Steven G. Norcutt, Eugenia R. Cheng and Michael B. Clement served as members of the Compensation Committee during 2025. No member of the Compensation Committee was an employee of the Company during the 2025 fiscal year or an officer of the Company during any prior period. During 2025, no interlocking relationship existed between any member of our Board of Directors and any member of the compensation committee of any other company.

106

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of Adamas Trust, Inc. is composed of Michael B. Clement (Chair), Audrey E. Greenberg and Steven G. Norcutt, each of whom is independent under the enhanced independence requirements for audit committee members set forth in the rules of the SEC and in accordance with our independent criteria discussed under the caption “Information on Our Board of Directors and its Committees—Independence of Our Board of Directors.” The Audit Committee operates under a written charter.

The Audit Committee oversees Adamas Trust, Inc.’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In this context, the Audit Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2025 included in the Annual Report on Form 10-K for the year ended December 31, 2025 of Adamas Trust, Inc.

The Audit Committee has discussed with Grant Thornton LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, including the overall scope and plan for their audit, the auditor’s judgment as to the quality, not just the acceptability, of the accounting principles, the consistency of their application and the clarity and completeness of the audited financial statements.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence from the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors agreed) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC. The Audit Committee also recommended that Grant Thornton LLP be retained as the Company’s independent registered public accounting firm for the 2026 fiscal year.

Audit Committee

Michael B. Clement (Chair)
Audrey E. Greenberg
Steven G. Norcutt

April 24, 2026

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

107

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for us for the years ended December 31, 2025 and December 31, 2024 by Grant Thornton LLP were as follows:

Fee Type	2025	2024
Audit Fees(1)	$2,422,414	$1,815,819
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$2,422,414	$1,815,819

(1)Audit Fees represent the aggregate fees billed for professional services rendered to us and our subsidiaries with respect to the audit of our consolidated financial statements included in our annual reports and the reviews of the financial statements included in our quarterly reports. Additionally, Audit Fees also include the aggregate fees billed for professional services for the issuance of comfort letters, consents and related services in connection with public offerings of securities and registration statements filed on Form S-3 and on Form S-8 under the Securities Act of 1933, as amended, amounting to approximately $0.2 million for the year ended December 31, 2025.

Policies and Procedures

The Audit Committee has adopted procedures for pre-approving audit and non-audit services provided by the independent registered public accounting firm. These procedures include reviewing a budget for audit and permitted non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature and therefore anticipated at the time the budget is submitted. Audit Committee approval is required for payment of fees that exceed the budget amount for a particular category of non-audit services and to engage the independent registered public accounting firm for any non-audit services not included in the budget. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, employees, culture, accounting systems, risk profile, and whether the services enhance our ability to manage or control risks and improve audit quality. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firm to ensure that such services are within the parameters approved by the Audit Committee.

The Audit Committee has determined that the provision of non-audit services performed by Grant Thornton LLP during 2025 is compatible with maintaining its independence from the Company as an independent registered public accounting firm. For the year ended December 31, 2025, the Audit Committee pre-approved all services rendered by Grant Thornton LLP.

108

OTHER MATTERS

As of the date of this proxy statement, our Board of Directors does not know of any matters to be presented at the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If other proper matters, however, should come before the Annual Meeting or any adjournment thereof, the persons named in the proxy being made available to stockholders intend to vote the shares represented by them in accordance with their best judgment in respect to any such matters.

109

ANNUAL REPORT

A copy of our 2025 Annual Report, including the financial statements and financial statement schedules, is being furnished to stockholders along with this proxy statement. These materials are available at http://www.proxyvote.com. Paper copies may be requested without charge in accordance with the instructions included in the Notice that was sent to stockholders of record beginning on or about April 24, 2026. A copy of the 2025 Annual Report is also available online at http://www.AdamasREIT.com.

110

“HOUSEHOLDING” OF PROXY STATEMENT AND ANNUAL REPORTS

The SEC rules allow for the delivery of a single copy of the Notice or set of proxy materials to any household at which two or more stockholders reside, if it is believed the stockholders are members of the same family. This delivery method, known as “householding,” will save us printing and mailing costs. Duplicate account mailings will be eliminated by allowing stockholders to consent to such elimination, or through implied consent, if a stockholder does not request continuation of duplicate mailings. Brokers, dealers, banks or other nominees or fiduciaries that hold shares of our common stock in “street” name for beneficial owners of our common stock and that distribute proxy materials and the Notice they receive to beneficial owners may be householding. Depending upon the practices of your broker, bank or other nominee or fiduciary, you may need to contact them directly to discontinue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee or fiduciary.

If you hold shares of our common stock in your own name as a holder of record, householding will not apply to your shares. Also, if you own shares of our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of our proxy statements and annual reports to stockholders. To assist us in saving money and to provide you with better stockholder services, we encourage registered holders of our common stock to have all of your accounts registered in the same name and address. You may do this by contacting the Company’s transfer agent, Equiniti Trust Company, LLC, by telephone at (800) 937-5449 or in writing at Equiniti Trust Company, LLC, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, Minnesota 55120-4100.

If you wish to request extra copies free of charge of any annual report to stockholders or proxy statement, please send your request to Adamas Trust, Inc., 90 Park Avenue, New York, New York, 10016, Attention: Investor Relations, or contact our Investor Relations via telephone at (646) 795-4066. You can also refer to our website at www.AdamasREIT.com. Information at, or connected to, our website is not and should not be considered part of this proxy statement.

By order of the Board of Directors,

Kristine R. Nario-Eng
Secretary
April 24, 2026
New York, New York

111

Appendix A

THIRD AMENDMENT TO THE
NEW YORK MORTGAGE TRUST, INC.
2017 EQUITY INCENTIVE PLAN

This Third Amendment to the New York Mortgage Trust, Inc. 2017 Equity Incentive Plan (as amended from time to time, the “Plan”), is made and adopted by Adamas Trust, Inc., a Maryland corporation formerly named New York Mortgage Trust, Inc. (the “Company”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan, under which the Company is authorized to grant equity-based incentive awards to certain employees and other service providers of the Company and its affiliates;

WHEREAS, Article XVIII of the Plan provides that the Company’s board of directors (the “Board”) may amend the Plan from time to time, except that any amendment must be approved by the stockholders of the Company if such approval is required by law or the rules of any exchange on which the shares of common stock of the Company (the “Common Stock”) is listed;

WHEREAS, the Board now desires to amend the Plan to (i) increase the number of shares of Common Stock available for awards under the Plan by 9,000,000 shares, subject to approval by the stockholders of the Company, (ii) include cash compensation in, and increase to $750,000, the aggregate limit on the annual compensation (i.e. equity and cash compensation) that can be received by any individual, non-employee director, while removing section 162(m) performance-based compensation exception limitations from the Plan that are inapplicable as a result of tax law changes, (iii) extend the duration of the Plan and (iii) reflect the Company’s prior name change; and

WHEREAS, the Common Stock is currently listed on the Nasdaq Stock Market and the increase in the number of shares of Common Stock available for awards under the Plan and the extension of the duration of the Plan each require stockholder approval under the applicable listing rules of the Nasdaq Stock Market.

NOW, THEREFORE, BE IT RESOLVED, that, the Plan shall be amended, effective as of April 23, 2026 (the “Amendment Effective Date”), subject to approval by the Company’s stockholders (as applicable), as set forth below:

1.Section 5.02 of the Plan is hereby deleted and replaced in its entirety with the following:

Aggregate Limit.

Subject to adjustment as provided under Article XIV, the maximum aggregate number of shares of Common Stock that may be delivered with respect to Awards under the Plan (and the maximum aggregate number of shares of Common Stock that may be issued under the Plan through incentive stock options granted under the Plan) is equal to 19,792,500 shares.

A-1

2.Section 5.04 of the Plan is hereby deleted and replaced in its entirety with the following:

Maximum Calendar Year Compensation for Non-Employee Directors.

Notwithstanding any provisions to the contrary in the Plan, no individual, Non-Employee Director may receive, in any one calendar year, more than $750,000 in the aggregate in (i) Awards (as calculated based on each Award’s grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules)) and (b) cash compensation (including retainers and Awards designated to be paid in cash); provided that, the limit set forth in this Section 5.04 shall be applied without regard to grants of Awards, if any, including any Awards settled in cash or other cash compensation, whether or not paid pursuant to the Plan, received by a Non-Employee Director during any period in which such individual was an employee or consultant of the Company or any Affiliate of the Company (other than in the capacity of a Non-Employee Director).

3.Article XIX of the Plan is hereby deleted and replaced in its entirety with the following:

DURATION OF THE PLAN.

No Award may be granted under the Plan on and after the tenth anniversary of the Amendment Effective Date. Awards granted before such date shall remain valid in accordance with their terms.

4.The Plan is hereby renamed the “Adamas Trust, Inc. Equity Incentive Plan.”

5.References in the Plan to “New York Mortgage Trust, Inc.” and the “Company” are hereby amended to refer to “Adamas Trust, Inc.”

FURTHER RESOLVED, that, except as amended hereby, the Plan shall continue to read in the current state and is specifically ratified and reaffirmed.

[Remainder of Page Intentionally Blank]

A-2

Appendix B

Non-GAAP Financial Measures

In addition to the results presented in accordance with GAAP, this proxy statement includes certain non-GAAP financial measures, including adjusted interest income, earnings available for distribution and adjusted book value per common share. Our management team believes that these non-GAAP financial measures, when considered with our GAAP financial statements, provide supplemental information useful for investors as it enables them to evaluate our current performance and trends using the metrics that management uses to operate our business. Our presentation of non-GAAP financial measures may not be comparable to similarly-titled measures of other companies, who may use different calculations. Because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP.

Adjusted Interest Income

Financial results for the Company during a given period include the interest income earned on our investments, such as residential loans, residential loans held for sale, investment securities and preferred equity investments and mezzanine loans, where the risks and payment characteristics are equivalent to and accounted for as loans (collectively, our "interest earning assets"). Adjusted interest income, a supplemental non-GAAP financial measure, is impacted by factors such as the interest rate that our investments bear. Furthermore, the amount of premium or discount paid on purchased investments and the prepayment rates on investments will impact adjusted interest income as such factors will be amortized over the expected term of such investments.

Adjusted interest income is calculated as our GAAP interest income (i) reduced by the interest expense recognized on collateralized debt obligations ("CDOs") issued by Freddie Mac-sponsored residential loan securitizations, comprised of seasoned re-performing and non-performing residential loans, of which we own the first loss subordinated securities and certain IOs that we consolidate in our financial statements in accordance with GAAP ("Consolidated SLST") and (ii) adjusted to include to-be-announced security ("TBA") dollar roll income. Adjusted interest income only includes the interest income earned by the Consolidated SLST securities that are actually owned by the Company as the Company only receives income or absorbs losses related to the Consolidated SLST securities actually owned by the Company. We include TBA dollar roll income as it represents the economic equivalent of net interest income on the underlying Agency RMBS over the TBA dollar roll period (interest income less implied financing cost).

A reconciliation of GAAP interest income to adjusted interest income for the three months ended March 31, 2025, June 30, 2025, September 30, 2025 and December 31, 2025 and the year ended December 31, 2025 is presented below (dollar amounts in thousands):

	For the Three Months Ended				For the Year Ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	December 31, 2025
GAAP interest income	$129,734	$140,901	$160,633	$170,680	$601,948
Adjusted for:
Consolidated SLST CDO interest expense	(6,964)	(8,429)	(11,199)	(10,955)	(37,547)
TBA dollar roll income	—	7	66	12	85
Adjusted interest income	$122,770	$132,479	$149,500	$159,737	$564,486

B-1

Earnings Available for Distribution

Earnings available for distribution (or "EAD") is a supplemental non-GAAP financial measure comparable to GAAP net income (loss) income attributable to Company's common stockholders. EAD is defined as GAAP net income (loss) attributable to Company's common stockholders excluding (a) realized and unrealized gains (losses) on our investment portfolio, (b) gains (losses) on derivative instruments (excluding the net interest benefit of interest rate swaps and TBA dollar roll income), (c) impairment of real estate, (d) loss on reclassification of disposal group, (e) other non-recurring gains (losses), (f) depreciation and amortization of operating real estate, (g) non-cash expenses, (h) financing transaction costs, (i) non-recurring restructuring and transaction expenses, (j) the income tax effect of non-EAD income (loss) items and (k) EAD attributable to non-controlling interests.

We believe EAD provides management, analysts and investors with additional details regarding our underlying operating results and investment trends by excluding certain unrealized, non-cash or non-recurring components of GAAP net income (loss) in order to provide additional transparency into our operating performance. In addition, EAD serves as a useful indicator for investors in evaluating our performance and facilitates comparisons to industry peers and period to period. EAD should not be utilized in isolation, nor should it be considered as a substitute for or superior to GAAP net income (loss) attributable to Company's common stockholders or GAAP net income (loss) attributable to Company's common stockholders per basic share. Our presentation of EAD may not be comparable to similarly-titled measures of other companies, who may use different calculations. We may add additional reconciling items to our EAD calculation as appropriate.

We view EAD as one measure of our ability to generate income for distribution to common stockholders. EAD is one factor, but not the exclusive factor, that our Board of Directors uses to determine the amount, if any, of dividends on our common stock. Other factors that our Board of Directors may consider when determining the amount, if any, of dividends on our common stock include, among others, our earnings and financial condition, capital requirements, maintenance of our REIT qualification, restrictions on making distributions under Maryland law and such other factors as our Board of Directors deems relevant. EAD should not be considered as an indication of our REIT taxable income, a guaranty of our ability to pay dividends, or as a proxy for the amount of dividends we may pay, as EAD excludes certain items that impact our liquidity.

A reconciliation of GAAP net income attributable to Company's common stockholders to EAD for the year ended December 31, 2025 is presented below (amounts in thousands, except per share data).

B-2

For the Year Ended December 31,
2025
GAAP net income attributable to Company's common stockholders	$101,106
Adjustments:
Realized losses, net	65,428
Unrealized (gains) losses, net	(217,395)
Losses (gains) on derivative instruments, net (1)	74,420
Unrealized losses, net on equity investments (2)	11,815
Impairment of real estate	9,767
Other gains (3)	(9,643)
Depreciation and amortization of operating real estate	23,125
Non-cash expenses (4)	10,816
Financing transaction costs	14,173
Restructuring and transaction expenses (5)	2,768
Income tax effect of adjustments	(99)
EAD adjustments attributable to non-controlling interests	(5,657)
Earnings available for distribution attributable to Company's common stockholders	$80,624

Weighted average shares outstanding - basic	90,427
GAAP net income (loss) attributable to Company's common stockholders per common share - basic	$1.12
EAD per common share - basic	$0.89

(1)Excludes net interest benefit of interest rate swaps of approximately $16.0 million and TBA dollar roll income of approximately $84.8 thousand for the year ended December 31, 2025, respectively.
(2)Included in income from equity investments on the Company's consolidated statements of operations.
(3)Primarily includes non-recurring items such as gains (losses) on sales of real estate, gains (losses) on de-consolidation, gains (losses) on extinguishment of debt, preferred equity premiums resulting from early redemption, property loss insurance proceeds and provision for uncollectible receivables.
(4)Includes stock based compensation and intangible asset amortization.
(5)Includes non-recurring expenses such as restructuring expenses and transaction expenses related to our acquisition of Constructive, professional fees incurred related to our name change and other non-recurring transaction expenses.

Adjusted Book Value Per Common Share

The calculation of the performance measure under the Quantitative Component uses Adjusted TER, which is based upon adjusted book value per common share. The Compensation Committee considered our Adjusted TER performance against the total economic return on GAAP book value for our identified performance peer group for the performance period that commenced on October 1, 2024 and ended on September 30, 2025 in its determination of annual incentive compensation since that was the most recent book value information for the full identified performance peer group that was available when the Compensation Committee finalized annual incentive compensation in January 2026.

Adjusted book value per common share is a supplemental non-GAAP measure calculated by making the following adjustments to GAAP book value: (i) exclude the Company's share of cumulative depreciation and lease intangible amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, (ii) exclude the cumulative adjustment of redeemable non-controlling interests to estimated redemption value and (iii) adjust our amortized cost liabilities that finance our investment portfolio to fair value.

B-3

Our rental property portfolio includes, or has included, fee simple interests in single-family rental homes and joint venture equity interests and a cross-collateralized mezzanine lending investment in multi-family properties owned by Consolidated Real Estate VIEs. By excluding our share of cumulative non-cash depreciation and amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, adjusted book value reflects the value, at their undepreciated basis, of our single-family rental properties, joint venture equity investments and cross-collateralized mezzanine lending investment that the Company has determined to be recoverable at the end of the period.

Additionally, in connection with third party ownership of certain of the non-controlling interests in our cross-collateralized mezzanine lending investment, we record redeemable non-controlling interests as mezzanine equity on our consolidated balance sheets. The holders of the redeemable non-controlling interests may elect to sell their ownership interests to us at fair value once a year, subject to annual minimum and maximum amount limitations, resulting in an adjustment of the redeemable non-controlling interests to fair value that is accounted for by us as an equity transaction in accordance with GAAP. A key component of the estimation of fair value of the redeemable non-controlling interests is the estimated fair value of the multi-family apartment properties held our cross-collateralized mezzanine lending investment. However, because the corresponding real estate assets are not reported at fair value and thus not adjusted to reflect unrealized gains or losses in our consolidated financial statements, the cumulative adjustment of the redeemable non-controlling interests to fair value directly affects our GAAP book value. By excluding the cumulative adjustment of redeemable non-controlling interests to estimated redemption value, adjusted book value more closely aligns the accounting treatment applied to these real estate assets and reflects our cross-collateralized mezzanine lending investment at its undepreciated basis.

The substantial majority of our remaining assets are financial or similar instruments that are carried at fair value in accordance with the fair value option in our consolidated financial statements. However, unlike our use of the fair value option for these assets, certain CDOs issued by our residential loan securitizations, certain senior unsecured notes and subordinated debentures that finance our investments are carried at amortized cost in our consolidated financial statements. By adjusting these financing instruments to fair value, adjusted book value reflects the Company's net equity in investments on a comparable fair value basis.

We believe that the presentation of adjusted book value per common share provides a useful measure for investors and us as it provides a consistent measure of our value, allows management to effectively consider our financial position and facilitates the comparison of our financial performance to that of our peers.

B-4

A reconciliation of our GAAP book value to adjusted book value and calculation of adjusted book value per common share as of September 30, 2025 and December 31, 2025, respectively, is presented below (amounts in thousands, except per share data).

	September 30, 2025	December 31, 2025
Company's stockholders' equity	$1,390,777	$1,426,922
Preferred stock liquidation preference	(559,642)	(559,642)
GAAP book value	831,135	867,280
Add:
Cumulative depreciation expense on real estate (1)	26,357	26,864
Cumulative amortization of lease intangibles related to real estate (1)	4,620	4,106
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	54,782	42,222
Adjustment of amortized cost liabilities to fair value	20,481	19,202
Adjusted book value	$937,375	$959,674

Common shares outstanding	90,308	90,304
GAAP book value per common share (2)	$9.20	$9.60
Adjusted book value per common share (3)	$10.38	$10.63

(1)Represents cumulative adjustments for the Company's share of depreciation expense and amortization of lease intangibles related to real estate held as of the end of the period for which an impairment has not been recognized.
(2)GAAP book value per common share is calculated using the GAAP book value and the common shares outstanding for the periods indicated.
(3)Adjusted book value per common share is calculated using the adjusted book value and the common shares outstanding for the periods indicated.

B-5

ADAMAS
ADAMAS TRUST, INC.
ATTN: KRISTINE R. NARIO-ENG
90 PARK AVENUE
NEW YORK, NEW YORK 10016

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 10, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ADAM2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V94031-P50798

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ADAMAS TRUST, INC.

The Board of Directors recommends you vote FOR the following:

Nominees:	For	Against	Abstain
1a. Eugenia R. Cheng	☐	☐	☐
1b. Michael B. Clement	☐	☐	☐
1c. Audrey E. Greenberg	☐	☐	☐
1d. Steven R. Mumma	☐	☐	☐
1e. Steven G. Norcutt	☐	☐	☐
1f. Lisa A. Pendergast	☐	☐	☐
1g. Jason T. Serrano	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V94032-P50798

ADAMAS TRUST, INC.
Annual Meeting of Stockholders
June 11, 2026 9:00 AM, Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jason T. Serrano, Nicholas Mah and Kristine R. Nario-Eng and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ADAMAS TRUST, INC. that the stockholder(s) is/are entitled to vote at the 2026 Annual Meeting of Stockholders to be held at 9:00 AM, Eastern Time, on June 11, 2026, virtually at www.virtualshareholdermeeting.com/ADAM2026, and any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A NOMINEE OR PROPOSAL, THE PROXIES WILL VOTE (AND ANY VOTING INSTRUCTIONS TO RECORD HOLDERS WILL BE GIVEN) "FOR" ALL NOMINEES IN PROPOSAL NO. 1, "FOR" PROPOSAL NO. 2, "FOR" PROPOSAL NO. 3, AND "FOR" PROPOSAL NO. 4 AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS PROPERLY COMES BEFORE THE MEETING.

Continued and to be signed on reverse side